As filed with the Securities and Exchange Commission on April 26, 2013
File No. 811-07567

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

Amendment No. 27

(Check appropriate box or boxes)

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

(Exact Name of Registrant as Specified in Charter)

State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111

(Address of Principal Executive Offices) (Zip Code)

(617) 664-3669
(Registrant’s Telephone Number, Including Area Code)

Nancy L. Conlin, Secretary
State Street Bank and Trust Company
4 Copley Place, 5th Floor, CPH 0326
Boston, Massachusetts 02116
(Name and Address of Agent for Service)

Copy to:

Philip H. Newman, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109

EXPLANATORY NOTE

This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”).  However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

PART A

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

April 26, 2013

ITEM 1.  FRONT AND BACK COVER PAGES

Not Applicable.

ITEM 2.  RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS

Not Applicable.

ITEM 3.  RISK/RETURN SUMMARY: FEE TABLE

Not Applicable.

ITEM 4. RISK/RETURN SUMMARY: Investments, Risks, and Performance

Not Applicable.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) serves as the investment adviser to the State Street Navigator Securities Lending Prime Portfolio, the State Street Navigator Securities Lending Government Portfolio, the State Street Navigator Securities Lending Short-Term Bond Portfolio, the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio and the State Street Navigator Securities Lending MET Portfolio (collectively, the “Portfolios”, and individually, a Portfolio) each a Portfolio series of State Street Navigator Securities Lending Trust (the “Trust” as the “Registrant”).

ITEM 6. PURCHASE AND SALE OF FUND SHARES

There is no minimum investment amount for the Portfolios.

Shares of the Portfolios are available for purchase or redemption on each day on which the Federal Reserve Bank of Boston and State Street Bank and Trust Company (“State Street”) are open for business (each, a “Business Day”).  State Street, in its capacity as securities lending agent, will effect purchases and redemptions on behalf of lenders participating in its securities lending program. Purchases and redemptions by institutional investors participating in a third party lending agent’s securities lending program may be effected by that third party lending agent.

ITEM 7. TAX INFORMATION

Each Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.

ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION

Not Applicable.

ITEM 9.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

State Street has established a securities lending program for its clients.  The Trust has been established primarily, though not exclusively, for the investment and reinvestment of cash collateral on behalf of clients participating in State Street’s securities lending program (the “Lending Program”).  Institutional investors that participate in a securities lending program administered by a lending agent other than State Street (“third party lending agent”) may become shareholders of the Trust in limited circumstances.  Each institution that participates in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with State Street.  Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments, which may include shares of one or more Portfolios.

The Trust has established five series of shares of beneficial interest representing interests in five separate Portfolios: State Street Navigator Securities Lending Prime Portfolio (“Prime Portfolio”), State Street Navigator Securities Lending Government Portfolio (“Government Portfolio”), State Street Navigator Securities Lending Short-Term Bond Portfolio (“Short-Term Bond Portfolio”), State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio and State Street Navigator Securities Lending MET Portfolio. This Part A relates only to the Prime Portfolio, Government Portfolio and Short-Term Bond Portfolio. As of the date of this Part A, the Government Portfolio and the Short-Term Bond Portfolio have not yet commenced operations.  The Adviser, a subsidiary of State Street Corporation and an affiliate of State Street, serves as the investment adviser for the Trust’s Portfolio series.

The investment objectives, principal strategies and risks of each of the Portfolios are described below.  The investment objective of each Portfolio may be changed at any time by the Board of Trustees of the Trust upon at least 60 days’ prior written notice to shareholders of that Portfolio.  See the Statement of Additional Information (“SAI”) for a description of each Portfolio’s investment restrictions.

OBJECTIVES AND STRATEGIES

PRIME PORTFOLIO.  Prime Portfolio seeks to:

•	maximize current income to the extent consistent with the preservation of capital and liquidity; and
•	maintain a stable $1.00 per share net asset value (“NAV”) by investing in dollar-denominated securities that qualify as “eligible securities” within the meaning of Rule 2a-7 under the 1940 Act.

This Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments:

•	U.S. Government Securities;
•
instruments of U.S. and foreign banks, including certificates of deposit, bankers’ acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

•	corporate debt obligations, including commercial paper of U.S. and foreign companies;
•	variable amount master demand notes;
•	debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;
•	repurchase agreements;
•	asset-backed securities; and
•	floating-rate notes, medium term notes and master term notes.

From time to time, this Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions.  This may include maintaining uninvested cash.  These temporary defensive actions may be inconsistent with the Portfolio’s investment strategies and the Portfolio may not achieve its investment objective.

All investments will qualify at the time of acquisition as "eligible securities" within the meaning of Rule 2a-7 under the 1940 Act.  Prime Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method.

There is no guarantee that the Prime Portfolio will be able to maintain a stable NAV per share of $1.00.

GOVERNMENT PORTFOLIO.  Government Portfolio will seek to:

•	maximize current income to the extent consistent with the preservation of capital and liquidity; and
•	maintain a stable $1.00 per share NAV by investing in dollar-denominated securities that qualify as “eligible securities” within the meaning of Rule 2a-7 of the 1940 Act.

Under normal market conditions the Government Portfolio attempts to meet its investment objective by investing substantially all, but not less than 80%, of the value of its total assets in securities issued or guaranteed as to principal and interest by the U.S. government or its agencies and instrumentalities (“U.S. Government Securities”) and repurchase agreements collateralized with U.S. Government Securities.  The Government Portfolio shall provide shareholders with at least 60 days’ written notice of any change to this policy.

From time to time, this Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions.  This may include maintaining uninvested cash.  These temporary defensive actions may be inconsistent with the Portfolio’s investment strategies and the Portfolio may not achieve its investment objective.

All investments will qualify at the time of acquisition as “eligible securities” within the meaning of Rule 2a-7 of the 1940 Act.  Government Portfolio will seek to maintain a stable NAV per share of $1.00 by valuing its portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method.

There is no guarantee that the Government Portfolio will be able to maintain a stable NAV per share of $1.00.

SHORT-TERM BOND PORTFOLIO.  Short-Term Bond Portfolio will seek to maximize current income to the extent consistent with the preservation of capital and liquidity.

The Short-Term Bond Portfolio, however, will not seek to maintain a stable NAV per share.  Accordingly, the investment return and principal value of an investment in Short-Term Bond Portfolio will fluctuate and a shareholder’s shares, when redeemed, may be worth more or less than their original cost.

Under normal market conditions the Short-Term Bond Portfolio attempts to meet its investment objective by investing at least 80% of the value of its total assets in bonds.  The Short-Term Bond Portfolio shall provide shareholders with at least 60 days’ written notice of any change to this policy.

This Portfolio will principally invest in:

•	U.S. dollar-denominated instruments in which the Prime Portfolio may invest;
•	mortgage-backed and asset-backed securities; and

•	U.S. dollar-denominated corporate, governmental and supranational debt obligations with maturities in excess of 13 months.

The Short-Term Bond Portfolio may invest in forward contracts, futures, options and swap agreements for the purpose of modifying the average duration of its portfolio and creating synthetic floating-rate securities.

The Adviser considers various factors in making purchase and sale decisions on behalf of the Short- Term Bond Portfolio. At the time of purchase, the maximum duration of any security will not exceed five years.  The weighted average duration of the Short-Term Bond Portfolio, after giving effect to all duration shortening positions, will be managed to be between one and 120 days.  Duration is a measure of the sensitivity of the price of a particular bond to changes in interest rates.  Generally, the greater the duration of a bond, the more volatile its price will be in response to shifts in interest rates.

At the time of acquisition of a security by the Portfolio, (i) the security, if it has a remaining maturity of 397 days or less, will qualify as a “First Tier Security” within the meaning of Rule 2a-7; and (ii) all securities with remaining maturities in excess of 397 days will (a) be rated “A” or better by at least two nationally recognized statistical rating organizations (each, an “NRSRO”), or (b) if rated by only one NRSRO, be rated “A” or better by such NRSRO, or (c) if unrated, be determined by the Adviser to be of comparable quality.  The Portfolio will not acquire any security (other than a U.S. Government Security) if, at the time of acquisition, such security would represent more than 5% of the Portfolio’s assets.

The Short-Term Bond Portfolio will not seek to maintain a stable NAV per share.  By managing the average duration, however, the Adviser will seek to minimize fluctuations in the value of the Portfolio’s share price.  Securities with remaining maturities of 60 days or less will be valued using its amortized cost.  The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

Below is information about each Portfolio’s principal investment techniques.  Each Portfolio may also use strategies and invest in securities as described in the SAI.

U.S. GOVERNMENT SECURITIES.  U.S. Government Securities include obligations issued or guaranteed as to principal and interest by the U.S. Treasury or by an agency or instrumentality of the U.S. Government.  U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.

REPURCHASE AGREEMENTS.  In a repurchase agreement, a Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time (normally one day) at the Portfolio’s cost plus interest.

STRIPPED SECURITIES.  Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation.  Stripped securities are zero coupon obligations that are normally issued at a discount from their face value.  A Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.

VARIABLE AND FLOATING RATE INSTRUMENTS.  A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on variable and floating rate instruments are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of fixed-rate obligations with comparable stated maturities.  Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

SECTION 4(2) COMMERCIAL PAPER (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY).  The Prime Portfolio and the Short-Term Bond Portfolio may invest in commercial paper, including commercial paper issued in reliance upon the so-called private placement exemption from registration afforded by Section 4(2) of the 1933 Act.  Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors, such as the Prime Portfolio and the Short-Term Bond Portfolio, that agree they are purchasing the paper for investment and not for distribution.  Any resale by the purchaser must be in an exempt transaction.  Section 4(2) paper normally is resold to other institutional investors through, or with the assistance of, the issuer or investment dealers that make a market in Section 4(2) paper.  Section 4(2) paper will not be subject to a Portfolio’s 5% limitation on illiquid securities, if the Adviser (pursuant to guidelines established by the Board of Trustees of the Trust) determines that a liquid trading market exists for the securities.

WHEN-ISSUED TRANSACTIONS.  The Portfolios may invest in securities prior to their date of issuance.  These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year.  No Portfolio will invest more than 25% of its net assets in when-issued securities.

FORWARD COMMITMENTS.   The Portfolios may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with each Portfolio’s ability to manage its investment portfolio, maintain a stable NAV (excluding Short-Term Bond Portfolio) and honor redemption requests.  When effecting such transactions, cash or liquid high-quality debt obligations held by a Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on that Portfolio’s records at the trade date and will be maintained until the transaction is settled.  The failure of the other party to the transaction to complete the transaction may cause a Portfolio to miss an advantageous price or yield.  A Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

VARIABLE AMOUNT MASTER DEMAND NOTES (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY).  The Prime Portfolio and the Short-Term Bond Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated.  These instruments are issued pursuant to written agreements between their issuers and holders.  The agreements permit the holders to increase (subject to an agreed maximum), and the holders and issuers to decrease, the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.

MORTGAGE-RELATED PASS-THROUGH SECURITIES (SHORT-TERM BOND PORTFOLIO ONLY).  The Short-Term Bond Portfolio may invest in mortgage-related securities.  Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans.

The price and yield of these securities typically assume that the securities will be redeemed prior to maturity.  When interest rates fall substantially, these securities are generally redeemed early because the underlying mortgages are often repaid more quickly than expected.  In that case, a Portfolio would have to reinvest the money at a lower rate.  In addition, the price or yield of mortgage related-securities may fall if they are repaid less quickly than expected.

ZERO COUPON SECURITIES.  These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future.  These securities also include certificates representing interests in such stripped coupons and receipts.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

EURODOLLAR CERTIFICATES OF DEPOSIT (“ECDs”), EURODOLLAR TIME DEPOSITS (“ETDs”) AND YANKEE CERTIFICATES OF DEPOSIT (“YCDs”) (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY).  ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks.  YCDs are U.S. dollar- denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements.  Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

RISK FACTORS

The Portfolios are subject to the following principal risks:

•
The Portfolios are used exclusively for the investment of cash received as collateral for securities loans.  Accordingly, the Portfolios may experience significant redemptions in response to declines in the value of securities on loan or the quantity of loans outstanding from time to time.  If the Portfolios are required to sell securities to meet significant redemptions during a period of market disruption, the Portfolios may experience losses, which may impair the ability of the Portfolios to maintain a stable NAV of $1.00 per share (excluding Short-Term Bond Portfolio).

•	(Prime Portfolio and Government Portfolio) The rate of income will vary from day to day, depending on short-term interest rates.
•	(Short-Term Bond Portfolio) In general, bond prices fall when interest rates rise.
•	The value of variable and floating rate securities may appreciate less than comparable fixed income securities.
•	An investment in a Portfolio is not a deposit in State Street or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
•
Although the Prime Portfolio and Government Portfolio seek to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in these Portfolios.  For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in a Portfolio to decline. The Securities and Exchange Commission (“SEC”) continues to contemplate whether it will propose amendments that would repeal or revise Rule 2a-7 under the 1940 Act as to the use of amortized cost valuation.  A proposal may require money market funds to use a fluctuating NAV based on the market value of securities held by the fund. If the SEC adopts such a proposal, the Prime Portfolio and Government Portfolio may not be able to maintain a stable NAV per share of $1.00.  A fluctuating NAV may also be inconsistent with the use of Prime Portfolio and Government Portfolio for the investment and reinvestment of cash collateral by participants in State Street’s securities lending program.

•
The Prime Portfolio may invest more than 25% of its assets in the banking industry.  Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation.  They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when liquidity in the marketplace is impaired or interest rates change.
•
The Prime Portfolio may invest up to 50% of its assets in U.S. dollar-denominated instruments issued by foreign branches of foreign banks.  Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

•
Each Portfolio may invest up to 25% of its total assets in zero coupon securities called STRIPS, which are separately traded interest and principal components of U.S. Treasury securities.  The market value of the STRIPS generally is more sensitive to changes in interest rates.

A description of the Trust’s policies and procedures with respect to the disclosure of the Prime and Government Portfolios’ securities is available in the SAI.

ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISER

State Street Global Advisors (“SSgA”) is the investment management group of State Street Corporation, which includes the Adviser.  SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage more than $2.09 trillion as of December 31, 2012 in investment programs and portfolios for institutional and individual investors.

The Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, and is one of the SSgA companies comprising the investment management affiliates of State Street Corporation.  The Adviser serves as investment adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA and had over $264.9 billion in assets under management at December 31, 2012.

For the fiscal year ended December 31, 2012, the Prime Portfolio paid the Adviser a fee equal to 0.0175% of its average daily net assets for the Adviser’s services as investment adviser.  For its advisory services to Government Portfolio and Short-Term Bond Portfolio, the Adviser is entitled to receive a fee from each Portfolio equal on an annual basis to 0.0175% and 0.05%, respectively, of that Portfolio’s average daily net assets.  A discussion regarding the basis for the Board of Trustees approving the investment advisory agreement with the Adviser is available in the Trust’s semi-annual report for the period ended June 30, 2012.

The Adviser is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

CAPITAL STOCK

Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust’s Master Trust Agreement and the Confidential Offering Memorandum relating to each Portfolio provided to shareholders.

ITEM 11. SHAREHOLDER INFORMATION

Shares of the Portfolios are available for purchase or redemption on each day on which the Federal Reserve Bank of Boston and State Street are open for business (each, a “Business Day”).  All shares of the Portfolio are purchased at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust’s transfer agent and determined to be in good order.  Shares of the Portfolios may be redeemed on each Business Day at the NAV per share of the Portfolio next calculated after the redemption is communicated to the Trust’s transfer agent.  The Portfolios observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

State Street, in its capacity as securities lending agent, will effect purchases and redemptions on behalf of lenders participating in its securities lending program. Purchases and redemptions by institutional investors participating in a third party lending agent’s securities lending program may be effected by that third party lending agent.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity which applies to open an account.  For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity.  If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you.  As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct.  The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

The NAV of Prime Portfolio and Government Portfolio will be calculated at 5:00 p.m. Eastern time on each Business Day.  The NAV of Short-Term Bond Portfolio will be calculated at 4:00 p.m. Eastern time on each Business Day.

Both the Prime Portfolio and the Government Portfolio will seek to maintain a stable NAV of $1.00 by valuing their respective investment portfolios securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method under the 1940 Act.  There can be no assurance that the $1.00 NAV per share will be maintained.

The Short-Term Bond Portfolio will not seek to maintain a stable NAV by means of the amortized cost method.  However, the Adviser will seek to minimize fluctuations in the value of the Portfolio by managing the average duration of the Short-Term Bond Portfolio.  Securities with maturities of 60 days or less will be valued based upon their amortized cost.  The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable.  If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

DIVIDENDS AND DISTRIBUTIONS

Dividends on shares of each Portfolio will be declared and paid daily from net investment income.  Distributions from net short- and long-term capital gains, if any, will be made at least annually.  Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and State Street. Distributions to institutional investors participating in a third party lending agent’s securities lending program will be processed as directed by such institutional investor shareholder.  Generally, distributions will be declared and paid in December, if required for a Portfolio to avoid imposition of a federal excise tax on realized capital gains.  The Portfolios do not expect to realize any material long-term capital gains or losses.

A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

It is the policy of the Prime Portfolio, the Government Portfolio and the Short-Term Bond Portfolio to meet the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies and to timely distribute all of its investment company taxable income, net tax-exempt income and net realized capital gain, if any, to shareholders.  Accordingly, it is not anticipated that the Prime Portfolio or the Government Portfolio will be liable for federal income or excise taxes.

FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

The Board of Trustees of the Trust has not adopted market timing policies and procedures.  The Board of Trustees has evaluated the risks of market timing activities by the Prime Portfolio’s, the Government Portfolio’s and the Short-Term Bond Portfolio’s shareholders and has determined that due to the (i) Prime Portfolio’s and Government Portfolio’s use of the amortized cost methodology of maintaining the NAV at $1.00 each day, (ii) nature of the Portfolios’ portfolio holdings, (iii) nature of the Portfolios’ shareholders, (iv) inability of the Portfolios’ shareholders to exchange into other mutual funds, and (v) inability of the Portfolios’ shareholders to direct transactions because cash moves in and out of each Portfolio as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolios’ shareholders or (b) any attempts to market time a Portfolio by shareholders would result in a negative impact to the respective Portfolio or its shareholders.

TAX CONSEQUENCES

The tax discussion in this Prospectus is only a summary of certain United States federal income tax issues generally affecting the Portfolios and their shareholders.  The following assumes any Portfolio shares will be capital assets in the hands of a shareholder.  Circumstances among investors may vary, so Portfolio shareholders are encouraged to discuss investment in the Portfolios with their tax advisor.

For mutual funds generally, dividends from net investment income (other than qualified dividend income, as described below) and distributions of net short-term capital gains are taxable as ordinary income under federal income tax laws whether paid in cash or in additional shares.  Distributions from net long-term gains are taxable as long-term taxable gains regardless of the length of time the shares are held and whether paid in cash or additional shares.  The Portfolio expects that distributions will consist primarily of ordinary income.

Distributions of earnings from qualifying dividends received by the Portfolios from domestic corporations and qualified foreign corporations will be taxable to non-corporate shareholders at the same rate as long-term capital gains instead of at the ordinary income rate, provided certain requirements are satisfied.  However, the Portfolios do not expect a significant portion of Portfolio distributions to be derived from qualified dividend income.

Distributions, whether received as cash or reinvested in additional shares, may be subject to federal income taxes.  Dividends and distributions may also be subject to state or local taxes.  Depending on the state tax rules that apply to a Portfolio shareholder, a portion of the dividends paid to the shareholder by the Portfolio that are attributable to direct obligations of the US Treasury and certain agencies may be exempt from state and local taxes.

Selling or exchanging Portfolio shares is a taxable event to the holder of those shares and may result in capital gain or loss.  A capital gain or capital loss may be realized from an ordinary redemption of shares or an exchange of shares between two mutual funds.  Any capital loss incurred on the sale or exchange of Portfolio shares held for six months or less will be treated as a long-term loss to the extent of long-term capital gain dividends received with respect to such shares. Additionally, with respect to the Short-Term Bond Fund, any loss realized on a sale, redemption or exchange of shares of a Portfolio may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that same

Portfolio within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Portfolio.  If disallowed, the loss will be reflected in an adjustment to the tax basis of the shares acquired.  Shareholders are responsible for any tax liabilities generated by their transactions.  Each Portfolio shareholder will be notified after each calendar year of the amount of income, dividends and net capital gains distributed.  Each Portfolio shareholder will also be advised of the percentage of the dividends from the Portfolio, if any, that are exempt from federal income tax and the portion, if any, of those dividends that is a tax preference item for purposes of the alternative minimum tax.  Each Portfolio intends to qualify each year as a regulated investment company.  A regulated investment company generally is not subject to tax at the fund level on income and gains from investments that are distributed to shareholders.  However, the Portfolio’s failure to qualify as a regulated investment company would result in fund level taxation and therefore, a reduction in income available for distribution.

Each Portfolio is required to withhold a legally determined portion, currently 28%, of all taxable dividends, distributions and redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with the shareholder’s correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.  This is not an additional tax but can be credited against the shareholder’s tax liability.

Foreign shareholders invested in any Portfolio should consult with their tax advisors as to if and how the United States federal income tax and its withholding requirements applies to them.

With respect to those Portfolios that are money market funds and maintain a stable share price, no capital gain or loss for a shareholder is anticipated.  With that exception, if shares are purchased when a Portfolio has realized but not yet distributed income or capital gains, the purchaser will be “buying a dividend” by paying the full price for the shares and then receiving a portion of the price back in the form of a taxable distribution, which will also reduce the per share NAV of the Portfolio.

Foreign Income Taxes.  Investment income received by the Portfolios from sources within foreign countries may be subject to foreign income taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which would entitle the Portfolios to a reduced rate of such taxes or exemption from taxes on such income.  It is impossible to determine the effective rate of foreign tax for a Portfolio in advance since the amount of the assets to be invested within various countries is not known.

If more than 50% in value of a Portfolio’s total assets at the close of any taxable year consists of securities of foreign corporations, the Portfolios may file an election with the Internal Revenue Service (the “Foreign Election”) that may permit Portfolio shareholders to take a credit (or a deduction) for foreign income taxes paid by the Portfolios.  Such a Portfolio may be subject to certain holding period requirements with respect to securities held to take advantage of this credit.  If the Foreign Election is made by a Portfolio, and a Portfolio shareholder chooses to use the foreign tax credit, the shareholder would include in its gross income both dividends received from the Portfolio and foreign income taxes paid by the Portfolio.  The shareholder would be entitled to treat the foreign income taxes withheld as a credit against its United States federal income taxes, subject to the limitations set forth in the Internal Revenue Code with respect to the foreign tax credit generally.  Alternatively, the shareholder could treat the foreign income taxes withheld as an itemized deduction from adjusted gross income in computing taxable income rather than as a tax credit.  It is anticipated that certain Portfolios will qualify to make the Foreign Election; however, such Portfolios cannot be certain that they will be eligible to make such an election or that a shareholder will be eligible for the foreign tax credit.

ITEM 12. DISTRIBUTION ARRANGEMENTS

Shares of the Prime Portfolio are being offered primarily to Lenders in connection with the Lending Program.  From time to time, on a case-by-case basis, shares of the Prime Portfolio may be offered to institutional investors that participate in a securities lending program administered by a third party lending agent.  Shares of the Prime Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act.  Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolios are not subject to fees permitted pursuant to Rule 12b-1 under the 1940 Act.

ITEM 13. FINANCIAL HIGHLIGHTS INFORMATION

Not Applicable.

PART A

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

April 26, 2013

ITEM 1.  FRONT AND BACK COVER PAGES

Not Applicable.

ITEM 2.  RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS

Not Applicable.

ITEM 3.  RISK/RETURN SUMMARY: FEE TABLE

Not Applicable.

ITEM 4. RISK/RETURN SUMMARY: Investments, Risks, and Performance

Not Applicable.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) serves as the investment adviser to the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio (the “TIAA-CREF Portfolio” or the “Portfolio”), a Portfolio series of State Street Navigator Securities Lending Trust (the “Trust” or the “Registrant”).

ITEM 6. PURCHASE AND SALE OF FUND SHARES

There is no minimum investment amount for the Portfolio.

Shares of the TIAA-CREF Portfolio are only offered to, and may only be held by, the College Retirement Equities Fund (“CREF”) (each such sub-portfolio a “CREF Account”), the TIAA-CREF Funds (“ TIAA-CREF”) (each such TIAA-CREF portfolio or series, a “TIAA-CREF Fund”), the TIAA-CREF Life Funds (“TCLF”) (each such TCLF portfolio or series, a “TCLF Fund”) and TIAA Separate Account VA-1 (“VA-1”) (each such VA-1 portfolio or series, a “VA-1 Account”), that participate or will participate as lenders in the State Street Securities Lending Program (each such participating CREF Account, TIAA-CREF Fund, TCLF Fund and VA-1 Account is referred to as a “TIAA-CREF Lending Fund” and collectively as the “TIAA-CREF Lending Funds”. Shares of the TIAA-CREF Portfolio are available for purchase or redemption on each day on which the Federal Reserve Bank of Boston and State Street Bank and Trust Company (“State Street”) are open for business (each, a “Business Day”).  State Street, in its capacity as securities lending agent, will effect purchases and redemptions on behalf of the TIAA-CREF Lending Funds participating in its securities lending program. Purchases and redemptions by institutional investors participating in a third party lending agent’s securities lending program may be effected by that third party lending agent.

ITEM 7. TAX INFORMATION

The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.

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ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION

Not Applicable.

ITEM 9.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

State Street has established a securities lending program for its clients.  The Trust has been established primarily, though not exclusively, for the investment and reinvestment of cash collateral on behalf of clients participating in State Street’s securities lending program (the “Lending Program”).  Institutional investors that participate in a securities lending program administered by a lending agent other than State Street (“third party lending agent”) may become shareholders of the Trust in limited circumstances.  Each institution that participates in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with State Street.  Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments, which may include shares of the Portfolio.

The Trust has established five series of shares of beneficial interest representing interests in five separate Portfolios: State Street Navigator Securities Lending Prime Portfolio (“Prime Portfolio”), State Street Navigator Securities Lending Government Portfolio (“Government Portfolio”), State Street Navigator Securities Lending Short-Term Bond Portfolio (“Short-Term Bond Portfolio”), State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio and State Street Navigator Securities Lending MET Portfolio. This Part A relates only to the TIAA-CREF Portfolio. The Adviser, a subsidiary of State Street Corporation and an affiliate of State Street, serves as the investment adviser for the Trust’s Portfolio series.

The investment objective of the TIAA-CREF Portfolio is fundamental and may not be changed without approval of the shareholders of the TIAA-CREF Portfolio.  See the Statement of Additional Information (“SAI”) for a description of the Portfolio’s investment restrictions.

OBJECTIVES AND STRATEGIES

TIAA-CREF PORTFOLIO.  TIAA-CREF Portfolio seeks to:

•	maximize current income to the extent consistent with the preservation of capital and liquidity; and
•	maintain a stable $1.00 per share net asset value (“NAV”) by investing in dollar-denominated securities that qualify as “eligible securities” within the meaning of Rule 2a-7 under the 1940 Act.

Subject to Additional Restrictions the Portfolio will principally invest in a variety of high-quality U.S. dollar-denominated instruments which may include:

•	U.S. Government Securities;
•	instruments of U.S. and foreign banks, including certificates of deposit, bankers’ acceptances and time deposits;
•	corporate debt obligations, including commercial paper of U.S. and foreign companies;
•	debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;
•	repurchase agreements;
•	asset-backed securities; and
•	floating-rate notes, medium term notes and master term notes.

From time to time, the Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions.  This may include maintaining uninvested cash.  These

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temporary defensive actions may be inconsistent with the Portfolio’s investment strategies and the Portfolio may not achieve its investment objective.

All investments will qualify at the time of acquisition as "eligible securities" within the meaning of Rule 2a-7 under the 1940 Act.  TIAA-CREF Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method.

There is no guarantee that the TIAA-CREF Portfolio will be able to maintain a stable NAV per share of $1.00.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

Below is information about the Portfolio’s principal investment techniques.  The Portfolio may also use strategies and invest in securities as described in the SAI.

U.S. GOVERNMENT SECURITIES.  U.S. Government Securities include obligations issued or guaranteed as to principal and interest by the U.S. Treasury or by an agency or instrumentality of the U.S. Government.  U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.

REPURCHASE AGREEMENTS.  In a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time (normally one day) at the Portfolio’s cost plus interest.

VARIABLE AND FLOATING RATE INSTRUMENTS.  A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on variable and floating rate instruments are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of fixed-rate obligations with comparable stated maturities.  Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

SECTION 4(2) COMMERCIAL PAPER.  The Portfolio may invest in commercial paper, including commercial paper issued in reliance upon the so-called private placement exemption from registration afforded by Section 4(2) of the 1933 Act.  Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors, such as the Portfolio, that agree they are purchasing the paper for investment and not for distribution.  Any resale by the purchaser must be in an exempt transaction.  Section 4(2) paper normally is resold to other institutional investors through, or with the assistance of, the issuer or investment dealers that make a market in Section 4(2) paper.  Section 4(2) paper will not be subject to the Portfolio’s 5% limitation on illiquid securities, if the Adviser (pursuant to guidelines established by the Board of Trustees of the Trust) determines that a liquid trading market exists for the securities.

WHEN-ISSUED TRANSACTIONS.  The Portfolio may invest in securities prior to their date of issuance.  These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year.  The Portfolio will not invest more than 25% of its net assets in when-issued securities.

FORWARD COMMITMENTS.   The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio’s ability to manage its investment portfolio, maintain a stable NAV and honor redemption requests.  When effecting such transactions, cash or liquid high-quality debt obligations held by

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the Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and will be maintained until the transaction is settled.  The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield.  The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

RISK FACTORS

The Portfolio is subject to the following principal risks:

•
The Portfolio is used exclusively for the investment of cash received as collateral for securities loans.  Accordingly, the Portfolio may experience significant redemptions in response to declines in the value of securities on loan or the quantity of loans outstanding from time to time.  If the Portfolio is required to sell securities to meet significant redemptions during a period of market disruption, the Portfolio may experience losses, which may impair the ability of the Portfolio to maintain a stable NAV of $1.00 per share.

•	The rate of income will vary from day to day, depending on short-term interest rates.
•	The value of variable and floating rate securities may appreciate less than comparable fixed income securities.
•	An investment in the Portfolio is not a deposit in State Street or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
•
Although the Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio.  For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline. The Securities and Exchange Commission (“SEC”) continues to contemplate whether it will propose amendments that would repeal or revise Rule 2a-7 under the 1940 Act as to the use of amortized cost valuation.  A proposal may require money market funds to use a fluctuating NAV based on the market value of securities held by the fund. If the SEC adopts such a proposal, the TIAA-CREF Portfolio may not be able to maintain a stable NAV per share of $1.00.  A fluctuating NAV may also be inconsistent with the use of the TIAA-CREF Portfolio for the investment and reinvestment of cash collateral by participants in State Street’s securities lending program.

•
The Portfolio may invest more than 25% of its assets in the banking industry.  Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation.  They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when liquidity in the marketplace is impaired or interest rates change.

•
Subject to Additional Restrictions, the Portfolio may invest up to 50% of its assets in U.S. dollar-denominated instruments issued by foreign branches of foreign banks.  Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

A description of the Trust’s policies and procedures with respect to the disclosure of the TIAA-CREF Portfolio’s securities is available in the SAI.

ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISER

State Street Global Advisors (“SSgA”) is the investment management group of State Street Corporation, which includes the Adviser.  SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage more than $2.09 trillion as of December 31, 2012 in investment programs and portfolios for institutional and individual investors.

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The Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, and is one of the SSgA companies comprising the investment management affiliates of State Street Corporation.  The Adviser serves as investment adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA and had over $264.9 billion in assets under management at December 31, 2012.

The Portfolio pays the Adviser a fee equal to 0.0175% of its average daily net assets for the Adviser’s services as investment adviser.  A discussion regarding the basis for the Board of Trustees approving the investment advisory agreement with the Adviser is available in the Trust’s semi-annual report to shareholders for the period ended June 30, 2012.

The Adviser is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

CAPITAL STOCK

Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration.  Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust’s Master Trust Agreement and the Confidential Offering Memorandum relating to the TIAA-CREF Portfolio provided to shareholders.

ITEM 11. SHAREHOLDER INFORMATION

Shares of the Portfolio are available for purchase or redemption on each day on which the Federal Reserve Bank of Boston and State Street are open for business (each, a “Business Day”).  All shares of the Portfolio are purchased at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust’s transfer agent and determined to be in good order.  Shares of the Portfolio may be redeemed on each Business Day at the NAV per share of the Portfolio next calculated after the redemption is communicated to the Trust’s transfer agent.  The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

State Street, in its capacity as securities lending agent, will effect purchases and redemptions on behalf of the TIAA-CREF Lending Funds participating in its securities lending program. Purchases and redemptions by institutional investors participating in a third party lending agent’s securities lending program may be effected by that third party lending agent.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity which applies to open an account.  For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity.  If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you.  As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct.  The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

The NAV of the Portfolio will be calculated at 5:00 p.m. Eastern time on each Business Day.

The Portfolio will seek to maintain a stable NAV of $1.00 by valuing its investment portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method under the 1940 Act.  There can be no assurance that the $1.00 NAV per share will be maintained.

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Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable.  If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

DIVIDENDS AND DISTRIBUTIONS

Dividends on shares of the Portfolio will be declared and paid daily from net investment income.  Distributions from net short- and long-term capital gains, if any, will be made at least annually.  Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and State Street. Distributions to institutional investors participating in a third party lending agent’s securities lending program will be processed as directed by such institutional investor shareholder.  Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on realized capital gains.  The Portfolio does not expect to realize any material long-term capital gains or losses.

A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

It is the policy of the Portfolio to meet the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies and to timely distribute all of its investment company taxable income, net tax-exempt income and net realized capital gain, if any, to shareholders.  Accordingly, it is not anticipated that the Portfolio will be liable for federal income or excise taxes.

FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

The Board of Trustees of the Trust has not adopted market timing policies and procedures.  The Board of Trustees has evaluated the risks of market timing activities by the Portfolio’s shareholders and has determined that due to the (i) Portfolio’s use of the amortized cost methodology of maintaining the NAV at $1.00 each day, (ii) nature of the Portfolio’s portfolio holdings, (iii) nature of the Portfolio’s shareholders, (iv) inability of the Portfolio’s shareholders to exchange into other mutual funds, and (v) inability of the Portfolio’s shareholders to direct transactions because cash moves in and out of the Portfolio as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio’s shareholders or (b) any attempts to market time the Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.

TAX CONSEQUENCES

The tax discussion in this Prospectus is only a summary of certain United States federal income tax issues generally affecting the Portfolio and its shareholders.  The following assumes any Portfolio shares will be capital assets in the hands of a shareholder.  Circumstances among investors may vary, so Portfolio shareholders are encouraged to discuss investment in the Portfolio with their tax advisor.

For mutual funds generally, dividends from net investment income (other than qualified dividend income, as described below) and distributions of net short-term capital gains are taxable as ordinary income under federal income tax laws whether paid in cash or in additional shares.  Distributions from net long-term gains are taxable as long-term taxable gains regardless of the length of time the shares are held and whether paid in cash or additional shares.  The Portfolio expects that distributions will consist primarily of ordinary income.

Distributions of earnings from qualifying dividends received by the Portfolio from domestic corporations and qualified foreign corporations will be taxable to non-corporate shareholders at the same rate as long-term capital gains instead of at the ordinary income rate, provided certain requirements are satisfied.  However, the Portfolio does not expect a significant portion of Portfolio distributions to be derived from qualified dividend income.

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Distributions, whether received as cash or reinvested in additional shares, may be subject to federal income taxes.  Dividends and distributions may also be subject to state or local taxes.  Depending on the state tax rules that apply to a Portfolio shareholder, a portion of the dividends paid to the shareholder by the Portfolio that are attributable to direct obligations of the U.S. Treasury and certain agencies may be exempt from state and local taxes.

Selling or exchanging Portfolio shares is a taxable event to the holder of those shares and may result in capital gain or loss.  A capital gain or capital loss may be realized from an ordinary redemption of shares or an exchange of shares between two mutual funds.  Any capital loss incurred on the sale or exchange of Portfolio shares held for six months or less will be treated as a long-term loss to the extent of long-term capital gain dividends received with respect to such shares. Shareholders are responsible for any tax liabilities generated by their transactions.  Each Portfolio shareholder will be notified after each calendar year of the amount of income, dividends and net capital gains distributed.  Each Portfolio shareholder will also be advised of the percentage of the dividends from the Portfolio, if any, that are exempt from federal income tax and the portion, if any, of those dividends that is a tax preference item for purposes of the alternative minimum tax.  The Portfolio intends to qualify each year as a regulated investment company.  A regulated investment company generally is not subject to tax at the fund level on income and gains from investments that are distributed to shareholders.  However, the Portfolio’s failure to qualify as a regulated investment company would result in fund level taxation and therefore, a reduction in income available for distribution.

The Portfolio is required to withhold a legally determined portion, currently 28%, of all taxable dividends, distributions and redemption proceeds payable to any non-corporate shareholder that does not provide the Portfolio with the shareholder’s correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.  This is not an additional tax but can be credited against the shareholder’s tax liability.

Foreign shareholders invested in the Portfolio should consult with their tax advisors as to if and how the United States federal income tax and its withholding requirements applies to them.

The Portfolio is a money market fund and maintains a stable share price, therefore no capital gain or loss for a shareholder is anticipated.  With that exception, if shares are purchased when the Portfolio has realized but not yet distributed income or capital gains, the purchaser will be “buying a dividend” by paying the full price for the shares and then receiving a portion of the price back in the form of a taxable distribution, which will also reduce the per share NAV of the Portfolio.

Foreign Income Taxes.  Investment income received by the Portfolio from sources within foreign countries may be subject to foreign income taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which would entitle the Portfolio to a reduced rate of such taxes or exemption from taxes on such income.  It is impossible to determine the effective rate of foreign tax for the Portfolio in advance since the amount of the assets to be invested within various countries is not known.

If more than 50% in value of the Portfolio’s total assets at the close of any taxable year consists of securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service (the “Foreign Election”) that may permit Portfolio shareholders to take a credit (or a deduction) for foreign income taxes paid by the Portfolio.  The Portfolio may be subject to certain holding period requirements with respect to securities held to take advantage of this credit.  If the Foreign Election is made by the Portfolio, and a Portfolio shareholder chooses to use the foreign tax credit, the shareholder would include in its gross income both dividends received from the Portfolio and foreign income taxes paid by the Portfolio.  The shareholder would be entitled to treat the foreign income taxes withheld as a credit against its United States federal income taxes, subject to the limitations set forth in the Internal Revenue Code with respect to the foreign tax credit generally.  Alternatively, the shareholder could treat the foreign income taxes withheld as an itemized deduction from adjusted gross income in computing taxable income rather than as a tax credit.  It is anticipated that the Portfolio will qualify to make the Foreign Election; however, the Portfolio cannot be certain that it will be eligible to make such an election or that a shareholder will be eligible for the foreign tax credit.

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ITEM 12. DISTRIBUTION ARRANGEMENTS

Shares of the Portfolio are being offered primarily to Lenders in connection with the Lending Program.    Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act.  Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolio are not subject to fees permitted pursuant to Rule 12b-1 under the 1940 Act.

ITEM 13. FINANCIAL HIGHLIGHTS INFORMATION

Not Applicable.

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PART A

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

April 26, 2013

ITEM 1.  FRONT AND BACK COVER PAGES

Not Applicable.

ITEM 2.  RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS

Not Applicable.

ITEM 3.  RISK/RETURN SUMMARY: FEE TABLE

Not Applicable.

ITEM 4. RISK/RETURN SUMMARY: Investments, Risks, and Performance

Not Applicable.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) serves as the investment adviser to the State Street Navigator Securities Lending MET Portfolio (the “MET Portfolio” or the “Portfolio”), a Portfolio series of State Street Navigator Securities Lending Trust (the “Trust” as the “Registrant”).

ITEM 6. PURCHASE AND SALE OF FUND SHARES

There is no minimum investment amount for the Portfolio.

Shares of the MET Portfolio are only offered to, and may only be held by, the Met Investors Series Trust, Metropolitan Series Fund, and Metropolitan Life Insurance Company on behalf of its separate accounts and other investment vehicles or accounts sponsored or serviced by Metropolitan Life Insurance Company or its affiliates (each such sub-portfolio a “MET Account”), that participate or will participate as lenders in the State Street Securities Lending Program (each such participating MET Account is referred to as a “MET Lending Fund” and collectively as the “MET Lending Funds”). Shares of the MET Portfolio are available for purchase or redemption on each day on which the Federal Reserve Bank of Boston and State Street Bank and Trust Company (“State Street”) are open for business (each, a “Business Day”).  State Street, in its capacity as securities lending agent, will effect purchases and redemptions on behalf of the MET Lending Funds participating in its securities lending program. Purchases and redemptions by institutional investors participating in a third party lending agent’s securities lending program may be effected by that third party lending agent.

ITEM 7. TAX INFORMATION

The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.

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ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION

Not Applicable.

ITEM 9.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

State Street has established a securities lending program for its clients.  The Trust has been established primarily, though not exclusively, for the investment and reinvestment of cash collateral on behalf of clients participating in State Street’s securities lending program (the “Lending Program”).  Institutional investors that participate in a securities lending program administered by a lending agent other than State Street (“third party lending agent”) may become shareholders of the Trust in limited circumstances.  Each institution that participates in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with State Street.  Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments, which may include shares of the Portfolio.

The Trust has established five series of shares of beneficial interest representing interests in five separate Portfolios: State Street Navigator Securities Lending Prime Portfolio (“Prime Portfolio”), State Street Navigator Securities Lending Government Portfolio (“Government Portfolio”), State Street Navigator Securities Lending Short-Term Bond Portfolio (“Short-Term Bond Portfolio”), State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio (“TIAA-CREF Portfolio”) and the MET Portfolio. This Part A relates only to the MET Portfolio. The Adviser, a subsidiary of State Street Corporation and an affiliate of State Street, serves as the investment adviser for the Trust’s Portfolio series.

The investment objectives, principal strategies and risks of the Portfolio are described below.  The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust upon at least 60 days’ prior written notice to shareholders of the Portfolio.  See the Statement of Additional Information (“SAI”) for a description of the Portfolio’s investment restrictions.

OBJECTIVES AND STRATEGIES

MET PORTFOLIO.  MET Portfolio seeks to:

•	maximize current income to the extent consistent with the preservation of capital and liquidity; and
•	maintain a stable $1.00 per share net asset value (“NAV”) by investing in dollar-denominated securities that qualify as “eligible securities” within the meaning of Rule 2a-7 under the 1940 Act.

The Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments:

•	U.S. Government Securities;
•
instruments of U.S. and foreign banks, including certificates of deposit, bankers’ acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

•	corporate debt obligations, including commercial paper of U.S. and foreign companies;
•	variable amount master demand notes;
•	debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;
•	repurchase agreements;
•	asset-backed securities; and
•	floating-rate notes, medium term notes and master term notes.

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From time to time, the Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions.  This may include maintaining uninvested cash.  These temporary defensive actions may be inconsistent with the Portfolio’s investment strategies and the Portfolio may not achieve its investment objective.

All investments will qualify at the time of acquisition as "eligible securities" within the meaning of Rule 2a-7 under the 1940 Act.  MET Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method.

There is no guarantee that the MET Portfolio will be able to maintain a stable NAV per share of $1.00.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

Below is information about the Portfolio’s principal investment techniques.  The Portfolio may also use strategies and invest in securities as described in the SAI.

U.S. GOVERNMENT SECURITIES.  U.S. Government Securities include obligations issued or guaranteed as to principal and interest by the U.S. Treasury or by an agency or instrumentality of the U.S. Government.  U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.

REPURCHASE AGREEMENTS.  In a repurchase agreement, a Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time (normally one day) at the Portfolio’s cost plus interest.

STRIPPED SECURITIES.  Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation.  Stripped securities are zero coupon obligations that are normally issued at a discount from their face value.  The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.

VARIABLE AND FLOATING RATE INSTRUMENTS.  A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on variable and floating rate instruments are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of fixed-rate obligations with comparable stated maturities.  Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

SECTION 4(2) COMMERCIAL PAPER. The MET Portfolio may invest in commercial paper, including commercial paper issued in reliance upon the so-called private placement exemption from registration afforded by Section 4(2) of the 1933 Act.  Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors, such as the MET Portfolio, that agree they are purchasing the paper for investment and not for distribution.  Any resale by the purchaser must be in an exempt transaction.  Section 4(2) paper normally is resold to other institutional investors through, or with the assistance of, the issuer or investment dealers that make a market in Section 4(2) paper.  Section 4(2) paper will not be subject to the Portfolio’s 5% limitation on illiquid securities, if the Adviser (pursuant to guidelines established by the Board of Trustees of the Trust) determines that a liquid trading market exists for the securities.

WHEN-ISSUED TRANSACTIONS.  The Portfolio may invest in securities prior to their date of issuance.  These securities may fall in value from the time they are purchased to the time they are actually

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issued, which may be any time from a few days to over a year.  The Portfolio will not invest more than 25% of its net assets in when-issued securities.

FORWARD COMMITMENTS.   The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio’s ability to manage its investment portfolio, maintain a stable NAV and honor redemption requests.  When effecting such transactions, cash or liquid high-quality debt obligations held by the Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and will be maintained until the transaction is settled.  The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield.  The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

VARIABLE AMOUNT MASTER DEMAND NOTES.  The MET Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated.  These instruments are issued pursuant to written agreements between their issuers and holders.  The agreements permit the holders to increase (subject to an agreed maximum), and the holders and issuers to decrease, the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.

The price and yield of these securities typically assume that the securities will be redeemed prior to maturity.  When interest rates fall substantially, these securities are generally redeemed early because the underlying mortgages are often repaid more quickly than expected.  In that case, the Portfolio would have to reinvest the money at a lower rate.  In addition, the price or yield of mortgage related-securities may fall if they are repaid less quickly than expected.

ZERO COUPON SECURITIES.  These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future.  These securities also include certificates representing interests in such stripped coupons and receipts.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

EURODOLLAR CERTIFICATES OF DEPOSIT (“ECDs”), EURODOLLAR TIME DEPOSITS (“ETDs”) AND YANKEE CERTIFICATES OF DEPOSIT (“YCDs”).  ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks.  YCDs are U.S. dollar- denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements.  Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

RISK FACTORS

The Portfolio is subject to the following principal risks:

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•
The Portfolio is used exclusively for the investment of cash received as collateral for securities loans.  Accordingly, the Portfolio may experience significant redemptions in response to declines in the value of securities on loan or the quantity of loans outstanding from time to time.  If the Portfolio is required to sell securities to meet significant redemptions during a period of market disruption, the Portfolio may experience losses, which may impair the ability of the Portfolio to maintain a stable NAV of $1.00 per share.

•	The rate of income will vary from day to day, depending on short-term interest rates.
•	In general, bond prices fall when interest rates rise.
•	The value of variable and floating rate securities may appreciate less than comparable fixed income securities.
•	An investment in the Portfolio is not a deposit in State Street or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
•
Although the MET Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio.  For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline. The Securities and Exchange Commission (“SEC”) continues to contemplate whether it will propose amendments that would repeal or revise Rule 2a-7 under the 1940 Act as to the use of amortized cost valuation.  A proposal may require money market funds to use a fluctuating NAV based on the market value of securities held by the fund. If the SEC adopts such a proposal, the MET Portfolio may not be able to maintain a stable NAV per share of $1.00.  A fluctuating NAV may also be inconsistent with the use of MET Portfolio for the investment and reinvestment of cash collateral by participants in State Street’s securities lending program.

•
The MET Portfolio may invest more than 25% of its assets in the banking industry.  Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation.  They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when liquidity in the marketplace is impaired or interest rates change.

•
The MET Portfolio may invest up to 50% of its assets in U.S. dollar-denominated instruments issued by foreign branches of foreign banks.  Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

•
The Portfolio may invest up to 25% of its total assets in zero coupon securities called STRIPS, which are separately traded interest and principal components of U.S. Treasury securities.  The market value of the STRIPS generally is more sensitive to changes in interest rates.

A description of the Trust’s policies and procedures with respect to the disclosure of the MET Portfolio’s securities is available in the SAI.

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ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISER

State Street Global Advisors (“SSgA”) is the investment management group of State Street Corporation, which includes the Adviser.  SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage more than $2.09 trillion as of December 31, 2012 in investment programs and portfolios for institutional and individual investors.

The Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, and is one of the SSgA companies comprising the investment management affiliates of State Street Corporation.  The Adviser serves as investment adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA and had over $264.9 billion in assets under management at December 31, 2012.

The Portfolio pays the Adviser a fee equal to 0.0175% of its average daily net assets for the Adviser’s services as investment adviser A discussion regarding the basis for the Board of Trustees approving the investment advisory agreement with the Adviser will be available in the Trust’s semi-annual report to shareholders after the Portfolio has completed its first semi-annual period.

The Adviser is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

CAPITAL STOCK

Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration.  Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust’s Master Trust Agreement and the Confidential Offering Memorandum relating to the Portfolio provided to shareholders.

ITEM 11. SHAREHOLDER INFORMATION

Shares of the Portfolio are available for purchase or redemption on each day on which the Federal Reserve Bank of Boston and State Street are open for business (each, a “Business Day”).  All shares of the Portfolio are purchased at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust’s transfer agent and determined to be in good order.  Shares of the Portfolio may be redeemed on each Business Day at the NAV per share of the Portfolio next calculated after the redemption is communicated to the Trust’s transfer agent.  The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

State Street, in its capacity as securities lending agent, will effect purchases and redemptions on behalf of lenders participating in its securities lending program. Purchases and redemptions by institutional investors participating in a third party lending agent’s securities lending program may be effected by that third party lending agent.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity which applies to open an account.  For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity.  If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you.  As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct.  The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

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The NAV of MET Portfolio will be calculated at 5:00 p.m. Eastern time on each Business Day.

The MET Portfolio will seek to maintain a stable NAV of $1.00 by valuing its investment portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method under the 1940 Act.  There can be no assurance that the $1.00 NAV per share will be maintained.

Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable.  If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

DIVIDENDS AND DISTRIBUTIONS

Dividends on shares of the Portfolio will be declared and paid daily from net investment income.  Distributions from net short- and long-term capital gains, if any, will be made at least annually.  Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and State Street. Distributions to institutional investors participating in a third party lending agent’s securities lending program will be processed as directed by such institutional investor shareholder.  Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on realized capital gains.  The Portfolio does not expect to realize any material long-term capital gains or losses.

A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

It is the policy of the MET Portfolio to meet the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies and to timely distribute all of its investment company taxable income, net tax-exempt income and net realized capital gain, if any, to shareholders.  Accordingly, it is not anticipated that the MET Portfolio will be liable for federal income or excise taxes.

FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

The Board of Trustees of the Trust has not adopted market timing policies and procedures.  The Board of Trustees has evaluated the risks of market timing activities by the MET Portfolio’s shareholders and has determined that due to the (i) MET Portfolio’s use of the amortized cost methodology of maintaining the NAV at $1.00 each day, (ii) nature of the Portfolio’s portfolio holdings, (iii) nature of the Portfolio’s shareholders, (iv) inability of the Portfolio’s shareholders to exchange into other mutual funds, and (v) inability of the Portfolio’s shareholders to direct transactions because cash moves in and out of the Portfolio as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio’s shareholders or (b) any attempts to market time the Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.

TAX CONSEQUENCES

The tax discussion in this Prospectus is only a summary of certain United States federal income tax issues generally affecting the Portfolio and its shareholders.  The following assumes any Portfolio shares will be capital assets in the hands of a shareholder.  Circumstances among investors may vary, so Portfolio shareholders are encouraged to discuss investment in the Portfolio with their tax advisor.

For mutual funds generally, dividends from net investment income (other than qualified dividend income, as described below) and distributions of net short-term capital gains are taxable as ordinary income under federal income tax laws whether paid in cash or in additional shares.  Distributions from net long-term gains are taxable as long-term taxable gains regardless of the length of time the shares are held and

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whether paid in cash or additional shares.  The Portfolio expects that distributions will consist primarily of ordinary income.

Distributions of earnings from qualifying dividends received by the Portfolio from domestic corporations and qualified foreign corporations will be taxable to non-corporate shareholders at the same rate as long-term capital gains instead of at the ordinary income rate, provided certain requirements are satisfied.  However, the Portfolio does not expect a significant portion of Portfolio distributions to be derived from qualified dividend income.

Distributions, whether received as cash or reinvested in additional shares, may be subject to federal income taxes.  Dividends and distributions may also be subject to state or local taxes.  Depending on the state tax rules that apply to the Portfolio shareholder, a portion of the dividends paid to the shareholder by the Portfolio that are attributable to direct obligations of the US Treasury and certain agencies may be exempt from state and local taxes.

Selling or exchanging Portfolio shares is a taxable event to the holder of those shares and may result in capital gain or loss.  A capital gain or capital loss may be realized from an ordinary redemption of shares or an exchange of shares between two mutual funds.  Any capital loss incurred on the sale or exchange of Portfolio shares held for six months or less will be treated as a long-term loss to the extent of long-term capital gain dividends received with respect to such shares. Shareholders are responsible for any tax liabilities generated by their transactions.  The Portfolio shareholder will be notified after each calendar year of the amount of income, dividends and net capital gains distributed.  Each Portfolio shareholder will also be advised of the percentage of the dividends from the Portfolio, if any, that are exempt from federal income tax and the portion, if any, of those dividends that is a tax preference item for purposes of the alternative minimum tax.  The Portfolio intends to qualify each year as a regulated investment company.  A regulated investment company generally is not subject to tax at the fund level on income and gains from investments that are distributed to shareholders.  However, the Portfolio’s failure to qualify as a regulated investment company would result in fund level taxation and therefore, a reduction in income available for distribution.

The Portfolio is required to withhold a legally determined portion, currently 28%, of all taxable dividends, distributions and redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with the shareholder’s correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.  This is not an additional tax but can be credited against the shareholder’s tax liability.

Foreign shareholders invested in the Portfolio should consult with their tax advisors as to if and how the United States federal income tax and its withholding requirements applies to them.

The Portfolio is a money market fund and maintains a stable share price, therefore no capital gain or loss for a shareholder is anticipated.  With that exception, if shares are purchased when the Portfolio has realized but not yet distributed income or capital gains, the purchaser will be “buying a dividend” by paying the full price for the shares and then receiving a portion of the price back in the form of a taxable distribution, which will also reduce the per share NAV of the Portfolio.

Foreign Income Taxes.  Investment income received by the Portfolio from sources within foreign countries may be subject to foreign income taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which would entitle the Portfolio to a reduced rate of such taxes or exemption from taxes on such income.  It is impossible to determine the effective rate of foreign tax for the Portfolio in advance since the amount of the assets to be invested within various countries is not known.

If more than 50% in value of the Portfolio’s total assets at the close of any taxable year consists of securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service (the “Foreign Election”) that may permit Portfolio shareholders to take a credit (or a deduction) for foreign income taxes paid by the Portfolio.  The Portfolio may be subject to certain holding period requirements with respect to securities held to take advantage of this credit.  If the Foreign Election is made by the

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Portfolio, and the Portfolio shareholder chooses to use the foreign tax credit, the shareholder would include in its gross income both dividends received from the Portfolio and foreign income taxes paid by the Portfolio.  The shareholder would be entitled to treat the foreign income taxes withheld as a credit against its United States federal income taxes, subject to the limitations set forth in the Internal Revenue Code with respect to the foreign tax credit generally.  Alternatively, the shareholder could treat the foreign income taxes withheld as an itemized deduction from adjusted gross income in computing taxable income rather than as a tax credit.  It is anticipated that the Portfolio will qualify to make the Foreign Election; however, the Portfolio cannot be certain that it will be eligible to make such an election or that a shareholder will be eligible for the foreign tax credit.

ITEM 12. DISTRIBUTION ARRANGEMENTS

Shares of the MET Portfolio are being offered primarily to Lenders in connection with the Lending Program.  Shares of the MET Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act.  Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolio are not subject to fees permitted pursuant to Rule 12b-1 under the 1940 Act.

ITEM 13. FINANCIAL HIGHLIGHTS INFORMATION

Not Applicable.

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PART B

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

State Street Navigator Securities Lending Prime Portfolio
State Street Navigator Securities Lending Government Portfolio
State Street Navigator Securities Lending Short-Term Bond Portfolio

State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111
(617) 664-3669

STATEMENT OF ADDITIONAL INFORMATION

April 26, 2013

State Street Navigator Securities Lending Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in separate investment portfolios.  Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

This Statement of Additional Information (the “SAI”) supplements the information contained in Part A of the Trust’s Registration Statement dated April 26, 2013 concerning the Trust and the State Street Navigator Securities Lending Prime Portfolio (“Prime Portfolio”), the State Street Navigator Securities Lending Government Portfolio (“Government Portfolio”) and the State Street Navigator Securities Lending Short-Term Bond Portfolio (“Short-Term Bond Portfolio”) (each a “Portfolio”, together the “Portfolios”).  As of the date of this SAI, the Government Portfolio and the Short-Term Bond Portfolio have not yet commenced operations.  This SAI is not a Prospectus and should be read in conjunction with the Confidential Offering Memorandum relating to each Portfolio, which may be obtained by telephoning or writing the Trust at the number or address shown above.

The Trust’s financial statements for the fiscal year ended December 31, 2012, including the independent registered public accounting firm’s report thereon, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2013, and are incorporated into this SAI by reference.  A copy of the Annual Report is available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

Page

Trust History	B-3

Description of the Trust and its Investments and Risks	B-3

Management of the Trust	B-8

Control Persons and Principal Holders of Securities	B-15

Investment Advisory and Other Services	B-16

Portfolio Managers	B-17

Brokerage Allocation and Other Practices	B-17

Capital Stock and Other Securities	B-18

Purchase, Redemption and Pricing of Shares	B-19

Taxation	B-20

Underwriters	B-21

Calculation of Performance Data	B-21

Financial Statements	B-21

Appendix A - Ratings of Debt Instruments	Appendix A-1

Appendix B - Trust Proxy Voting Policy and Procedures	Appendix B-1

Appendix C - Adviser’s Proxy Voting Policy	Appendix C-1

ITEM 15.  TRUST HISTORY

The Trust was organized as a Massachusetts business trust on June 15, 1995.

ITEM 16.  DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

Each Portfolio of the Trust is an open-end, diversified, management investment company.

INVESTMENT POLICIES

The investment policies described below (i) reflect the current practices of the Portfolios, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval.  To the extent consistent with each Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, each Portfolio may invest in the following instruments and may use the following investment techniques:

U.S. GOVERNMENT SECURITIES.  The types of U.S. Government securities in which the Portfolios may at times invest include obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Deposit Insurance Corporation, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development, Federal Home Loan Mortgage Corporation and Federal National Mortgage Association).  No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and (iv).

REPURCHASE AGREEMENTS.  Each Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio’s cost plus interest.  A Portfolio will enter into repurchase agreements only with financial institutions that SSgA Funds Management, Inc. (the “Adviser”) determines are creditworthy.  No Portfolio will invest more than 5% of its total assets (taken at current market value) in repurchase agreements maturing in more than seven days.  Should the counterparty to a repurchase agreement transaction fail financially, a Portfolio may experience (i) delays or prevention in recovering the collateral securing the counterparty’s obligations, or (ii) a loss of rights in such collateral.  Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate a Portfolio fully.  A Portfolio must take possession of collateral either directly or through a third-party custodian.  In most cases, repurchase transactions must be collateralized initially at a minimum of 102% of the repurchase price, but in no event less than 100% of the repurchase price.  Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below a specified percentage of the repurchase price.  The collateral ordinarily consists of cash or United States Government securities, but may include fixed income, equities or other securities.

STRIPPED SECURITIES.  Each Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation.  Stripped securities are zero coupon obligations that are normally issued at a discount from their face value.  A Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.  A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”).  The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities.  Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

VARIABLE AND FLOATING RATE INSTRUMENTS.  A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of fixed-rate obligations with comparable stated maturities.  Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.  Government Portfolio and Prime Portfolio may purchase variable and floating rate non-U.S. Government Securities that have a stated maturity in compliance with the requirements of Rule 2a-7 of the 1940 Act.

Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.  There may be no active secondary market with respect to a particular variable or floating rate instrument.  Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value.  Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by a Portfolio are subject to a Portfolio’s percentage limitations regarding securities that are illiquid, which are discussed below.  The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

WHEN-ISSUED TRANSACTIONS.  New issues of securities are often offered on a when-issued basis.  This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them.  The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

Each Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy.  Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on each Portfolio’s records.  For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value.  If the market value of such securities declines, additional cash or securities will be segregated on a Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by that Portfolio.  No Portfolio will invest more than 25% of its net assets in when-issued securities.

Securities purchased on a when-issued basis and the securities held by each Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates.  Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise).  Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.

When payment for when-issued securities is due, each Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation).  The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

ILLIQUID SECURITIES. Each Portfolio will not invest more than 5% of its total assets in illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business at their carrying value within seven days), including repurchase agreements and time deposits of more than seven days’ duration.  The absence of a regular trading market for securities imposes additional risks on investments in these securities.  Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

MORTGAGE-RELATED PASS-THROUGH CERTIFICATES (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY).  The Prime Portfolio and the Short-Term Bond Portfolio may invest in mortgage-related pass-through certificates.  Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans.  These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States.  The certificates are “pass-through” certificates because they provide investors with monthly payments of principal and interest that, in effect, are a “pass-through” of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer, servicing agent or guarantor of the pass-through certificates.  The principal governmental issuer of such certificates is the Government National Mortgage Association (“GNMA”), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development.  Government-related issuers include the Federal Home Loan Mortgage Corporation (“FHLMC”) and the Federal National Mortgage Association (“FNMA”), each a government sponsored enterprise that is privately owned by stockholders.  Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans.  Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related pass-through certificates.

a.           GNMA MORTGAGE PASS-THROUGH CERTIFICATES (“GINNIE MAES”).  Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or are guaranteed by the Veterans Administration.  Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer that assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment.  Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the “modified pass-through” mortgage certificate type.  GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes because securities are backed by an eligible pool of mortgage loans.  The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty.  The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

b.           FHLMC MORTGAGE PARTICIPATION CERTIFICATES (“FREDDIE MACS”) and FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES (“FANNIE MAES”).  Each of FNMA and FHLMC is chartered under an act of the United States Congress, and is currently under conservatorship of the Federal Housing Finance Agency (FHFA), an agency of the U. S. government.  Both entities function as intermediaries in the U. S. secondary mortgage market by making liquidity available to those institutions that lend money directly to home purchasers.  Although they are similar, they pursue separate business strategies.  Generally, each purchases mortgage loans, securitizes them as mortgage-related pass-through certificates (“certificates”) and sells the certificates to investors in the securities markets.  In addition, FNMA and FHLMC typically guarantee to those investors that the principal and interest on the underlying mortgages will be paid in a timely manner.

The market value of mortgage-related pass-through certificates depends on, among other things, the level of interest rates, the certificates’ coupon rates and the payment history of the underlying borrowers.

Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity.  Prepayment rates vary widely and may be affected by changes in mortgage interest rates.  In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate.  Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate.  Accordingly, it is not possible to predict accurately the average life of a particular pool.  Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates.  Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage related pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical non-callable bonds with similar maturities at “locking in” yields during periods of declining interest rates, although they may have the comparable risk of declining in value during periods of rising interest rates.

ZERO COUPON SECURITIES.  Each Portfolio may invest in zero coupon securities which are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future.  These securities also include certificates representing interests in such stripped coupons and receipts.

Because the Portfolios accrue taxable income from zero coupon securities without receiving regular interest payments in cash, each Portfolio may be required to sell portfolio securities in order to pay a dividend.  Investing in these securities might also force a Portfolio to sell portfolio securities to maintain portfolio liquidity.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

INVESTMENT RESTRICTIONS

The Trust has adopted the following fundamental investment policies with respect to the Portfolios which may not be changed for any Portfolio without the affirmative vote of a “majority of the outstanding voting securities” of the shareholders of that Portfolio, as applicable.  A “majority of the outstanding voting securities” is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a portfolio and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy.  Each Portfolio may not:

1.
Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings.  If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.  The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2.
Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of a Portfolio’s total assets.

3.
Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5.
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

6.
With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities and shares of investment companies), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

7.
Purchase or sell real estate or real estate mortgage loans; provided, however, that a Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

8.	Invest in commodities, except that Prime Portfolio and Government Portfolio may purchase and sell financial futures contracts and options thereon.

The concentration policy of the Government Portfolio and the Short-Term Bond Portfolio (as set forth in Investment Restriction No. 5, above) permits each of those Portfolios to invest, without limit (other than any investment limitation described herein), in bankers' acceptances, certificates of deposit, time deposits and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), and (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch).  The Government Portfolio and the Short-Term Bond Portfolio each may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry.

The concentration policy of the Prime Portfolio (as set forth in Investment Restriction No. 5, above) permits the Prime Portfolio to invest, without limit (other than any investment limitation described herein), in bankers’ acceptances, certificates of deposit, time deposits and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Prime Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks.  The Prime Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Prime Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Prime Portfolio’s assets in such industry.

If concentration in an industry (other than as contemplated by Investment Restriction No. 5) occurs as a result of changes in the market value of securities held by each Portfolio (including as a result of reductions in the net assets of each Portfolio in connection with the redemptions of shares of each Portfolio), future purchases of securities will be made in a manner that does not increase such concentration and, over time, can be expected to eliminate such concentration.

The Prime Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks.  This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

PORTFOLIO TURNOVER

The portfolio turnover rate for the Short-Term Bond Portfolio is calculated by dividing the lesser of purchases or sales of the Portfolio’s securities for the particular year, by the monthly average value of the Portfolio’s securities owned during the year.  For purposes of determining the rate, all short-term securities, including options, futures, forward contracts and repurchase agreements, are excluded.  The Short-Term Bond Portfolio has not commenced operations.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Trust’s Policies on Disclosure of Portfolio Holdings (“Disclosure Policy”) are intended to ensure compliance by the Trust’s service providers and the Trust with (1) applicable regulations of the federal securities laws, including the 1940 Act, and the Investment Advisers Act of 1940 and (2) general principles of fiduciary duty relating to client accounts.  The Board of Trustees of the Trust must approve all material amendments to this policy and may amend this policy from time to time.

The Trust may disclose the securities holdings of the Prime Portfolio or the Government Portfolio on a daily basis to shareholders and to investors eligible to invest in the Portfolios, provided that those investors are a party to a currently effective securities lending agency agreement with State Street (“Eligible Investors”).  Information regarding holdings of the Portfolios and other online reports are available electronically on a daily basis to shareholders of the Trust and Eligible Investors with a one-day lag through State Street’s web portal, www.mystatestreet.com.  The Trust may also disclose holdings of the Prime Portfolio and the Government Portfolio (i) to the extent required by law, (ii) to the Trust’s service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust’s investment adviser, custodian, fund accountant, administrator, independent public accountants, attorneys, and each of their respective affiliates and advisers, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

Notwithstanding anything contained herein to the contrary, the Board of Trustees of the Trust and Fund management may, on a case-by-case basis, impose restrictions on the disclosure of portfolio holdings information including without limitation, suspension or cessation of disclosure of holdings information of the Trust or the Portfolios.

Waivers of Restrictions

These Disclosure Policies may not be waived, or exceptions made, without the written consent of an officer of the Trust.  No waiver or exception may be granted unless the person or entity benefiting thereby agrees in writing to maintain the confidentiality of information disclosed and to use such information solely in connection with its decisions relating to participation in a Securities Lending Program.  All waivers and exceptions involving the Trust will be disclosed to the Board no later than its next regularly scheduled quarterly meeting.

ITEM 17.  MANAGEMENT OF THE TRUST

The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolios.  SSgA Funds Management, Inc. serves as the Trust’s investment adviser and State Street Bank and Trust Company (“State Street”) serves as the Trust’s custodian, transfer agent and administrator.

Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered “interested persons” as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”).

Name, Address and Date of Birth	Position Held with the Trust	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee for the Past Five Years
Independent Trustees
Michael Jessee State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1946	Trustee and Chairman of the Board	Term: Indefinite Elected: 2/96	Retired; formerly, President and Chief Executive Officer of the Federal Home Loan Bank of Boston (1989 – 2009).	5	Trustee, Randolph-Macon College (2004 – present).
George J. Sullivan, Jr. State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1942	Trustee	Term: Indefinite Elected: 2/96	Retired since January 2012; previously, President, Newfound Consultants Inc., a financial consulting firm (1997 – December 2011).	5
Trustee, director of various registered investment companies with multiple portfolios, advised and /or administered by SEI Corporation; Member of the Board of Governors of the Independent Directors Council; Member of the independent review committee for SEI’s Canadian-registered mutual funds.

Peter Tufano State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1957	Trustee	Term: Indefinite Elected: 2/96	Dean, University of Oxford’s Said Business School (2011– present); Sylvan C. Coleman Senior Associate Dean and Professor of Financial Management at Harvard Business School (1989 – 2011).	5	Trustee, GMO Funds.

Interested Trustees(1)
Nicholas Bonn State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1961	Trustee	Term: Indefinite Elected: 2/12	Head of the Securities Finance division of State Street (2010 – present); Head of Transition Management for State Street Global Markets (1992 – 2008) and (2011 – present); Global head of sales for State Street Global Markets and Securities Finance (2009 – 2010); Head of Sales for State Street’s combined trading and lending businesses (2009 – 2010); Managing Director of State Street’s equity trading and transition management business (1992 – 2008).	5
President, Chief Executive Officer and Chairman of the Board of State Street Global Markets, LLC (2003 –present); Board Member of State Street Global Markets International, Ltd (2003    – present); Board Member of State Street New Hampshire (2011 – present); Board Member of Northeastern University’s College of Business (2003 – present); Board Member of Elkins McSherry, LLC (2001 – present); Board Member of the Securities Industry and Financial Markets Association (SIFMA) Institutional Brokerage Committee (2011– present).

(1)	Mr. Bonn is an Interested Trustee because of his employment by State Street, an affiliate of the Trust.

OFFICERS:
Ellen M. Needham SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1967	President	Term: Indefinite Elected: 09/12	President and Director (1992-present)*; Chief Operating Officer (May 2010-June 2012), SSgA Funds Management, Inc.; Senior Managing Director, State Street Global Advisors (1992-present). *	------	------

Mark Hansen State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1968	Vice President	Term: Indefinite Elected: 2/09
Senior Vice President and Director of Global Securities Compliance, State Street Bank and Trust Company (2007 -present); Managing Partner, Chief Legal & Compliance Officer, Alta Capital Group, LLC (2005-2007); and Chief Compliance Officer, State Street Global Markets, LLC (1999-2005).
				------	------
H. Owen Nichols State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1974	Vice President	Term: Indefinite Elected: 9/12	Managing Director of the Securities Finance division of State Street (2006 - present); Associate of the Securities Finance division of State Street (1997-2006).	------	------
Laura F. Dell State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1964	Treasurer Assistant Treasurer	Term: Indefinite Elected: 11/10 8/08 -11/10	Vice President of Fund Administration for State Street Bank and Trust Company (2007-present); prior to July 2, 2007, Investors Financial Corporation (since 2002).	------	------
Chad C. Hallett State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1969	Assistant Treasurer	Term: Indefinite Elected: 9/11	Vice President, State Street Bank and Trust Company (2001-present). *	------	------
Caroline Connolly State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1975	Assistant Treasurer	Term: ndefinite Elected: 9/11	Assistant Vice President of Fund Administration of State Street Bank and Trust Company (2007 - present); Assistant Vice President of Eaton Vance Management (2005-2007).	------	------

Nancy L. Conlin State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1953	Secretary	Term: Indefinite Elected: 3/08	Vice President and Managing Counsel, State Street Bank and Trust Company (2007-present); General Counsel, Plymouth Rock Companies (2004-2007).	------	------
Cuan Coulter State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1972	Chief Compliance Officer	Term: Indefinite Elected: 12/10
Chief Compliance Officer of State Street Corporation (since January 2011); Executive Vice President of State Street Corporation (since April 2012); Senior Vice President of State Street Corporation (January 2011 – March 2012); Chief Compliance Officer, SSgA Funds Management, Inc. (2009 – 2011); Senior Vice President, Chief Compliance Officer, State Street Global Advisors (2009 – 2011); Senior Vice President, Senior Compliance Officer, State Street Global Advisors (2008 – 2009); Partner, Pricewaterhouse Coopers, LLP (1995-2008).
				------	------

*	Served in various capacities and/or with various affiliated entities during noted time period.

Mr. Jessee was formerly affiliated with Federal Home Loan Bank of Boston, which from time to time enters into transactions with a division of State Street. The nature and size of such transactions does not appear to require designation of Mr. Jessee as an “interested person” of the Trust for the purposes of the 1940 Act.

Summary of Trustees’ Qualifications

Following is a brief discussion of the experience, qualifications, attributes or skills which qualify each Trustee to serve on the Trust’s Board, in light of the Trust’s business and structure.

Michael Jessee: Mr. Jessee is an experienced business executive with approximately 41 years of experience in the banking industry. He previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston as well as various senior executive positions of major banks. Mr. Jessee has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

George J. Sullivan, Jr.: Mr. Sullivan is an experienced business executive with more than 43 years of experience as a certified public accountant and financial consultant. His experience includes knowledge of public company accounting and auditing and the financial services industry as well as experience he gained as an officer of a large financial services firm in its operations department. He has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

Peter Tufano:  Mr. Tufano is the dean of the University of Oxford’s Said Business School. Previously, he was the Sylvan C. Coleman Professor of Financial Management at the Harvard Business School; served as the school's Senior Associate Dean for Planning and University Affairs; and served as the Director of Faculty Development and as Head of the Finance Unit at Harvard Business School. He has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

Nicholas Bonn: Mr. Bonn is an experienced business executive with more than 33 years of experience in the investment banking industry.  He is head of the Securities Finance division of State Street, President and Chairman of the Board of State Street Global Markets, LLC, State Street’s U.S. broker/dealer subsidiary, and State Street’s Transition Management team. Mr. Bonn previously served as global head of sales for State Street Global Markets and Securities Finance and has remained a member of State Street’s Sales Council, responsible for strategy and governance for enterprise-wide sales, relationship management and client initiatives. He is a former director of the Boston Stock Exchange and a member of the Institutional Brokerage Committee of the Securities Industry and Financial Markets Association.

The discussion of the experience, qualifications, attributes and skills of Trustees above is provided as required by the federal securities laws and the regulations of the SEC promulgated thereunder, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Trustee Ownership of Securities of the Trust or Adviser

As of December 31, 2012, none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

As of December 31, 2012, none of the Trustees meet the eligibility requirements to purchase shares of the Trust’s Portfolios and consequently no Trustee benefically owned securities of any Portfolio of the Trust.

Trustee Compensation

No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust.  Alternatively, “Effective January 1, 2012”, the Trust pays each Independent Trustee an annual retainer of $50,000 per year.  The Chairman of the Board receives an additional annual fee of $20,000 and the Chairs of each of the Audit Committee and Governance Committee receive an additional annual fee of $5,000.  Each Independent Trustee also receives $5,000 for each in-person meeting and $2,000 for each telephonic meeting, and reimbursement for travel and out-of-pocket expenses, if any. For purposes of computing Independent Trustee compensation, an “in-person meeting” refers to a meeting to which all attendees are invited to assemble at a specific physical location. An Independent Trustee is considered to have attended an “in-person meeting” if he attends the meeting with the assistance of an audio/visual system that permits (a) the Independent Trustee to see and hear all of the other attendees at the meeting and (b) all such other attendees to see and hear the Independent Trustee.

The Trust held four regular Board meetings and four Special Telephonic Meetings of the Board of Trustees during the fiscal year ended December 31, 2012.  The aggregate remuneration paid to the Trustees by the Trust for the fiscal year ended December 31, 2012 was $264,000.

The table below shows the compensation that the Trustees received during the Trust’s fiscal year ended December 31, 2012.

Name and Position	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Prime Portfolio Paid to Trustees	Total Compensation from TIAA-CREF Portfolio Paid to Trustees	Total Compensation from MET Portfolio Paid to Trustees
Independent Trustees
Michael Jessee, Trustee	$98,000	$0	$0	$69,508	$28,492	$0
George J. Sullivan, Jr., Trustee	$83,000	$0	$0	$58,877	$24,123	$0
Peter Tufano, Trustee	$83,000	$0	$0	$58,877	$24,123	$0

Interested Trustee
Nicholas Bonn, Trustee	$0	$0	$0	$0	$0	$0

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of importance to the Independent Trustees, the Trust, and the Portfolios’ shareholders and to facilitate compliance with legal and regulatory requirements.  Currently, the Board has an Audit Committee and a Governance Committee.

The Audit Committee is composed of all the Independent Trustees.  The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees.  The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process.  The Audit Committee is also responsible for selecting and retaining the independent registered public accounting firm for the Trust.  The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent registered public accounting firm, including non-audit services performed.  The Audit Committee reviews the qualifications of the independent registered public accounting firm’s key personnel involved in the foregoing activities and monitors the independent registered public accounting firm’s independence.  During the fiscal year ended December 31, 2012, the Audit Committee held two meetings.

The Governance Committee consists of all of the Independent Trustees.  The Governance Committee members confer periodically and hold meetings as required.  The Governance Committee is responsible for nominating for election as Trustees all Trustee candidates.  The Governance Committee will consider nominees to the Board of Trustees recommended by shareholders.  Recommendations should be submitted to the Governance Committee in care of the Secretary of the Trust.  Neither the Governance Committee nor the Independent Trustees as a group will consider those candidates on a preferential basis as opposed to other possible candidates.  The Governance Committee is also responsible for making nominations for membership on the Board’s Audit, Governance and other committees that exist from time to time and reviews assignments to all standing committees at least annually.  The Governance Committee reviews as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized.  The Governance Committee also:  reviews Board governance procedures; reviews the composition of the Board to determine whether it is then appropriate to add individuals with backgrounds or skill sets that may be complimentary or supplemental to those already on the Board; reviews the compensation of Independent Trustees for their service on the Board and its committees and recommends to the Board any appropriate changes to the level or form of such compensation; monitors the performance of Independent Counsel; receives reports of covered persons and of the Trust’s Chief Legal Officer under the Trust’s Sarbanes-Oxley Code of Ethics, considers and recommends to the Board what action to take in the event of a violation of such Code, and consider requests for, and when warranted grants, waivers under such Code.  During the fiscal year ended December 31, 2012, the Governance Committee held three meetings.

Leadership Structure and Risk Management Oversight

The Board generally selects different individuals as Chairman of the Board and Audit Committee of the Trust and as President of the Trust. Currently, Mr. Jessee, an Independent Trustee of the Trust, serves as Chairman of the Board while Mr. Sullivan, an Independent Trustee of the Trust, serves as Chairman of the Audit Committee. Ms. Needham, President and Director SSgA Funds Management Inc., serves as President of the Trust. The Board believes that this leadership structure is appropriate, since Ms. Needham provides insight regarding the Trust’s day-to-day management, while Messrs. Jessee and Sullivan provide independent perspective on the Trust’s overall operation.

The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from both the chief compliance officer and administrator for the Trust, detailing the results of the Trust’s compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolios, and applicable provisions of the federal securities laws and Internal Revenue Code. As needed, the Adviser discusses management issues respecting the Trust with the Board, soliciting the Board’s input on many aspects of management, including potential risks to the Fund. The Board’s Audit Committee also receives reports on various aspects of risk that might affect the Trust and offers advice to management, as appropriate. The Trustees also meet in executive session with Board counsel, the independent registered public accounting firm which audits the Trust, counsel to the Trust, the chief compliance officer and representatives of management, as needed. Through these regular reports and interactions, the Board oversees the risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.

Proxy Voting Procedures

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser’s general management of the Portfolios, subject to the Board’s continuing oversight.  A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.

Shareholders may receive information regarding how the Portfolios voted proxies relating to portfolio securities, if any, during the most recent 12-month period ended June 30 (i) by calling (800) 997-7327 or (ii) on the SEC’s website at www.sec.gov.

ITEM 18.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

In connection with State Street’s securities lending program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities.  Such collateral may be invested in Trust shares from time to time.  State Street, however, when acting as agent to a Client Lending Fund or a Third-Party Lending -Fund, will pass through to such Client Lending Fund or Third-Party Lending Fund, as beneficial owner, all voting rights to its securities lending clients that have a beneficial interest in a Portfolio.  Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS

As of April 2, 2013, there were no shares outstanding for the Short-Term Bond Portfolio or the Government Portfolio, and three shareholders of record, through one or more accounts, owned 5% or more of the issued and outstanding shares of the Prime Portfolio.

Name and Address	Percentage

State Street Navigator Securities Lending Prime Portfolio

State Street Global Advisors
1 Lincoln Street
Boston, MA 02111	28.6%

Transamerica
570 Carillon Parkway
St. Petersburg, FL 33716	28.8%

AIG Sunamerica Asset Management Co.
2929 Allen Parkway
Houston, TX 77019	7.4%

As of April 2, 2013, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.

ITEM 19.  INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

Most of the Portfolios’ necessary day-to-day operations are performed by service providers under contract to the Trust.  The principal service providers for the Portfolios are:

Investment Adviser:	SSgA Funds Management, Inc.
Custodian, Transfer Agent and Administrator:	State Street Bank and Trust Company
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP

ADVISER

SSgA Funds Management, Inc. serves as the investment adviser to the Portfolios pursuant to an Advisory Agreement dated as of May 1, 2001, as amended (“Advisory Agreement”), by and between the Adviser and the Trust.  Prior to May 1, 2001, State Street served as the investment adviser to the Portfolios of the Trust pursuant to an Advisory Agreement dated as of March 4, 1996, by and between State Street and the Trust.  State Street is a Massachusetts chartered trust company and a member of the Federal Reserve System.  The Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company.  The Adviser’s mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.  State Street’s mailing address is 4 Copley Place, 5th floor, CPH0326, Boston, MA 02116.

Under the Advisory Agreement, the Adviser directs each Portfolio’s investments in accordance with its investment objectives, policies and limitations.  For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Part A.  The advisory fees paid by the Prime Portfolio for the fiscal year ended December 31, 2012, December 31, 2011, and December 31, 2010 were $3,516,576, $3,788,478 and $3,234,896, respectively.

The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees on March 7, 2013, and will continue in effect for two years and thereafter from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees, on an annual basis.  The Advisory Agreement may be terminated without penalty by the Adviser upon 90 days’ written notice, or by the Trust on behalf of each Portfolio series upon 60 days’ written notice, and will terminate automatically upon its assignment.

ADMINISTRATOR

State Street (the “Administrator”) serves as the Administrator of each Portfolio pursuant to an Administration Agreement dated as of March 4, 1996, as amended (“Administration Agreement”) by and between State Street and the

Trust.  Under the Administration Agreement, the Administrator will, among other things (i) provide the Portfolios with administrative and clerical services, including the maintenance of certain of the Portfolios’ books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memoranda and (iii) provide proxy materials and reports to the Portfolios’ shareholders and the SEC.  For these services, the Trust pays to the Administrator an annual fee based on the average daily net asset value (“NAV”) of the Trust.  The administration fees paid by the Prime Portfolio for the fiscal year ended December 31, 2012, December 31, 2011 and December 31, 2010, were $1,507,104, $1,623,633 and $1,386,383, respectively.

The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

State Street serves as the custodian (“Custodian”) and transfer agent (“Transfer Agent”) for the Prime Portfolio of the Trust.  State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) serves as the Trust’s independent registered public accounting firm for the Prime Portfolio of the Trust.  PwC is responsible for (i) performing annual audits of the financial statements and financial highlights in accordance with standards of the Public Company Accounting Oversight Board, (ii) reviewing the federal tax returns, and (iii) performing the security counts and related SEC filings required by Rule 17f-2 under the 1940 Act.

ITEM 20.  PORTFOLIO MANAGERS

Not Applicable.

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Prime Portfolio by the Adviser.  There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments.  Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down.  The cost of securities purchased from underwriters includes an underwriting commission or concession.

Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser.  The Advisory Agreement provides, in substance and subject to specific directions from the Trust’s Board of Trustees, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust.  Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions.  Also, in evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Prime Portfolio, the Government Portfolio, the Short-Term Bond Portfolio, and/or the Adviser (or its affiliates).  The Adviser is authorized to cause the Prime Portfolio or the Government Portfolio or the Short-Term Bond Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.  The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

The Trustees periodically review the Adviser’s performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Prime Portfolio, the Government Portfolio and the Short-Term Bond Portfolio and review the prices paid by the Prime Portfolio, the Government Portfolio and the Short-Term Bond Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the respective Portfolio.  Certain services received by the Adviser attributable to a Prime Portfolio or a Government Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a portfolio other than that for which the transaction was effected.  The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.

ITEM 22.  CAPITAL STOCK AND OTHER SECURITIES

Under its Master Trust Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio.  The Trustees may create additional portfolio series at any time without shareholder approval.  The shares of each Portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any Portfolio series may have separate voting rights or no voting rights.

As of the date of this Statement of Additional Information, the Trust is comprised of the following Portfolio series, each of which commenced operations on the date set forth opposite the Portfolio’s name:

NAME	COMMENCEMENT OF OPERATIONS
State Street Navigator Securities Lending Prime Portfolio	May 15, 1996
State Street Navigator Securities Lending Government Portfolio	*
State Street Navigator Securities Lending Short-Term Bond Portfolio	*
State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio	August 25, 2011
State Street Navigator Securities Lending MET Portfolio	January 14, 2013

* As of the date of this SAI, this Portfolio has not commenced operations.

The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular Portfolio series, must be approved by the holders of a majority of the shares of the Trust or the Portfolio series, respectively.  All other amendments may be effected by the Trust’s Board of Trustees.

The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a Portfolio series and that every written agreement, obligation, or other undertaking of a Portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder.  If any present or past shareholder of any Portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the Portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such Portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability.  Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the Portfolio series itself would be unable to meet its obligations.

The Trust will not have an Annual Meeting of Shareholders.  Special Meetings may be convened (i) by the Board of Trustees (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board of Trustees’ failure to honor the shareholders’ request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

ITEM 23.  PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

Shares of the Prime Portfolio and the Government Portfolio may only be offered to, and be held by, participants in State Street’s securities lending program and in limited circumstances, by participants in a securities lending program administered by a third party lending agent.

Shares for all Portfolios are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended.  Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF FUND SHARES

PRIME PORTFOLIO AND GOVERNMENT PORTFOLIO.  NAV per share for the shares of each of the Prime Portfolio and the Government Portfolio is calculated as of 5:00 p.m. Eastern time on each day on which the Federal Reserve Bank of Boston and State Street are open for business.  The Portfolios observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.

It is the policy of each Portfolio to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained.  In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, each Portfolio uses the amortized cost valuation method to value its portfolio instruments.  This method involves valuing an instrument at its acquisition price and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument.

The Trustees have established procedures reasonably designed to stabilize each Portfolio’s price per share at $1.00.  These procedures include (i) the determination of the deviation from $1.00, if any, of each Portfolio’s NAV using market quotations (or an appropriate substitute), and (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation.  The procedures also include maintenance of records of determinations by the Trustees.  The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

SHORT-TERM BOND PORTFOLIO.  NAV per share is calculated for the Short-Term Bond Portfolio as of the close of the regular trading session on the New York Stock Exchange (normally 4:00 p.m. Eastern time) on each day on which the New York Stock Exchange is open for business.  Currently, the New York Stock Exchange is open for trading every weekday except New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

With the exceptions noted below, the Portfolio values its investment portfolio at market value.  This generally means that securities listed and traded principally on any national securities exchange are valued on the basis of the last sale price or, lacking any sales, at the closing bid price on the primary exchange on which the security is traded.  United States securities traded principally over-the-counter and options are valued on the basis of the last reported bid price.  Futures contracts are valued on the basis of the last reported sale price.

Because many fixed-income securities do not trade each day, last sale or bid prices are frequently not available.  Therefore, fixed-income securities may be valued using prices provided by a pricing service when such prices are determined by the Adviser to reflect the market value of such securities.

International securities traded over the counter are valued on the basis of best bid or official bid, as determined by the relevant securities exchange.  In the absence of a last sale or best or official bid price, such securities may be valued on the basis of prices provided by a pricing service if those prices are believed to reflect the market value of such securities.

The Portfolio values securities maturing within 60 days of the valuation date at amortized cost unless the Board of Trustees determines that amortized cost does not represent market value.  This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

ITEM 24.  TAXATION

FEDERAL TAXES

The tax discussion in this document is only a summary of certain United States federal income tax issues generally affecting the Portfolios and their shareholders.  The following assumes any Portfolio shares will be capital assets in the hands of a shareholder.  Circumstances among investors may vary, so shareholders are encouraged to discuss investment in the Portfolios with their tax advisor. Each Portfolio intends to qualify each year as a “regulated investment company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  As a RIC, each Portfolio is generally not subject to federal income taxes to the extent it distributes its net investment income and net capital gain (long-term capital gains in excess of short-term capital losses) to shareholders.  The Board intends to distribute each year substantially all of the Portfolios’ net investment income and net capital gain.  It is important that the Portfolios meet these requirements so that any earnings on your investment will not be taxed twice.  If a Portfolio fails to qualify as a RIC for any taxable year, it will be subject to tax as a “C” corporation and may be limited in its ability to qualify as a RIC in the future.

Each Portfolio will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (1) 98% of its ordinary income for that year; (2) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (3) certain undistributed amounts from the preceding calendar year.  For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such months will be deemed to have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.

Any capital loss incurred on the sale or exchange of Portfolio shares held for six months or less will be treated as a long-term capital loss to the extent of long-term capital gain dividends received with respect to such shares.

As of the date of this document, generally, the maximum stated U.S. federal income tax rate applicable to individuals is 39.6% for ordinary income and 20% for net long-term capital gain.  Long-term capital gain rates applicable to individuals have been temporarily reduced – in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets – for taxable years beginning before January 1, 2013.

If a Portfolio purchases a debt obligation with original issue discount (OID) (generally a debt obligation with an issue price less than its stated principal amount, such as a zero-coupon bond), the Portfolio may be required to annually include in its income a portion of the OID as ordinary income, even though the Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation.  Additionally, a Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less then original issue price or adjusted issue price).  If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

Foreign shareholders should consult their tax advisors as to if and how the U.S. federal income tax and its withholding requirements applies to them.

As of December 31, 2012 the Portfolios had no capital loss carryovers.

ITEM 25.  UNDERWRITERS

Not Applicable.

ITEM 26.   CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27.  FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2012 for the Prime Portfolio, including PwC’s report for the Prime Portfolio thereon, are included in the Trust’s Annual Report to Shareholders, which was filed with the SEC on March 8, 2013, and are incorporated into this SAI by reference.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) - LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa - Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa - Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A - Bonds that are rated A are considered upper-medium-grade and are subject to low credit risk.

Baa -  Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba -  Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower - Bonds which are rated B are considered speculative and are subject to high credit risk.  Bonds which are rated Caa are of poor standing and are subject to very high credit risk.  Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.  Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 -  Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations.  Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 -  Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 -  Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”).  S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA -  Bonds rated AAA are highest grade debt obligations.  This rating indicates an extremely strong capacity to pay principal and interest.

AA -  Bonds rated AA also qualify as high-quality obligations.  Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree.

A -  Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB - Bonds rated BBB exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower - Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative

Appendix A-1

characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation.  BB indicates the least degree of speculation and C the highest degree of speculation.  While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D - An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless it is believed that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1- Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2- The capacity for timely payment on issues with this designation is strong.  However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS (“FITCH”). Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA - Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA - Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB - Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative - ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

Appendix A-2

F1.  Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2.  Good short-term credit quality.  Good intrinsic capacity for timely payment of financial commitments.

F3.  Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

B.  Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C.  High short-term default risk.  Default is a real possibility.

D.  Default.  Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

RD. Restricted Default.  Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

Appendix A-3

APPENDIX B

State Street Navigator Securities Lending Trust

Proxy Voting Policy and Procedures

The Board of Trustees of State Street Navigator Securities Lending Trust (the “Trust”) has determined that it is in the best interests of the Trust and its respective series (each, a “Portfolio” and collectively, the “Portfolios”) for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.

I.  Policy

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by the Portfolios to SSgA Funds Management, Inc. (the “Adviser”) as a part of the Adviser’s general management of the Portfolios’ portfolios, subject to the Board’s continuing oversight.  The Board of Trustees of the Trust (the “Board”) hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Portfolio consistent with the duties and procedures set forth below.  The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Portfolios.

II.  Fiduciary Duty

The right to vote a proxy with respect to portfolio securities held by a Portfolio is an asset of such Portfolio.  The Adviser, to which authority to vote on behalf of the Portfolios is delegated, acts as a fiduciary of the Portfolios and must vote proxies in a manner consistent with the best interest of the Portfolios and their shareholders.  In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III.  Procedures

The following are the procedures adopted by the Board for the administration of this policy:

A. Review of Adviser Proxy Voting Procedures.  The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

B. Voting Record Reporting.  The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trust at least annually.  Such voting record information shall be in a form acceptable to the Trust and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trust and the Adviser may agree to from time to time.  With respect to those proxies that the Adviser has identified as involving a conflict of interest1, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

1 As it is used in this document, the term “conflict of interest” refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Portfolios which could potentially compromise the principal underwriter’s or Adviser’s independence of judgment and action with respect to the voting of the proxy.

Appendix B-1

C. Record Retention.  The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

D. Conflicts of Interest.  Any actual or potential conflicts of interest between a Portfolio’s principal underwriter or Adviser and the applicable Portfolio’s shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser’s application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser.  In the event that the Adviser notifies the officer(s) of the Trust that a conflict of interest cannot be resolved under the Adviser’s Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trust of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV.  Revocation

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Portfolios is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.  Annual Filing

The Trust shall file an annual report of each proxy voted with respect to portfolio securities of the Portfolios during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI.  Disclosures

A.  The Trust shall include in its registration statement:

1.  A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2.  A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.  The Trust shall include in its annual and semi-annual reports to shareholders:

1.  A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Portfolios is available without charge, upon request, by calling the Trust’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2.  A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

Appendix B-2

VII.  Review of Policy.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

Appendix B-3

State Street Global Advisors Proxy Voting Policy

Introduction

SSgA Funds Management, Inc. (“SSgA FM”) is a registered investment adviser and a  wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors.  As an investment manager, SSgA FM has discretionary proxy voting authority over most of its client accounts, and SSgA FM votes these proxies in the manner that we believe will most likely protect and promote the long term economic value of client investments and as set forth in the SSgA FM Proxy Voting Guidelines (the “Proxy Voting Guidelines”).

Proxy Voting Procedure

Oversight

The SSgA FM Corporate Governance Team is responsible for implementing the Proxy Voting Guidelines, case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues impacting shareholder value.  The implementation of the Proxy Voting Guidelines is overseen by the SSgA FM Global Proxy Review Committee (“SSgA FM PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in more detail below.  The SSgA FM PRC reports to the SSgA Investment Committee, and may refer certain significant proxy items to that committee.  In addition to voting proxies, SSgA:

1) describes its proxy voting procedures to its clients in Part II of its Form ADV;
2) provides the client with this written proxy policy, upon request;
3) discloses to its clients how they may obtain information on how FM voted the client’s proxies;
4) matches proxies received with holdings as of record date;
5) generally applies its proxy voting policy consistently and keeps records of votes for each client;
6) documents the reason(s) for voting for all non-routine items; and
7) keeps records of such proxy voting available for inspection by the client or governmental agencies.

Oversight of the proxy voting process is ultimately the responsibility of the SSgA Investment Committee.  The SSgA Investment Committee reviews and approves amendments to the Proxy Voting Guidelines.

Proxy Voting Process

SSgA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance, to support our proxy voting process.  SSgA FM utilizes ISS’s services in three ways: (1) as SSgA FM’s proxy voting agent (providing SSgA FM with vote execution and administration services); (2) applying SSgA FM’s Proxy Voting Guidelines; and (3) provides research and analysis relating to general corporate governance issues and specific proxy items.

On most routine proxy voting items (e.g., retention of auditors), ISS will effect the proxy votes in accordance with the Proxy Voting Guidelines and our standing instructions, which the SSgA FM Corporate Governance Team reviews with ISS on an annual basis or on a case-by-case basis as required.  The guidance permits ISS to apply the Proxy Voting Guidelines without consulting us on each proxy and in a manner that is consistent with our investment view.  On matters not directly covered by the Proxy Voting Guidelines, and we conclude there is no likelihood of impacting shareholder value, ISS may effect proxy votes in accordance with its own recommendations.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote consistent with SSgA FM’s investment views and to maximize the value of our client accounts.  In general, the Corporate Governance Team will engage in this additional review for:

(i)
proxies that involve special circumstances and require additional research and discussion (e.g. a material merger or acquisition, or a material governance issue with the potential to become a significant precedent in corporate governance); and

(ii)
proxies that are not directly addressed by our policies and which are reasonably anticipated to have an impact on the current or potential value of a security or which we do not consider to be routine.

In some instances, the SSgA FM Corporate Governance Team may refer significant issues which are not addressed by our Proxy Voting Guidelines or guidance to ISS to the SSgA FM PRC for a determination of the proxy vote.  In addition, in determining whether to refer a proxy vote to the SSgA FM PRC, the SSgA FM Corporate Governance Team will examine whether there is a material conflict of interest between the interests of our client and those of SSgA FM or its affiliates (as explained in greater detail below under “Conflict of Interest”).  If there is no material conflict, we examine the proposals that involve special circumstances or are not addressed by our policy or guidance in detail in seeking to determine what vote would be in the best interest of our clients (i.e., to maximize the economic value of our clients’ securities).

Conflict of Interest

From time to time, SSgA FM will review a proxy which may present a potential conflict of interest.  In general, we do not believe matters that fall within our Proxy Voting Guidelines and are voted consistently with the Proxy Voting Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity; however, where matters do not fall within our Proxy Voting Guidelines or where we believe that voting in accordance with the Proxy Voting Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest.  Although various relationships could be deemed to give rise to a conflict of interest, SSgA has determined that two categories of relationships present a serious concern to warrant an alternative process:  (1) clients of SSgA FM or its affiliates which are among the top 100 clients of State Street Corporation or its affiliates based upon revenue; and (2) the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).

In circumstances where either (i) the matter does not fall clearly within the Proxy Voting Guidelines or (ii) SSgA FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Director of SSgA FM’s Corporate Governance Team will determine whether a Material Relationship exists.  If so the matter is referred to the SSgA FM PRC.  The SSgA FM PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict.  For example, the SSgA FM PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the SSgA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

Engagement

SSgA FM conducts issuer engagement activity to support SSgA FM’s voting principles.  SSgA FM believes engagement with portfolio companies is often the most active and productive way shareholders can exercise their ownership rights, with the goal of increasing shareholder value.  SSgA FM regularly engages with companies to discuss corporate governance issues and to provide insight about the principles and practices that drive our voting decisions.  In our discussions, we highlight the attributes and practices that we believe enhance the quality of corporate governance at companies.  Some engagement topics include takeover defenses, merger transactions, proxy contests, board elections, sustainability issues, executive compensation, equity compensation plans and other topical issues of interest to our clients as shareholders.  Through our discussions, we seek to strengthen the quality of corporate governance with boards and management, which helps protect shareholder value.

The SSgA FM Governance Team is dedicated to providing governance research, analysis, issuer engagement and voting services.  The SSgA FM Governance Team has no fixed set of priorities that dictate engagement practices.  Instead, we view engagement practices as being dependent upon facts and circumstances, while giving consideration to the size of our total position of the issuer and/or the potential negative governance practices, performance profile, and circumstance at hand.

Nature and Form of Engagement

SSgA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSgA FM defines engagement methods:

Reactive

Reactive engagement is initiated by the issuers and typically represents a majority of SSgA FM’s engagement activity.  SSgA FM routinely discusses specific voting issues and items with the issuer community.  These are viewed as an opportunity to address not only voting items, but also a wide range of governance items that impact shareholder value.

Recurring

Recurring engagement takes advantage of SSgA FM’s strong relationships with many of its largest holdings. SSgA FM maintains regular face-to-face meetings with these issuers, allowing SSgA FM to reinforce key tenets of good corporate governance and actively advise these issuers around concerns that SSgA FM feels may impact long-term shareholder value.

Dynamic

Using screening tools designed to capture a mix of SSgA FM’s largest exposures to issuers demonstrating severe negative governance profiles, SSgA FM will actively seek direct dialogue with the board and management. In these cases, the dynamic engagement process represents the most meaningful chance for SSgA FM to protect long-term shareholder value from excessive risk due to governance related risks.

SSgA FM believes active engagement is best conducted individually and directly with company management or board members.  Collaborative engagement, where multiple shareholders communicate with company representatives, such as shareholder conference calls, can serve as a potential forum for issues that are not identified by SSgA FM as requiring active engagement.

When Does SSgA FM Engage Issuers?

SSgA FM uses various methods to monitor its investments to determine which issuers require dynamic engagement. A blend of quantitative and qualitative research and data is used to identify potential engagement opportunities. SSgA FM sources internal and external research and screening tools to support the engagement process.

Voting and Engagement

SSgA FM believes engagement and voting activity have a direct relationship. Issuer engagement seeks to address significant shareholder concerns and governance issues.  Logically, successful issuer engagement should reduce the need to vote against management. The integration and exercise of both these rights leads to a meaningful shareholder tool that seeks to achieve enhanced shareholder value on behalf of SSgA FM clients.

Developed and Non-Developed Markets

SSgA FM engagement philosophy applies across all global markets.  We have found the opportunity and effectiveness of engagement activity directly correlates to the level of ownership and voting rights provided by local market laws.  From market to market, engagement activity may take different forms in order to best achieve long term engagement goals.

Engagement in developed markets is a mature process for SSgA FM.  In some cases, engagement activity is institutionalized into local best practices, such as the UK Stewardship Code overseen by Financial Reporting Commission (FRC). In the UK, disclosure standards are high, allowing shareholders simple access to the key components of governance, such as board and by-law structure, remuneration policies and practices, sustainability data and reporting, among others.  Further, shareholder rights are relatively high allowing for SSgA FM to engage on a variety of issues.

In many non-OECD markets we often supplement direct company engagement with participation in shareholder advocacy groups that seek change at a market level.  This type of “top-down” approach should have a positive long-term impact by addressing shortcomings in local market laws on disclosure and shareholder rights.

Summary of Proxy Voting Guidelines

Directors and Boards

The election of directors is one of the most important fiduciary duties SSgA FM performs as a shareholder.  SSgA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment.  As such, SSgA FM seeks to vote director elections, in a way, which we as a fiduciary, believe will maximize the monetary value of each portfolio’s holdings.

The role of the board, in SSgA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders.  A strong and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan, and performs risk oversight and performance assessment of the CEO and management.  In contrast, management implements the business strategy and runs the company’s day-to-day operations.  As part of SSgA FM’s engagement process, SSgA FM routinely discusses the importance of the board with issuers.

SSgA FM believes the quality of a board is a measure of director independence and company governance practices.  In voting to elect nominees, SSgA FM considers many factors.  SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.  A sufficiently independent board will most effectively monitor management, maintain appropriate governance practices, and perform oversight functions necessary to protect shareholder interests.

Accounting and Audit Related Issues

SSgA FM believes audit committees are critical and necessary as part of the board’s risk oversight role.  We expect auditors to provide assurance as of a company’s financial condition.  Having trust in the accuracy of financial statements is important for shareholders to make decisions.  Subsequently, SSgA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

SSgA FM believes the audit committee is responsible for appointing, compensating, retaining and overseeing the issuer’s outside audit firm.  In addition, SSgA FM believes the audit committee should approve audit and non-audit services performed by outside audit firms.

Capital Structure, Reorganization and Mergers

Though SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for oversight and input into management decisions that may affect a company’s value.  Altering the capital structure of a company is a critical decision for management, and in making such a critical decision, SSgA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

The organizational structure of a company or proposed modifications to a company, may improve the effectiveness of a company’s operations, thereby enhancing shareholder value.  M&A issues may result in a substantial economic impact to a corporation.  SSgA FM evaluates mergers and acquisitions on a case-by-case basis.  SSgA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders.  In all cases, SSgA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer or reducing the likelihood of a successful offer.  SSgA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholder’s right to vote on reasonable offers.

Compensation

SSgA FM considers the board’s responsibility to include setting the appropriate level of executive compensation.  Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term.

General/Routine

Although SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value.  SSgA FM supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Environmental and Social Issues

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices.  Often, proposals may address concerns with which SSgA FM philosophically agrees, but absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

International Statement

SSgA FM reviews proxies of non-US issuers consistent with our Principles and Proxy Voting Guidelines; however, SSgA FM also endeavors to show sensitivity to local market practices when voting non-US proxies. This may lead to contrasting votes as corporate governance standards, disclosure requirements and voting mechanics differ from market to market.  SSgA will vote issues in the context of our Proxy Voting Guidelines, as well as local market standards, where appropriate.

SSgA FM votes in all markets where it is feasible; however, SSgA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, or where issuer-specific special documentation is required or various market or issuer certifications are required.  SSgA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction or when they charge a meeting specific fee in excess of the typical custody service agreement.

SSgA FM Proxy Voting Guidelines

State Street Global Advisors Funds Management (“SSgA FM”) seeks to vote proxies for which it has discretionary authority in the best interests SSgA FM clients.  This means that SSgA FM will make voting decisions in the manner SSgA believes will most likely protect and promote the long term economic value of client accounts.  Absent unusual circumstances or specific client instructions, SSgA FM votes proxies on a particular matter in the same way for all clients, regardless of their investment style or strategies.  SSgA FM takes the view that voting in a manner consistent with maximizing the monetary value of our clients’ holdings will benefit our direct clients (e.g. fund shareholders).

I.  DIRECTOR RELATED ITEMS

Director related proposals concern issues submitted to shareholders that deal with the composition of the board or impact the members of a corporation’s board of directors.  In deciding which director nominee to support, SSgA FM considers numerous factors.

Director Elections

SSgA’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices.  Factors SSgA considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights
•	Board independence
•	Board structure

If a company demonstrates appropriate governance practices, SSgA believes a director should be classified as independent based on the relevant listing standards or local market practice standards.  In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence.  Accordingly, SSgA will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSgA believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor,
•	Does the nominee provides professional services to the issuer,
•	Has the nominee attended an appropriate number of board meetings, or
•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits.  Accordingly, SSgA will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSgA may withhold votes based on the following:

•	CEOs of public companies who sit on more than three public company boards.

•	Nominees who sit on more than six public company boards.

•
SSgA may withhold votes from all director nominees at companies that have ignored a shareholder proposal which received a majority of the shares outstanding at the last annual or special meeting, unless management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s).

•	SSgA may withhold votes from compensation committee members where there is a weak relationship between executive pay and performance over a five-year period.

•	SSgA will withhold votes from audit committee members if non-audit fees exceed 50% of total fees paid to the auditors.

•	SSgA will withhold votes from directors who appear to have been remiss in their duties.

Director Related Proposals

SSgA FM generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, governmental investigation, charges of fraud or other indications of significant concern.

•	Proposals to restore shareholders’ ability to remove directors with or without cause.

•	Proposals that permit shareholders to elect directors to fill board vacancies.

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSgA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected.

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy.

•	Shareholder proposals requiring two candidates per board seat.

Majority Voting

SSgA FM will generally support a majority vote standard based on votes cast for the election of directors.

SSgA FM will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSgA FM generally supports the establishment of annual elections of the board of directors.  Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSgA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSgA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, a company’s performance and the overall governance structure of the company.

Proxy Access

SSgA will consider proposals relating to Proxy Access on a case-by-case basis:

SSgA will evaluate the company’s specific circumstances, the impact of the proposal on the target company and its potential effect on shareholder value.

Considerations include but are not limited to the following:
•	The ownership thresholds and holding duration proposed in the resolution;
•	The binding nature of the proposal;
•	The number of directors that shareholders may be nominate each year;
•	Company performance;
•	Company governance structure;
•	Shareholder rights; and
•	Board performance.

Age/Term Limits

Generally, SSgA FM will vote against limits to tenure.

Approve Remuneration of Directors

Generally, SSgA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry.  In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSgA FM generally supports annual elections for the board of directors.  In certain cases, SSgA FM will support a classified board structure, if the board is composed of 80 percent of independent directors, the board’s key committees (auditing, nominating and compensation) are composed of independent directors, and SSgA FM will consider other governance factors, including antitakeover devices.

Confidential Voting

SSgA FM will support confidential voting.

Board Size

SSgA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

II.  AUDIT RELATED ITEMS

Ratifying Auditors and Approving Auditor Compensation

SSgA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive.  SSgA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor.  SSgA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/fax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSgA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.*

* Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

Accept Financial Statements Consolidated Financial Statements and Statutory Reports

It is the auditor’s responsibility to provide assurance as of the company’s financial condition.  Accordingly, in the absence of pending litigation, governmental investigation, charges of fraud or other indicia of significant concern, SSgA FM will accept the financial statement, allocation of income and/or statutory report.

III.  CAPITAL STRUCTURE

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company.  The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend.  Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported.  In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares.  However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.).  All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSgA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSgA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for U.S. firms and plus 100% of current authorized stock for international firms.

When applying the thresholds, SSgA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

SSgA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSgA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSgA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

However, SSgA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Preemptive Rights and Non-Preemptive Rights

In general, SSgA FM supports issuance authority requests up to 100% of current share capital with preemptive rights.  Requests for the authority to remove preemptive rights will be supported for share issuances that are less than a certain percentage (ranging from 5-20%, based on market practice) of the outstanding shares, unless even such a small amount could have a material dilutive effect on existing shareholders (e.g. illiquid markets).

For Hong Kong, SSgA FM does not support issuances that do not place limits on discounts or do not provide the authority to refresh the share issuance amounts without prior shareholder approval.

Unequal Voting Rights

SSgA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights.  In addition, SSgA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSgA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Dividends and Share Repurchase Programs

SSgA FM generally supports dividend payouts that are greater than or equal to country and industry standards; we generally support a dividend which constitutes 30% or more of net income.  SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position.

Generally, SSgA FM votes for the authorization of share repurchase programs, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase.

IV.  MERGERS AND ACQUISITIONS

Mergers and the reorganization structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.  Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported.  In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium

•	Strategic rationale

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest

•	Offers made at a premium and where there are no other higher bidders

•	Offers in which the secondary market price is substantially lower than the net asset value

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders

•	At the time of voting, the current market price of the security exceeds the bid price

V.  ANTI-TAKEOVER MEASURES

Typically, proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision are deemed to have an antitakeover effect.  The majority of these proposals deal with management's attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders' rights or have the effect of entrenching incumbent management will not be supported.  Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSgA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSgA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSgA FM will support the adoption or renewal of a non-US issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSgA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers  (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSgA will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their by-laws if:

-	The company also does not allow shareholders to act by written consent, OR
-	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSgA will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their by-laws if:

-	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSgA will vote for management proposals related to special meetings.

Written Consent

SSgA will vote for shareholder proposals on written consent at companies if:

-	The company does not have provisions in their by-laws giving shareholders the right to call for a special meeting, OR
-	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares, AND
-	The company has a poor governance profile.

SSgA will vote management proposals on written consent on a case-by-case basis.

Super-Majority

SSgA FM will generally vote against amendments to by-laws requiring super-majority shareholder votes to pass or repeal certain provisions.  SSgA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

VI.  REMUNERATION

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSgA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

SSgA FM supports an annual advisory vote on executive compensation.

Approve Remuneration Report

SSgA FM will generally support remuneration reports that are judged to be in-line with local market practices.  SSgA FM will generally vote against the approval of the remuneration report if the company fails to disclose information regarding any element of CEO remuneration including but not limited to, base salary, annual bonuses, and special bonuses relative to market practice.

If the company’s schemes allows for retesting of performance criteria over extended time period or for retesting if the original performance criteria was not met during the initial time period, SSgA FM may vote against the remuneration report.

Employee Equity Award Plans

SSgA FM considers numerous criteria when examining equity award proposals. Generally, SSgA FM does not vote against plans for lack of performance or vesting criteria.  Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution: To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count.  SSgA reviews that number in light of certain factors, including the industry of the issuer.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible

•	The period of time covered by the plan

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control;

•	Excessive compensation (i.e. compensation plans which are deemed by SSgA FM to be overly dilutive).

Historical option grants: Excessive historical option grants over the past three years.  Plans that provide for historical grant patterns of greater than eight to twelve percent are generally not supported.

Repricing: SSgA FM will vote against any plan where repricing is expressly permitted.  If a company has a history of repricing underwater options, the plan will not be supported.

Share Repurchases: If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) do not disclose a definitive number of the shares to be bought back and, (iii) the time frame during which the shares will be bought back will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments: If a plan would not normally meet SSgA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSgA FM will support the proposal to amend the plan.

Employee Stock Option Plans

SSgA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value.  However, SSgA FM takes market practice into consideration.

Compensation Related Items

SSgA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

SSgA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors

VII.  MISCELLANEOUS/ROUTINE ITEMS

SSgA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate

•	Opting out of business combination provision

•	Proposals that remove restrictions on the right of shareholders to act independently of management

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved

•	Shareholder proposals to put option repricings to a shareholder vote

•
General updating of or corrective amendments to charter and by-laws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment)

•	Change in corporation name

•	Mandates that amendments to bylaws or charters have shareholder approval

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable

•	Repeals, prohibitions or adoption of anti-greenmail provisions

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduce and proposals to implement a reverse stock split to avoid delisting

•	Exclusive forum provisions

SSgA FM generally does not support the following miscellaneous/routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable

•	Proposals to approve other business when it appears as voting item

•	Proposals giving the board exclusive authority to amend the bylaws

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal

VIII.  ENVIRONMENTAL AND SOCIAL ISSUES

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices. Where it appears there is a potential effect on shareholder or economic value of a company that is related to a specific environmental or social issue, SSgA FM evaluates the shareholder proposal addressing the issue on a case-by-case basis.  Absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

Record Keeping

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM’s office:

1) FM’s Proxy Voting Policy and any additional procedures created pursuant to such Policy;
2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);
3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);
4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and
5) a copy of each written request from a client, and response to the client, for information on how FM voted the client’s proxies.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSgA FM relationship manager.

PART B

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio

State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111
(617) 664-3669

STATEMENT OF ADDITIONAL INFORMATION

April 26, 2013

State Street Navigator Securities Lending Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest for separate investment portfolios one of which is described in this Statement of Additional Information (“SAI”).  Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

This SAI supplements the information contained in the Part A of the Trust’s Registration Statement dated April 26, 2013 concerning the Trust and the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio (“TIAA-CREF Portfolio” or the “Portfolio”).  This SAI is not a Prospectus and should be read in conjunction with the Confidential Offering Memorandum relating to the Portfolio, which may be obtained by telephoning or writing the Trust at the number or address shown above.

The Trust’s financial statements for the fiscal year ended December 31, 2012, including the independent registered public accounting firm’s report thereon, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2013, and are incorporated into this SAI by reference.  A copy of the Annual Report is available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

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Page

Trust History	B-3

Description of the Trust and its Investments and Risks	B-3

Management of the Trust	B-8

Control Persons and Principal Holders of Securities	B-14

Investment Advisory and Other Services	B-15

Portfolio Managers	B-16

Brokerage Allocation and Other Practices	B-16

Capital Stock and Other Securities	B-17

Purchase, Redemption and Pricing of Shares	B-18

Taxation	B-18

Underwriters	B-19

Calculation of Performance Data	B-19

Financial Statements	B-19

Appendix A - Ratings of Debt Instruments	Appendix A-1

Appendix B - Trust Proxy Voting Policy and Procedures	Appendix B-1

Appendix C - Adviser’s Proxy Voting Policy	Appendix C-1

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ITEM 15.  TRUST HISTORY

The Trust was organized as a Massachusetts business trust on June 15, 1995.

ITEM 16.  DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

The TIAA-CREF Portfolio of the Trust is an open-end, diversified, management investment company.

INVESTMENT POLICIES

The investment policies described below (i) reflect the current practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval provided, however, that SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) notifies the investment advisers to the TIAA-CREF Lending Funds in writing at least sixty (60) calendar days prior to any such changes (or such shorter period of time as may be agreed between SSgA FM and the investment advisers to the TIAA-CREF Lending Funds).  Information relating to other Portfolios of the Trust is not included.  To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:

U.S. GOVERNMENT SECURITIES.  The types of U.S. Government securities in which the Portfolio may at times invest include obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Deposit Insurance Corporation, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development, Federal Home Loan Mortgage Corporation and Federal National Mortgage Association). The TIAA-CREF Portfolio will not invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation, although stripped securities may be accepted by the Portfolio as collateral for repurchase agreements.  No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and (iv), other than as set forth above, because it is not obligated to do so by law.

EUROPEAN BANKS. The TIAA-CREF Portfolio will not purchase securities issued by banks chartered in Europe or their U.S. branches or subsidiaries; provided, however, that the TIAA-CREF Portfolio may enter into repurchase agreements with such entities.

MUNICIPAL SECURITIES.  The TIAA-CREF Portfolio will not purchase securities issued by municipalities.

ZERO COUPON SECURITIES.  The TIAA-CREF Portfolio will not invest in zero coupon securities that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future.  These securities also include certificates representing interests in such stripped coupons and receipts.

REPURCHASE AGREEMENTS.  The Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio’s cost plus interest.  The Portfolio will enter into repurchase agreements only with financial institutions that the Adviser determines are creditworthy.  The Portfolio will not invest in repurchase agreements maturing in more than seven days.  Should the counterparty to a repurchase agreement transaction fail financially, the Portfolio may experience (i) delays or prevention in recovering the collateral securing the counterparty’s obligations, or (ii) a loss of rights in such collateral.  Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate the Portfolio fully.  The Portfolio must take

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possession of collateral either directly or through a third-party custodian.  In most cases, repurchase transactions must be collateralized initially at a minimum of 102% of the repurchase price, but in no event less than 100% of the repurchase price.  Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below a specified percentage of the repurchase price.  The collateral must consist of cash, United States Government securities, securities issued by an agency or instrumentality of the United States Government, or mortgage securities that conform to the quality of securities issued by an agency or instrumentality of the United States.

VARIABLE AND FLOATING RATE INSTRUMENTS.  A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of fixed-rate obligations with comparable stated maturities.  Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.  The Portfolio may purchase variable and floating rate non-U.S. Government Securities that have a stated maturity in compliance with the requirements of Rule 2a-7 of the 1940 Act and a final maturity of not more than 185 days.

There may be no active secondary market with respect to a particular variable or floating rate instrument.  Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value.  The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

WHEN-ISSUED TRANSACTIONS.   The TIAA-CREF Portfolio may purchase securities on a when-issued or delayed delivery basis.  In these transactions, the TIAA-CREF Portfolio purchases securities with payment and delivery scheduled for a future time.  Until settlement, the TIAA-CREF Portfolio segregates cash and marketable high-quality debt securities equal in value to its when-issued commitments.  Between the trade and settlement dates the TIAA-CREF Portfolio bears the risk that the seller may fail to complete the transaction.  The TIAA-CREF Portfolio will engage in when-issued transactions only for the purpose of acquiring securities consistent with its investment objectives and policies and not for investment leverage.  The TIAA-CREF Portfolio will not invest more than 25% of its net assets in when-issued securities.

The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy.  Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio’s records.  For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value.  If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio.

Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates.  Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise).  Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.

When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation).  The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

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FORWARD COMMITMENTS. The TIAA-CREF Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the TIAA-CREF Portfolio’s ability to manage its investment portfolio, maintain a stable NAV and honor redemption requests.  When effecting such transactions, cash or liquid high-quality debt obligations held by the TIAA-CREF Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the TIAA-CREF Portfolio’s records at the trade date and will be maintained until the transaction is settled.  The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield.  The TIAA-CREF Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

SECTION 4(2) COMMERCIAL PAPER.  The TIAA-CREF Portfolio may invest in commercial paper, including commercial paper issued in reliance upon the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.  Section 4(2) paper is restricted as to disposition under the Federal securities laws and generally is sold to institutional investors, such as the Portfolio, that agree they are purchasing the paper for investment and not for distribution.  Any resale by the purchaser must be in an exempt transaction.  Section 4(2) paper normally is resold to other institutional investors through, or with the assistance of, the issuer or investment dealers that make a market in Section 4(2) paper.  Section 4(2) paper will not be subject to the Portfolio’s limitation on illiquid securities, set forth below, where SSgA FM (pursuant to guidelines established by the Board) determines that a liquid trading market exists for the securities.

ILLIQUID SECURITIES. The Portfolio will not invest in illiquid securities, i.e., a security that is not readily marketable or convertible into cash at approximately the amortized cost value thereof within seven days, provided however, that this restriction shall not require the TIAA-CREF Portfolio to sell securities that become illiquid after purchase.

MORTGAGE AND REAL ESTATE RELATED SECURITIES. The TIAA-CREF Portfolio will not invest in securities backed by pools of mortgage loans or debt secured by real estate.

QUALITY. At the time of purchase, securities of the TIAA-CREF Portfolio will be rated in the highest tier category of any nationally recognized statistical rating organization or if unrated, shall be determined by SSgA FM to be of comparable quality.

MATURITY. Any single instrument in the TIAA-CREF Portfolio may not have a maturity in excess of 185 days, except U.S. Government securities, which may not have a final maturity in excess of 397 days. For these purposes, the maturity of each instrument will be determined in accordance with the requirements of Rule 2a-7.   SSgA FM will seek to maintain a weighted average maturity for the TIAA-CREF Portfolio that does not exceed 30 days and will not purchase for the TIAA-CREF Portfolio any security with a maturity in excess of one business day during such time as the weighted average maturity of the TIAA-CREF Portfolio exceeds 30 days.

LIQUIDITY. The TIAA-CREF Portfolio will seek to maintain overnight liquidity of a minimum of thirty percent (30%) (the “Target Overnight Liquidity”), it being understood that the overnight liquidity of the TIAA-CREF Portfolio may be less than the Target Overnight Liquidity as a result of changes in the market value of securities and/or the net assets of the TIAA-CREF Portfolio and that a failure to maintain the Target Overnight Liquidity will not constitute a violation of these investment restrictions.

STATE STREET AND AFFILIATES. The TIAA-CREF Portfolio may not invest in obligations of or instruments issued by State Street or its affiliates.  This restriction shall not preclude the TIAA-CREF Portfolio from maintaining uninvested cash from time to time in custodial accounts maintained by the TIAA-CREF Portfolio with State Street or its affiliates.

INVESTMENT RESTRICTIONS

The Trust has adopted the following fundamental investment policies with respect to the Portfolio which may not be changed for the Portfolio without the affirmative vote of a “majority of the outstanding voting securities” of the shareholders of the Portfolio.  A “majority of the outstanding voting securities” is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a portfolio and (2) 67% or

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more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy.  The Portfolio may not:

1.
Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings.  If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.  The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2.
Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.

3.
Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5.
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks; and provided further, that repurchase agreements with U.S. and foreign banks shall not be considered to be investments in any one industry for purposes of this restriction.

6.
With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities and shares of investment companies), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

7.
Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

8.	Invest in commodities.

The TIAA-CREF Lending Funds, acting through their respective investment advisers, have requested, and SSgA FM has agreed, to manage the assets of the TIAA-CREF Portfolio in accordance with additional investment restrictions identified by the TIAA-CREF Lending Funds from time to time and outlined in the Confidential Offering Memorandum of the TIAA-CREF Portfolio (each, an “Additional Restriction” and collectively, the “Additional Restrictions”), subject, however, to satisfaction of the following conditions: (i) each Additional Restriction will not result in a violation of law (including a violation of Rule 2a-7 under the 1940 Act or the master trust agreement of the Trust) by SSgA FM, the Trust or the Board of Trustees of the Trust; (ii) each Additional Restriction will not constitute a directive to purchase or sell specific securities or categories of securities for the TIAA-CREF Portfolio; and (iii) SSgA FM determines in its reasonable judgment that the Additional Restriction and any change thereto can be implemented consistent with the internal policies and procedures of SSgA FM.  The TIAA-CREF Lending Funds agree that SSgA FM, the Trust and the Board will not be held liable for actions taken in good faith to implement an Additional Restriction.

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The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers’ acceptances, certificates of deposit, time deposits and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks.  The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry. If concentration in an industry (other than as contemplated by Investment Restriction No. 5) occurs as a result of changes in the market value of securities held by the Portfolio (including as a result of reductions in the net assets of the Portfolio in connection with the redemptions of shares of the Portfolio), future purchases of securities will be made in a manner that does not increase such concentration and, over time, can be expected to eliminate such concentration.

The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks.  This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

PORTFOLIO TURNOVER

Not applicable.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Trust’s Policies on Disclosure of Portfolio Holdings (“Disclosure Policy”) are intended to ensure compliance by the Trust’s service providers and the Trust with (1) applicable regulations of the federal securities laws, including the 1940 Act, and the Investment Advisers Act of 1940 and (2) general principles of fiduciary duty relating to client accounts.  The Board of Trustees of the Trust must approve all material amendments to this policy and may amend this policy from time to time.

The Trust may disclose the securities holdings of the Portfolio on a daily basis to shareholders and to investors eligible to invest in the Portfolio, provided that those investors are a party to a currently effective securities lending agency agreement with State Street (“Eligible Investors”).  Information regarding holdings of the Portfolio and other online reports are available electronically on a daily basis, to shareholders of the Trust and Eligible Investors with a one-day lag through State Street’s web portal, www.mystatestreet.com.  The Trust may also disclose holdings of the Portfolio  (i) to the extent required by law, (ii) to the Trust’s service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust’s investment adviser, custodian, fund accountant, administrator, independent public accountants, attorneys, and each of their respective affiliates and advisers, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

Notwithstanding anything contained herein to the contrary, the Board of Trustees of the Trust and Portfolio management may, on a case-by-case basis, impose restrictions on the disclosure of portfolio holdings information including without limitation, suspension or cessation of disclosure of holdings information of the Trust or the Portfolio.

Waivers of Restrictions

These Disclosure Policies may not be waived, or exceptions made, without the written consent of an officer of the Trust.  No waiver or exception may be granted unless the person or entity benefiting thereby agrees in writing to maintain the confidentiality of information disclosed and to use such information solely in connection with its decisions relating to participation in a Securities Lending Program.  All waivers and exceptions involving the Trust will be disclosed to the Board no later than its next regularly scheduled quarterly meeting.

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ITEM 17.  MANAGEMENT OF THE TRUST

The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolios.  SSgA Funds Management, Inc. serves as the Trust’s investment adviser and State Street Bank and Trust Company (“State Street”) serves as the Trust’s custodian, transfer agent and administrator.

Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered “interested persons” as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”).

Name, Address and Date of Birth	Position Held with the Trust	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee for the Past Five Years
Independent Trustees
Michael Jessee State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1946	Trustee and Chairman of the Board	Term: Indefinite Elected: 2/96	Retired; formerly, President and Chief Executive Officer of the Federal Home Loan Bank of Boston (1989 – 2009).	5	Trustee, Randolph-Macon College (2004 – present).
George J. Sullivan, Jr. State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1942	Trustee	Term: Indefinite Elected: 2/96	Retired since January 2012; previously, President, Newfound Consultants Inc., a financial consulting firm (1997 – December 2011).	5
Trustee, director of various registered investment companies with multiple portfolios, advised and /or administered by SEI Corporation; Member of the Board of Governors of the Independent Directors Council; Member of the independent review committee for SEI’s Canadian-registered mutual funds.

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Peter Tufano State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1957	Trustee	Term: Indefinite Elected: 2/96	Dean, University of Oxford’s Said Business School (2011– present); Sylvan C. Coleman Senior Associate Dean and Professor of Financial Management at Harvard Business School (1989 – 2011).	5	Trustee, GMO Funds.
Interested Trustees(1)
Nicholas Bonn State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1961	Trustee	Term: Indefinite Elected: 2/12	Head of the Securities Finance division of State Street (2010 – present); Head of Transition Management for State Street Global Markets (1992 – 2008) and (2011 – present); Global head of sales for State Street Global Markets and Securities Finance (2009 – 2010); Head of Sales for State Street’s combined trading and lending businesses (2009 – 2010); Managing Director of State Street’s equity trading and transition management business (1992 – 2008).	5
President, Chief Executive Officer and Chairman of the Board of State Street Global Markets, LLC (2003 –present); Board Member of State Street Global Markets International, Ltd (2003    – present); Board Member of State Street New Hampshire (2011 – present); Board Member of Northeastern University’s College of Business (2003 – present); Board Member of Elkins McSherry, LLC (2001 – present); Board Member of the Securities Industry and Financial Markets Association (SIFMA) Institutional Brokerage Committee (2011– present).

(1)	Mr. Bonn is an Interested Trustee because of his employment by State Street, an affiliate of the Trust.

OFFICERS:
Ellen M. Needham SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1967	President	Term: Indefinite Elected: 09/12	President and Director (1992-present)*; Chief Operating Officer (May 2010-June 2012), SSgA Funds Management, Inc.; Senior Managing Director, State Street Global Advisors (1992-present). *	------	------

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Mark Hansen State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1968	Vice President	Term: Indefinite Elected: 2/09
Senior Vice President and Director of Global Securities Compliance, State Street Bank and Trust Company (2007 -present); Managing Partner, Chief Legal & Compliance Officer, Alta Capital Group, LLC (2005-2007); and Chief Compliance Officer, State Street Global Markets, LLC (1999-2005).
				------	------
H. Owen Nichols State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1974	Vice President	Term: Indefinite Elected: 9/12	Managing Director of the Securities Finance division of State Street (2006 - present); Associate of the Securities Finance division of State Street (1997-2006).	------	------
Laura F. Dell State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1964	Treasurer Assistant Treasurer	Term: Indefinite Elected: 11/10 8/08 -11/10	Vice President of Fund Administration for State Street Bank and Trust Company (2007-present); prior to July 2, 2007, Investors Financial Corporation (since 2002).	------	------
Chad C. Hallett State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1969	Assistant Treasurer	Term: Indefinite Elected: 9/11	Vice President, State Street Bank and Trust Company (2001-present). *	------	------
Caroline Connolly State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1975	Assistant Treasurer	Term: Indefinite Elected: 9/11	Assistant Vice President of Fund Administration of State Street Bank and Trust Company (2007 - present); Assistant Vice President of Eaton Vance Management (2005-2007).	------	------

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Nancy L. Conlin State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1953	Secretary	Term: Indefinite Elected: 3/08	Vice President and Managing Counsel, State Street Bank and Trust Company (2007-present); General Counsel, Plymouth Rock Companies (2004-2007).	------	------
Cuan Coulter State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1972	Chief Compliance Officer	Term: Indefinite Elected: 12/10
Chief Compliance Officer of State Street Corporation (since January 2011); Executive Vice President of State Street Corporation (since April 2012); Senior Vice President of State Street Corporation (January 2011 – March 2012); Chief Compliance Officer, SSgA Funds Management, Inc. (2009 – 2011); Senior Vice President, Chief Compliance Officer, State Street Global Advisors (2009 – 2011); Senior Vice President, Senior Compliance Officer, State Street Global Advisors (2008 – 2009); Partner, Pricewaterhouse Coopers, LLP (1995-2008).
				------	------

*	Served in various capacities and/or with various affiliated entities during noted time period.

Mr. Jessee was formerly affiliated with Federal Home Loan Bank of Boston, which from time to time enters into transactions with a division of State Street. The nature and size of such transactions does not appear to require designation of Mr. Jessee as an “interested person” of the Trust for the purposes of the 1940 Act.

Summary of Trustees’ Qualifications

Following is a brief discussion of the experience, qualifications, attributes or skills which qualify each Trustee to serve on the Trust’s Board, in light of the Trust’s business and structure.

Michael Jessee: Mr. Jessee is an experienced business executive with approximately 41 years of experience in the banking industry. He previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston as well as various senior executive positions of major banks. Mr. Jessee has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

George J. Sullivan, Jr.: Mr. Sullivan is an experienced business executive with more than 43 years of experience as a certified public accountant and financial consultant. His experience includes knowledge of public company

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accounting and auditing and the financial services industry as well as experience he gained as an officer of a large financial services firm in its operations department. He has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

Peter Tufano: Mr. Tufano is the dean of the University of Oxford’s Said Business School. Previously, he was the Sylvan C. Coleman Professor of Financial Management at the Harvard Business School; served as the school's Senior Associate Dean for Planning and University Affairs; and served as the Director of Faculty Development and as Head of the Finance Unit at Harvard Business School. He has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

Nicholas Bonn: Mr. Bonn is an experienced business executive with more than 33 years of experience in the investment banking industry.  He is head of the Securities Finance division of State Street, President and Chairman of the Board of State Street Global Markets, LLC, State Street’s U.S. broker/dealer subsidiary, and State Street’s Transition Management team. Mr. Bonn previously served as global head of sales for State Street Global Markets and Securities Finance and has remained a member of State Street’s Sales Council, responsible for strategy and governance for enterprise-wide sales, relationship management and client initiatives. He is a former director of the Boston Stock Exchange and a member of the Institutional Brokerage Committee of the Securities Industry and Financial Markets Association.

The discussion of the experience, qualifications, attributes and skills of Trustees above is provided as required by the federal securities laws and the regulations of the SEC promulgated thereunder, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Trustee Ownership of Securities of the Trust or Adviser

As of December 31, 2012, none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

As of December 31, 2012, none of the Trustees meet the eligibility requirements to purchase shares of the Trust’s Portfolios and consequently no Trustee benefically owned securities of any Portfolio of the Trust.

Trustee Compensation

No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. Alternatively, “Effective January 1, 2012”, the Trust pays each Independent Trustee an annual retainer of $50,000 per year. The Chairman of the Board receives an additional annual fee of $20,000 and the Chairs of each of the Audit Committee and Governance Committee receive an additional annual fee of $5,000. Each Independent Trustee also receives $5,000 for each in-person meeting and $2,000 for each telephonic meeting, and reimbursement for travel and out-of-pocket expenses, if any. For purposes of computing Independent Trustee compensation, an “in-person meeting” refers to a meeting to which all attendees are invited to assemble at a specific physical location. An Independent Trustee is considered to have attended an “in-person meeting” if he attends the meeting with the assistance of an audio/visual system that permits (a) the Independent Trustee to see and hear all of the other attendees at the meeting and (b) all such other attendees to see and hear the Independent Trustee.

The Trust held four regular Board meetings and four Special Telephonic Meetings of the Board of Trustees during the fiscal year ended December 31, 2012. The aggregate remuneration paid to the Trustees by the Trust for the fiscal year ended December 31, 2012 was $264,000.

The table below shows the compensation that the Trustees received during the Trust’s fiscal year ended December 31, 2012.

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Name and Position	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Prime Portfolio Paid to Trustees	Total Compensation from TIAA-CREF Portfolio Paid to Trustees	Total Compensation from MET Portfolio Paid to Trustees
Independent Trustees
Michael Jessee, Trustee	$98,000	$0	$0	$69,508	$28,492	$0
George J. Sullivan, Jr., Trustee	$83,000	$0	$0	$58,877	$24,123	$0
Peter Tufano, Trustee	$83,000	$0	$0	$58,877	$24,123	$0

Interested Trustee
Nicholas Bonn, Trustee	$0	$0	$0	$0	$0	$0

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of importance to the Independent Trustees, the Trust, and the Portfolio’s shareholders and to facilitate compliance with legal and regulatory requirements.  Currently, the Board has an Audit Committee and a Governance Committee.

The Audit Committee is composed of all the Independent Trustees.  The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees.  The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process.  The Audit Committee is also responsible for selecting and retaining the independent registered public accounting firm for the Trust.  The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent registered public accounting firm, including non-audit services performed.  The Audit Committee reviews the qualifications of the independent registered public accounting firm’s key personnel involved in the foregoing activities and monitors the independent registered public accounting firm’s independence.  During the fiscal year ended December 31, 2012, the Audit Committee held two meetings.

The Governance Committee consists of all of the Independent Trustees.  The Governance Committee members confer periodically and hold meetings as required.  The Governance Committee is responsible for nominating for election as Trustees all Trustee candidates.  The Governance Committee will consider nominees to the Board of Trustees recommended by shareholders.  Recommendations should be submitted to the Governance Committee in care of the Secretary of the Trust.  Neither the Governance Committee nor the Independent Trustees as a group will consider those candidates on a preferential basis as opposed to other possible candidates.  The Governance Committee is also responsible for making nominations for membership on the Board’s Audit, Governance and other committees that exist from time to time and reviews assignments to all standing committees at least annually.  The Governance Committee reviews as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized.  The Governance Committee also:  reviews Board governance procedures; reviews the composition of the Board to determine whether it is then appropriate to add individuals with backgrounds or skill sets that may be complimentary or supplemental to those already on the Board; reviews the compensation of Independent Trustees for their service on the Board and its committees and recommends to the Board any appropriate changes to the level or form of such compensation; monitors the performance of Independent Counsel; receives reports of covered persons and of the Trust’s Chief Legal Officer under the Trust’s Sarbanes-Oxley Code of Ethics, considers and recommends to the Board what action to take in the event of a violation of such Code, and consider requests for, and when warranted grants, waivers under such Code.  During the fiscal year ended December 31, 2012, the Governance Committee held three meetings.

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Leadership Structure and Risk Management Oversight

The Board generally selects different individuals as Chairman of the Board and Audit Committee of the Trust and as President of the Trust. Currently, Mr. Jessee, an Independent Trustee of the Trust, serves as Chairman of the Board while Mr. Sullivan, an Independent Trustee of the Trust, serves as Chairman of the Audit Committee. Ms. Needham, President and Director SSgA Funds Management Inc., serves as President of the Trust. The Board believes that this leadership structure is appropriate, since Ms. Needham provides insight regarding the Trust’s day-to-day management, while Messrs. Jessee and Sullivan provide independent perspective on the Trust’s overall operation.

The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from both the chief compliance officer and administrator for the Trust, detailing the results of the Trust’s compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolios, and applicable provisions of the federal securities laws and Internal Revenue Code. As needed, the Adviser discusses management issues respecting the Trust with the Board, soliciting the Board’s input on many aspects of management, including potential risks to the Fund. The Board’s Audit Committee also receives reports on various aspects of risk that might affect the Trust and offers advice to management, as appropriate. The Trustees also meet in executive session with Board counsel, the independent registered public accounting firm which audits the Trust, counsel to the Trust, the chief compliance officer and representatives of management, as needed. Through these regular reports and interactions, the Board oversees the risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.

Proxy Voting Procedures

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolio to the Adviser as part of the Adviser’s general management of the Portfolio, subject to the Board’s continuing oversight.  A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.

Shareholders may receive information regarding how the Portfolio voted proxies relating to portfolio securities, if any, during the most recent 12-month period ended June 30 (i) by calling (800) 997-7327 or (ii) on the SEC’s website at www.sec.gov.

ITEM 18.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

In connection with State Street’s securities lending program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities.  Such collateral may be invested in Trust shares from time to time.  State Street, however, when acting as agent to a Client Lending Fund or a Third-Party Lending Fund, will pass through to such Client Lending Fund or Third-Party Lending Fund, as beneficial owner, all voting rights to its securities lending clients that have a beneficial interest in the Portfolio.  Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS

As of April 2, 2013, two shareholders of record, through one or more accounts, owned 5% or more of the issued and outstanding shares of the TIAA-CREF Portfolio.

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Name and Address	Percentage

State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio

TIAA-CREF College Retirement Equities Fund
730 Third Avenue
New York, NY 10017	34.1%

TIAA-CREF
730 Third Avenue
New York, NY 10017	65.9%

As of April 2, 2013, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.

ITEM 19.  INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust.  The principal service providers for the Portfolio are:

Investment Adviser:	SSgA Funds Management, Inc.
Custodian, Transfer Agent and Administrator:	State Street Bank and Trust Company
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP

ADVISER

SSgA Funds Management, Inc. serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of May 1, 2001, as amended (“Advisory Agreement”), by and between the Adviser and the Trust.  State Street is a Massachusetts chartered trust company and a member of the Federal Reserve System.  The Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company. The Adviser’s mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.  State Street’s mailing address is 4 Copley Place, 5th floor, CPH0326, Boston, MA 02116.

Under the Advisory Agreement, the Adviser directs the Portfolio’s investments in accordance with its investment objectives, policies and limitations.  For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Part A.  The advisory fees paid by the TIAA-CREF Portfolio for the fiscal year ended December 31, 2012 were $325,862.

The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees on March 7, 2013, and will continue in effect for two years and thereafter from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees, on an annual basis.  The Advisory Agreement may be terminated without penalty by the Adviser upon 90 days’ written notice, or by the Trust on behalf of each Portfolio series upon 60 days’ written notice, and will terminate automatically upon its assignment.

ADMINISTRATOR

State Street (the “Administrator”) serves as the Administrator of the Portfolio pursuant to an Administration Agreement dated as of March 4, 1996, as amended (“Administration Agreement”) by and between State Street and the Trust.  Under the Administration Agreement, the Administrator will, among other things (i) provide the Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memoranda and (iii) provide proxy materials and reports to the Portfolio’s shareholders and the SEC.  For these services, the Trust

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pays to the Administrator an annual fee based on the average daily net asset value (“NAV”) of the Trust. The administration fees paid by the TIAA-CREF Portfolio for the fiscal year ended December 31, 2012 were $139,655.

The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

State Street serves as the custodian (“Custodian”) and transfer agent (“Transfer Agent”) for the Portfolio.  State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) serves as the Trust’s independent registered public accounting firm for the Portfolio. PwC is responsible for (i) performing annual audits of the financial statements and financial highlights in accordance with standards of the Public Company Accounting Oversight Board, (ii) reviewing the federal tax returns, and (iii) performing the security counts and related SEC filings required by Rule 17f-2 under the 1940 Act.

ITEM 20.  PORTFOLIO MANAGERS

Not Applicable.

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Portfolio by the Adviser.  There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments.  Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down.  The cost of securities purchased from underwriters includes an underwriting commission or concession.

Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser.  The Advisory Agreement provides, in substance and subject to specific directions from the Trust’s Board of Trustees, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust.  Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions.  Also, in evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or the Adviser (or its affiliates).  The Adviser is authorized to cause the Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.  The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

The Trustees periodically review the Adviser’s performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the prices paid by the Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Portfolio.  Certain services received by the Adviser attributable to a Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a portfolio other than that for which the

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transaction was effected.  The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.

ITEM 22.  CAPITAL STOCK AND OTHER SECURITIES

Under its Master Trust Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio.  The Trustees may create additional portfolio series at any time without shareholder approval.  The shares of each Portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any Portfolio series may have separate voting rights or no voting rights.

As of the date of this Statement of Additional Information, the Trust is comprised of the following Portfolio series, each of which commenced operations on the date set forth opposite the Portfolio’s name:

NAME	COMMENCEMENT OF OPERATIONS
State Street Navigator Securities Lending Prime Portfolio	May 15, 1996
State Street Navigator Securities Lending Government Portfolio	*
State Street Navigator Securities Lending Short-Term Bond Portfolio	*
State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio	August 25, 2011
State Street Navigator Securities Lending MET Portfolio	January 14, 2013

* As of the date of this SAI, this Portfolio has not commenced operations.

The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular Portfolio series, must be approved by the holders of a majority of the shares of the Trust or the Portfolio series, respectively.  All other amendments may be effected by the Trust’s Board of Trustees.

The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a Portfolio series and that every written agreement, obligation, or other undertaking of a Portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder.  If any present or past shareholder of any Portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the Portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such Portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability.  Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the Portfolio series itself would be unable to meet its obligations.

The Trust will not have an Annual Meeting of Shareholders.  Special Meetings may be convened (i) by the Board of Trustees (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board of Trustees’ failure to honor the shareholders’ request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

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ITEM 23.  PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

Shares of the TIAA-CREF Portfolio are only be offered to, and may only be held by, TIAA-CREF Lending Funds.

Shares of the TIAA-CREF Portfolio are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended.  Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF FUND SHARES

NAV per Share of the TIAA-CREF Portfolio is calculated as of 5:00 p.m. Eastern time on each day on which the Federal Reserve Bank of Boston and State Street are open for business.  The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.

It is the policy of the Portfolio to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained.  In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Portfolio uses the amortized cost valuation method to value its portfolio instruments.  This method involves valuing an instrument at its acquisition price and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

The Trustees have established procedures reasonably designed to stabilize the Portfolio’s price per share at $1.00.  These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio’s NAV using market quotations (or an appropriate substitute), and (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation.  The procedures also include maintenance of records of determinations by the Trustees.  The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

ITEM 24.  TAXATION

FEDERAL TAXES

The tax discussion in this document is only a summary of certain United States federal income tax issues generally affecting the Portfolio and its shareholders.  The following assumes any Portfolio shares will be capital assets in the hands of a shareholder.  Circumstances among investors may vary, so shareholders are encouraged to discuss investment in the Portfolio with their tax advisor. The Portfolio intends to qualify each year as a “regulated investment company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  As a RIC, the Portfolio is generally not subject to federal income taxes to the extent it distributes its net investment income and net capital gain (long-term capital gains in excess of short-term capital losses) to shareholders.  The Board intends to distribute each year substantially all of the Portfolio’s net investment income and net capital gain.  It is important that the Portfolio meet these requirements so that any earnings on your investment will not be taxed twice.  If the Portfolio fails to qualify as a RIC for any taxable year, it will be subject to tax as a “C” corporation and may be limited in its ability to qualify as a RIC in the future.

The Portfolio will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (1) 98% of its ordinary income for that year; (2) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (3) certain undistributed amounts from the preceding calendar year.  For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such months will be deemed to

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have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.

Any capital loss incurred on the sale or exchange of Portfolio shares held for six months or less will be treated as a long-term capital loss to the extent of long-term capital gain dividends received with respect to such shares.

As of the date of this document, generally, the maximum stated U.S. federal income tax rate applicable to individuals is 39.6% for ordinary income and 20% for net long-term capital gain.  Long-term capital gain rates applicable to individuals have been temporarily reduced – in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets – for taxable years beginning before January 1, 2013.

If the Portfolio purchases a debt obligation with original issue discount (OID) (generally a debt obligation with an issue price less than its stated principal amount, such as a zero-coupon bond), the Portfolio may be required to annually include in its income a portion of the OID as ordinary income, even though the Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation.  Additionally, the Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less then original issue price or adjusted issue price).  If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

Foreign shareholders should consult their tax advisors as to if and how the U.S. federal income tax and its withholding requirements applies to them.

As of December 31, 2012 the Portfolio had no capital loss carryovers.

ITEM 25.  UNDERWRITERS

Not Applicable.

ITEM 26.   CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27.  FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2012 for the TIAA-CREF Portfolio, including PwC’s report for the TIAA-CREF Portfolio thereon, are included in the Trust’s Annual Report to Shareholders, which was filed with the SEC on March 8, 2013, and are incorporated into this SAI by reference.

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APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) - LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa - Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa - Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A - Bonds that are rated A are considered upper-medium-grade and are subject to low credit risk.

Baa -  Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba -  Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower - Bonds which are rated B are considered speculative and are subject to high credit risk.  Bonds which are rated Caa are of poor standing and are subject to very high credit risk.  Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.  Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 -  Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations.  Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 -  Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 -  Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”).  S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA -  Bonds rated AAA are highest grade debt obligations.  This rating indicates an extremely strong capacity to pay principal and interest.

AA -  Bonds rated AA also qualify as high-quality obligations.  Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree.

A -  Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB - Bonds rated BBB exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower - Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative

Appendix A-1

characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation.  BB indicates the least degree of speculation and C the highest degree of speculation.  While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D - An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless it is believed that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1-  Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2-  The capacity for timely payment on issues with this designation is strong.  However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS (“FITCH”). Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA - Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA - Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB - Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative - ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

Appendix A-2

F1.  Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2.  Good short-term credit quality.  Good intrinsic capacity for timely payment of financial commitments.

F3.  Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

B.  Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C.  High short-term default risk.  Default is a real possibility.

D.  Default.  Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

RD. Restricted Default.  Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

Appendix A-3

APPENDIX B

State Street Navigator Securities Lending Trust

Proxy Voting Policy and Procedures

The Board of Trustees of State Street Navigator Securities Lending Trust (the “Trust”) has determined that it is in the best interests of the Trust and its respective series (each, a “Portfolio” and collectively, the “Portfolios”) for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.

I.  Policy

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by the Portfolios to SSgA Funds Management, Inc. (the “Adviser”) as a part of the Adviser’s general management of the Portfolios’ portfolios, subject to the Board’s continuing oversight.  The Board of Trustees of the Trust (the “Board”) hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Portfolio consistent with the duties and procedures set forth below.  The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Portfolios.

II.  Fiduciary Duty

The right to vote a proxy with respect to portfolio securities held by a Portfolio is an asset of such Portfolio.  The Adviser, to which authority to vote on behalf of the Portfolios is delegated, acts as a fiduciary of the Portfolios and must vote proxies in a manner consistent with the best interest of the Portfolios and their shareholders.  In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III.  Procedures

The following are the procedures adopted by the Board for the administration of this policy:

A.  Review of Adviser Proxy Voting Procedures.  The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

B.  Voting Record Reporting.  The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trust at least annually.  Such voting record information shall be in a form acceptable to the Trust and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trust and the Adviser may agree to from time to time.  With respect to those proxies that the Adviser has identified as involving a conflict of interest1, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

1 As it is used in this document, the term “conflict of interest” refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Portfolios which could potentially compromise the principal underwriter’s or Adviser’s independence of judgment and action with respect to the voting of the proxy.

Appendix B-1

C.  Record Retention.  The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

D.  Conflicts of Interest.  Any actual or potential conflicts of interest between a Portfolio’s principal underwriter or Adviser and the applicable Portfolio’s shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser’s application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser.  In the event that the Adviser notifies the officer(s) of the Trust that a conflict of interest cannot be resolved under the Adviser’s Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trust of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV.  Revocation

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Portfolios is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.  Annual Filing

The Trust shall file an annual report of each proxy voted with respect to portfolio securities of the Portfolios during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI.  Disclosures

A.  The Trust shall include in its registration statement:

1.  A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2.  A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.  The Trust shall include in its annual and semi-annual reports to shareholders:

1.  A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Portfolios is available without charge, upon request, by calling the Trust’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2.  A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

Appendix B-2

VII.  Review of Policy.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

Appendix B-3

State Street Global Advisors Proxy Voting Policy

Introduction

SSgA Funds Management, Inc. (“SSgA FM”) is a registered investment adviser and a  wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors.  As an investment manager, SSgA FM has discretionary proxy voting authority over most of its client accounts, and SSgA FM votes these proxies in the manner that we believe will most likely protect and promote the long term economic value of client investments and as set forth in the SSgA FM Proxy Voting Guidelines (the “Proxy Voting Guidelines”).

Proxy Voting Procedure

Oversight

The SSgA FM Corporate Governance Team is responsible for implementing the Proxy Voting Guidelines, case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues impacting shareholder value.  The implementation of the Proxy Voting Guidelines is overseen by the SSgA FM Global Proxy Review Committee (“SSgA FM PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in more detail below.  The SSgA FM PRC reports to the SSgA Investment Committee, and may refer certain significant proxy items to that committee.  In addition to voting proxies, SSgA:

1) describes its proxy voting procedures to its clients in Part II of its Form ADV;
2) provides the client with this written proxy policy, upon request;
3) discloses to its clients how they may obtain information on how FM voted the client’s proxies;
4) matches proxies received with holdings as of record date;
5) generally applies its proxy voting policy consistently and keeps records of votes for each client;
6) documents the reason(s) for voting for all non-routine items; and
7) keeps records of such proxy voting available for inspection by the client or governmental agencies.

Oversight of the proxy voting process is ultimately the responsibility of the SSgA Investment Committee.  The SSgA Investment Committee reviews and approves amendments to the Proxy Voting Guidelines.

Proxy Voting Process

SSgA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance, to support our proxy voting process.  SSgA FM utilizes ISS’s services in three ways: (1) as SSgA FM’s proxy voting agent (providing SSgA FM with vote execution and administration services); (2) applying SSgA FM’s Proxy Voting Guidelines; and (3) provides research and analysis relating to general corporate governance issues and specific proxy items.

On most routine proxy voting items (e.g., retention of auditors), ISS will effect the proxy votes in accordance with the Proxy Voting Guidelines and our standing instructions, which the SSgA FM Corporate Governance Team reviews with ISS on an annual basis or on a case-by-case basis as required.  The guidance permits

Appendix C-1

ISS to apply the Proxy Voting Guidelines without consulting us on each proxy and in a manner that is consistent with our investment view.  On matters not directly covered by the Proxy Voting Guidelines, and we conclude there is no likelihood of impacting shareholder value, ISS may effect proxy votes in accordance with its own recommendations.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote consistent with SSgA FM’s investment views and to maximize the value of our client accounts.  In general, the Corporate Governance Team will engage in this additional review for:

(i)
proxies that involve special circumstances and require additional research and discussion (e.g. a material merger or acquisition, or a material governance issue with the potential to become a significant precedent in corporate governance); and

(ii)
proxies that are not directly addressed by our policies and which are reasonably anticipated to have an impact on the current or potential value of a security or which we do not consider to be routine.

In some instances, the SSgA FM Corporate Governance Team may refer significant issues which are not addressed by our Proxy Voting Guidelines or guidance to ISS to the SSgA FM PRC for a determination of the proxy vote.  In addition, in determining whether to refer a proxy vote to the SSgA FM PRC, the SSgA FM Corporate Governance Team will examine whether there is a material conflict of interest between the interests of our client and those of SSgA FM or its affiliates (as explained in greater detail below under “Conflict of Interest”).  If there is no material conflict, we examine the proposals that involve special circumstances or are not addressed by our policy or guidance in detail in seeking to determine what vote would be in the best interest of our clients (i.e., to maximize the economic value of our clients’ securities).

Conflict of Interest

From time to time, SSgA FM will review a proxy which may present a potential conflict of interest.  In general, we do not believe matters that fall within our Proxy Voting Guidelines and are voted consistently with the Proxy Voting Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity; however, where matters do not fall within our Proxy Voting Guidelines or where we believe that voting in accordance with the Proxy Voting Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest.  Although various relationships could be deemed to give rise to a conflict of interest, SSgA has determined that two categories of relationships present a serious concern to warrant an alternative process:  (1) clients of SSgA FM or its affiliates which are among the top 100 clients of State Street Corporation or its affiliates based upon revenue; and (2) the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).

In circumstances where either (i) the matter does not fall clearly within the Proxy Voting Guidelines or (ii) SSgA FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Director of SSgA FM’s Corporate Governance Team will determine whether a Material Relationship exists.  If so the matter is referred to the SSgA FM PRC.  The SSgA FM PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict.  For example, the SSgA FM PRC may (i) determine that the proxy vote does not give rise to a conflict due to the

Appendix C-2

issues presented, (ii) refer the matter to the SSgA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

Engagement

SSgA FM conducts issuer engagement activity to support SSgA FM’s voting principles.  SSgA FM believes engagement with portfolio companies is often the most active and productive way shareholders can exercise their ownership rights, with the goal of increasing shareholder value.  SSgA FM regularly engages with companies to discuss corporate governance issues and to provide insight about the principles and practices that drive our voting decisions.  In our discussions, we highlight the attributes and practices that we believe enhance the quality of corporate governance at companies.  Some engagement topics include takeover defenses, merger transactions, proxy contests, board elections, sustainability issues, executive compensation, equity compensation plans and other topical issues of interest to our clients as shareholders.  Through our discussions, we seek to strengthen the quality of corporate governance with boards and management, which helps protect shareholder value.

The SSgA FM Governance Team is dedicated to providing governance research, analysis, issuer engagement and voting services.  The SSgA FM Governance Team has no fixed set of priorities that dictate engagement practices.  Instead, we view engagement practices as being dependent upon facts and circumstances, while giving consideration to the size of our total position of the issuer and/or the potential negative governance practices, performance profile, and circumstance at hand.

Nature and Form of Engagement

SSgA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSgA FM defines engagement methods:

Reactive

Reactive engagement is initiated by the issuers and typically represents a majority of SSgA FM’s engagement activity.  SSgA FM routinely discusses specific voting issues and items with the issuer community.  These are viewed as an opportunity to address not only voting items, but also a wide range of governance items that impact shareholder value.

Recurring

Recurring engagement takes advantage of SSgA FM’s strong relationships with many of its largest holdings. SSgA FM maintains regular face-to-face meetings with these issuers, allowing SSgA FM to reinforce key tenets of good corporate governance and actively advise these issuers around concerns that SSgA FM feels may impact long-term shareholder value.

Dynamic

Using screening tools designed to capture a mix of SSgA FM’s largest exposures to issuers demonstrating severe negative governance profiles, SSgA FM will actively seek direct dialogue with the board and management. In these cases, the dynamic engagement process represents the most meaningful chance for SSgA FM to protect long-term shareholder value from excessive risk due to governance related risks.

SSgA FM believes active engagement is best conducted individually and directly with company management or board members.  Collaborative engagement, where multiple shareholders communicate with company representatives, such as shareholder conference calls, can serve as a potential forum for issues that are not identified by SSgA FM as requiring active engagement.

Appendix C-3

When Does SSgA FM Engage Issuers?

SSgA FM uses various methods to monitor its investments to determine which issuers require dynamic engagement. A blend of quantitative and qualitative research and data is used to identify potential engagement opportunities. SSgA FM sources internal and external research and screening tools to support the engagement process.

Voting and Engagement

SSgA FM believes engagement and voting activity have a direct relationship. Issuer engagement seeks to address significant shareholder concerns and governance issues.  Logically, successful issuer engagement should reduce the need to vote against management. The integration and exercise of both these rights leads to a meaningful shareholder tool that seeks to achieve enhanced shareholder value on behalf of SSgA FM clients.

Developed and Non-Developed Markets

SSgA FM engagement philosophy applies across all global markets.  We have found the opportunity and effectiveness of engagement activity directly correlates to the level of ownership and voting rights provided by local market laws.  From market to market, engagement activity may take different forms in order to best achieve long term engagement goals.

Engagement in developed markets is a mature process for SSgA FM.  In some cases, engagement activity is institutionalized into local best practices, such as the UK Stewardship Code overseen by Financial Reporting Commission (FRC). In the UK, disclosure standards are high, allowing shareholders simple access to the key components of governance, such as board and by-law structure, remuneration policies and practices, sustainability data and reporting, among others.  Further, shareholder rights are relatively high allowing for SSgA FM to engage on a variety of issues.

In many non-OECD markets we often supplement direct company engagement with participation in shareholder advocacy groups that seek change at a market level.  This type of “top-down” approach should have a positive long-term impact by addressing shortcomings in local market laws on disclosure and shareholder rights.

Summary of Proxy Voting Guidelines

Directors and Boards

The election of directors is one of the most important fiduciary duties SSgA FM performs as a shareholder.  SSgA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment.  As such, SSgA FM seeks to vote director elections, in a way, which we as a fiduciary, believe will maximize the monetary value of each portfolio’s holdings.

The role of the board, in SSgA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders.  A strong and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan, and performs risk oversight and performance assessment of the CEO and management.  In contrast, management implements the business strategy and runs the company’s day-to-day operations.  As part of SSgA FM’s engagement process, SSgA FM routinely discusses the importance of the board with issuers.

SSgA FM believes the quality of a board is a measure of director independence and company governance practices.  In voting to elect nominees, SSgA FM considers many factors.  SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.  A sufficiently independent board will most effectively monitor

Appendix C-4

management, maintain appropriate governance practices, and perform oversight functions necessary to protect shareholder interests.

Accounting and Audit Related Issues

SSgA FM believes audit committees are critical and necessary as part of the board’s risk oversight role.  We expect auditors to provide assurance as of a company’s financial condition.  Having trust in the accuracy of financial statements is important for shareholders to make decisions.  Subsequently, SSgA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

SSgA FM believes the audit committee is responsible for appointing, compensating, retaining and overseeing the issuer’s outside audit firm.  In addition, SSgA FM believes the audit committee should approve audit and non-audit services performed by outside audit firms.

Capital Structure, Reorganization and Mergers

Though SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for oversight and input into management decisions that may affect a company’s value.  Altering the capital structure of a company is a critical decision for management, and in making such a critical decision, SSgA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

The organizational structure of a company or proposed modifications to a company, may improve the effectiveness of a company’s operations, thereby enhancing shareholder value.  M&A issues may result in a substantial economic impact to a corporation.  SSgA FM evaluates mergers and acquisitions on a case-by-case basis.  SSgA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders.  In all cases, SSgA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer or reducing the likelihood of a successful offer.  SSgA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholder’s right to vote on reasonable offers.

Compensation

SSgA FM considers the board’s responsibility to include setting the appropriate level of executive compensation.  Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term.

General/Routine

Although SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value.  SSgA FM supports proposals that encourage economically advantageous corporate

Appendix C-5

practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Environmental and Social Issues

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices.  Often, proposals may address concerns with which SSgA FM philosophically agrees, but absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

International Statement

SSgA FM reviews proxies of non-US issuers consistent with our Principles and Proxy Voting Guidelines; however, SSgA FM also endeavors to show sensitivity to local market practices when voting non-US proxies. This may lead to contrasting votes as corporate governance standards, disclosure requirements and voting mechanics differ from market to market.  SSgA will vote issues in the context of our Proxy Voting Guidelines, as well as local market standards, where appropriate.

SSgA FM votes in all markets where it is feasible; however, SSgA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, or where issuer-specific special documentation is required or various market or issuer certifications are required.  SSgA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction or when they charge a meeting specific fee in excess of the typical custody service agreement.

SSgA FM Proxy Voting Guidelines

State Street Global Advisors Funds Management (“SSgA FM”) seeks to vote proxies for which it has discretionary authority in the best interests SSgA FM clients.  This means that SSgA FM will make voting decisions in the manner SSgA believes will most likely protect and promote the long term economic value of client accounts.  Absent unusual circumstances or specific client instructions, SSgA FM votes proxies on a particular matter in the same way for all clients, regardless of their investment style or strategies.  SSgA FM takes the view that voting in a manner consistent with maximizing the monetary value of our clients’ holdings will benefit our direct clients (e.g. fund shareholders).

I.  DIRECTOR RELATED ITEMS

Director related proposals concern issues submitted to shareholders that deal with the composition of the board or impact the members of a corporation’s board of directors.  In deciding which director nominee to support, SSgA FM considers numerous factors.

Appendix C-6

Director Elections

SSgA’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices.  Factors SSgA considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights
•	Board independence
•	Board structure

If a company demonstrates appropriate governance practices, SSgA believes a director should be classified as independent based on the relevant listing standards or local market practice standards.  In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence.  Accordingly, SSgA will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSgA believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor,
•	Does the nominee provides professional services to the issuer,
•	Has the nominee attended an appropriate number of board meetings, or
•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits.  Accordingly, SSgA will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSgA may withhold votes based on the following:

•	CEOs of public companies who sit on more than three public company boards.

•	Nominees who sit on more than six public company boards.

•
SSgA may withhold votes from all director nominees at companies that have ignored a shareholder proposal which received a majority of the shares outstanding at the last annual or special meeting, unless management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s).

•	SSgA may withhold votes from compensation committee members where there is a weak relationship between executive pay and performance over a five-year period.

•	SSgA will withhold votes from audit committee members if non-audit fees exceed 50% of total fees paid to the auditors.

•	SSgA will withhold votes from directors who appear to have been remiss in their duties.

Director Related Proposals

SSgA FM generally votes for the following director related proposals:

Appendix C-7

•	Discharge of board members’ duties, in the absence of pending litigation, governmental investigation, charges of fraud or other indications of significant concern.

•	Proposals to restore shareholders’ ability to remove directors with or without cause.

•	Proposals that permit shareholders to elect directors to fill board vacancies.

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSgA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected.

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy.

•	Shareholder proposals requiring two candidates per board seat.

Majority Voting

SSgA FM will generally support a majority vote standard based on votes cast for the election of directors.

SSgA FM will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSgA FM generally supports the establishment of annual elections of the board of directors.  Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSgA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSgA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, a company’s performance and the overall governance structure of the company.

Proxy Access

SSgA will consider proposals relating to Proxy Access on a case-by-case basis:

SSgA will evaluate the company’s specific circumstances, the impact of the proposal on the target company and its potential effect on shareholder value.

Considerations include but are not limited to the following:
•	The ownership thresholds and holding duration proposed in the resolution;
•	The binding nature of the proposal;
•	The number of directors that shareholders may be nominate each year;
•	Company performance;

Appendix C-8

•	Company governance structure;
•	Shareholder rights; and
•	Board performance.

Age/Term Limits

Generally, SSgA FM will vote against limits to tenure.

Approve Remuneration of Directors

Generally, SSgA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry.  In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSgA FM generally supports annual elections for the board of directors.  In certain cases, SSgA FM will support a classified board structure, if the board is composed of 80 percent of independent directors, the board’s key committees (auditing, nominating and compensation) are composed of independent directors, and SSgA FM will consider other governance factors, including antitakeover devices.

Confidential Voting

SSgA FM will support confidential voting.

Board Size

SSgA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

II.  AUDIT RELATED ITEMS

Ratifying Auditors and Approving Auditor Compensation

SSgA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive.

Appendix C-9

SSgA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor.  SSgA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/fax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSgA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.*

Accept Financial Statements Consolidated Financial Statements and Statutory Reports

It is the auditor’s responsibility to provide assurance as of the company’s financial condition.  Accordingly, in the absence of pending litigation, governmental investigation, charges of fraud or other indicia of significant concern, SSgA FM will accept the financial statement, allocation of income and/or statutory report.

III.  CAPITAL STRUCTURE

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company.  The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend.  Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported.  In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares.  However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.).  All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSgA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSgA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for U.S. firms and plus 100% of current authorized stock for international firms.

When applying the thresholds, SSgA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

* Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

Appendix C-10

SSgA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSgA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSgA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

However, SSgA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Preemptive Rights and Non-Preemptive Rights

In general, SSgA FM supports issuance authority requests up to 100% of current share capital with preemptive rights.  Requests for the authority to remove preemptive rights will be supported for share issuances that are less than a certain percentage (ranging from 5-20%, based on market practice) of the outstanding shares, unless even such a small amount could have a material dilutive effect on existing shareholders (e.g. illiquid markets).

For Hong Kong, SSgA FM does not support issuances that do not place limits on discounts or do not provide the authority to refresh the share issuance amounts without prior shareholder approval.

Unequal Voting Rights

SSgA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights.  In addition, SSgA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSgA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Dividends and Share Repurchase Programs

SSgA FM generally supports dividend payouts that are greater than or equal to country and industry standards; we generally support a dividend which constitutes 30% or more of net income.  SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position.

Generally, SSgA FM votes for the authorization of share repurchase programs, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase.

IV.  MERGERS AND ACQUISITIONS

Mergers and the reorganization structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.  Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of

Appendix C-11

the company’s operations, will be supported.  In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium

•	Strategic rationale

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest

•	Offers made at a premium and where there are no other higher bidders

•	Offers in which the secondary market price is substantially lower than the net asset value

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders

•	At the time of voting, the current market price of the security exceeds the bid price

V.  ANTI-TAKEOVER MEASURES

Typically, proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision are deemed to have an antitakeover effect.  The majority of these proposals deal with management's attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders' rights or have the effect of entrenching incumbent management will not be supported.  Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSgA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSgA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSgA FM will support the adoption or renewal of a non-US issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSgA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers  (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no

Appendix C-12

“dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSgA will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their by-laws if:

-	The company also does not allow shareholders to act by written consent, OR
-	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSgA will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their by-laws if:

-	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSgA will vote for management proposals related to special meetings.

Written Consent

SSgA will vote for shareholder proposals on written consent at companies if:

-	The company does not have provisions in their by-laws giving shareholders the right to call for a special meeting, OR
-	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares, AND
-	The company has a poor governance profile.

SSgA will vote management proposals on written consent on a case-by-case basis.

Super-Majority

SSgA FM will generally vote against amendments to by-laws requiring super-majority shareholder votes to pass or repeal certain provisions.  SSgA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

VI.  REMUNERATION

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSgA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

Appendix C-13

SSgA FM supports an annual advisory vote on executive compensation.

Approve Remuneration Report

SSgA FM will generally support remuneration reports that are judged to be in-line with local market practices.  SSgA FM will generally vote against the approval of the remuneration report if the company fails to disclose information regarding any element of CEO remuneration including but not limited to, base salary, annual bonuses, and special bonuses relative to market practice.

If the company’s schemes allows for retesting of performance criteria over extended time period or for retesting if the original performance criteria was not met during the initial time period, SSgA FM may vote against the remuneration report.

Employee Equity Award Plans

SSgA FM considers numerous criteria when examining equity award proposals. Generally, SSgA FM does not vote against plans for lack of performance or vesting criteria.  Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution: To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count.  SSgA reviews that number in light of certain factors, including the industry of the issuer.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible

•	The period of time covered by the plan

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control;

•	Excessive compensation (i.e. compensation plans which are deemed by SSgA FM to be overly dilutive).

Historical option grants: Excessive historical option grants over the past three years.  Plans that provide for historical grant patterns of greater than eight to twelve percent are generally not supported.

Repricing: SSgA FM will vote against any plan where repricing is expressly permitted.  If a company has a history of repricing underwater options, the plan will not be supported.

Appendix C-14

Share Repurchases: If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) do not disclose a definitive number of the shares to be bought back and, (iii) the time frame during which the shares will be bought back will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments: If a plan would not normally meet SSgA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSgA FM will support the proposal to amend the plan.

Employee Stock Option Plans

SSgA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value.  However, SSgA FM takes market practice into consideration.

Compensation Related Items

SSgA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

SSgA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors

VII.  MISCELLANEOUS/ROUTINE ITEMS

SSgA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate

•	Opting out of business combination provision

•	Proposals that remove restrictions on the right of shareholders to act independently of management

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved

•	Shareholder proposals to put option repricings to a shareholder vote

•
General updating of or corrective amendments to charter and by-laws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment)

•	Change in corporation name

•	Mandates that amendments to bylaws or charters have shareholder approval

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable

Appendix C-15

•	Repeals, prohibitions or adoption of anti-greenmail provisions

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduce and proposals to implement a reverse stock split to avoid delisting

•	Exclusive forum provisions

SSgA FM generally does not support the following miscellaneous/routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable

•	Proposals to approve other business when it appears as voting item

•	Proposals giving the board exclusive authority to amend the bylaws

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal

VIII.  ENVIRONMENTAL AND SOCIAL ISSUES

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices. Where it appears there is a potential effect on shareholder or economic value of a company that is related to a specific environmental or social issue, SSgA FM evaluates the shareholder proposal addressing the issue on a case-by-case basis.  Absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

Record Keeping

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM’s office:

1) FM’s Proxy Voting Policy and any additional procedures created pursuant to such Policy;
2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);
3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);
4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and
5) a copy of each written request from a client, and response to the client, for information on how FM voted the client’s proxies.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSgA FM relationship manager.

Appendix C-16

PART B

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

State Street Navigator Securities Lending MET Portfolio

State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111
(617) 664-3669

STATEMENT OF ADDITIONAL INFORMATION

April 26, 2013

State Street Navigator Securities Lending Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in separate investment portfolios.  Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

This Statement of Additional Information (the “SAI”) supplements the information contained in Part A of the Trust’s Registration Statement dated April 26, 2013 concerning the Trust and the State Street Navigator Securities Lending MET Portfolio (the “MET Portfolio” or the “Portfolio”). This SAI is not a Prospectus and should be read in conjunction with the Confidential Offering Memorandum relating to the Portfolio, which may be obtained by telephoning or writing the Trust at the number or address shown above.

The Trust’s financial statements for the fiscal year ended December 31, 2012, including the independent registered public accounting firm’s report thereon, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2013. A copy of the Annual Report is available, without charge, upon request, by calling (collect calls are accepted) the number shown above. As of the date of this SAI, the MET Portfolio has not completed its first year of operations. The audited financial statements for the MET Portfolio will be available after the MET Portfolio completes its first fiscal year.

B-1

Page

Trust History	B-3

Description of the Trust and its Investments and Risks	B-3

Management of the Trust	B-8

Control Persons and Principal Holders of Securities	B-15

Investment Advisory and Other Services	B-16

Portfolio Managers	B-17

Brokerage Allocation and Other Practices	B-17

Capital Stock and Other Securities	B-18

Purchase, Redemption and Pricing of Shares	B-18

Taxation	B-19

Underwriters	B-20

Calculation of Performance Data	B-20

Financial Statements	B-20

Appendix A - Ratings of Debt Instruments	Appendix A-1

Appendix B - Trust Proxy Voting Policy and Procedures	Appendix B-1

Appendix C - Adviser’s Proxy Voting Policy	Appendix C-1

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ITEM 15.  TRUST HISTORY

The Trust was organized as a Massachusetts business trust on June 15, 1995.

ITEM 16.  DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

The MET Portfolio of the Trust is an open-end, diversified, management investment company.

INVESTMENT POLICIES

The investment policies described below (i) reflect the current practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval.  To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:

U.S. GOVERNMENT SECURITIES.  The types of U.S. Government securities in which the Portfolio may at times invest include obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Deposit Insurance Corporation, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development, Federal Home Loan Mortgage Corporation and Federal National Mortgage Association).  No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and (iv).

REPURCHASE AGREEMENTS.  The Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio’s cost plus interest.  The Portfolio will enter into repurchase agreements only with financial institutions that SSgA Funds Management, Inc. (the “Adviser”) determines are creditworthy.  The Portfolio will not invest more than 5% of its total assets (taken at current market value) in repurchase agreements maturing in more than seven days.  Should the counterparty to a repurchase agreement transaction fail financially, the Portfolio may experience (i) delays or prevention in recovering the collateral securing the counterparty’s obligations, or (ii) a loss of rights in such collateral.  Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate the Portfolio fully.  The Portfolio must take possession of collateral either directly or through a third-party custodian.  In most cases, repurchase transactions must be collateralized initially at a minimum of 102% of the repurchase price, but in no event less than 100% of the repurchase price.  Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below a specified percentage of the repurchase price.  The collateral ordinarily consists of cash or United States Government securities, but may include fixed income, equities or other securities.

STRIPPED SECURITIES.  The Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation.  Stripped securities are zero coupon obligations that are normally issued at a discount from their face value.  The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.  A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”).  The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities.  Privately-issued stripped securities such as TIGRS

B-3

and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

VARIABLE AND FLOATING RATE INSTRUMENTS.  A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of fixed-rate obligations with comparable stated maturities.  Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.  MET Portfolio may purchase variable and floating rate non-U.S. Government Securities that have a stated maturity in compliance with the requirements of Rule 2a-7 of the 1940 Act.

Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.  There may be no active secondary market with respect to a particular variable or floating rate instrument.  Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value.  Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio’s percentage limitations regarding securities that are illiquid, which are discussed below.  The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

WHEN-ISSUED TRANSACTIONS.  New issues of securities are often offered on a when-issued basis.  This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them.  The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy.  Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio’s records.  For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value.  If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio.  MET Portfolio will not invest more than 25% of its net assets in when-issued securities.

Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates.  Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise).  Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.

When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation).  The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

ILLIQUID SECURITIES. The Portfolio will not invest more than 5% of its total assets in illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business at their carrying value within seven days), including repurchase agreements and time deposits of more than seven days’ duration.  The absence of a regular trading market for securities imposes additional risks on investments in these securities.  Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

B-4

MORTGAGE-RELATED PASS-THROUGH CERTIFICATES.  The MET Portfolio may invest in mortgage-related pass-through certificates.  Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans.  These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States.  The certificates are “pass-through” certificates because they provide investors with monthly payments of principal and interest that, in effect, are a “pass-through” of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer, servicing agent or guarantor of the pass-through certificates.  The principal governmental issuer of such certificates is the Government National Mortgage Association (“GNMA”), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development.  Government-related issuers include the Federal Home Loan Mortgage Corporation (“FHLMC”) and the Federal National Mortgage Association (“FNMA”), each a government sponsored enterprise that is privately owned by stockholders.  Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans.  Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related pass-through certificates.

a.           GNMA MORTGAGE PASS-THROUGH CERTIFICATES (“GINNIE MAES”).  Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or are guaranteed by the Veterans Administration.  Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer that assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment.  Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the “modified pass-through” mortgage certificate type.  GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes because securities are backed by an eligible pool of mortgage loans.  The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty.  The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

b.           FHLMC MORTGAGE PARTICIPATION CERTIFICATES (“FREDDIE MACS”) and FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES (“FANNIE MAES”).  Each of FNMA and FHLMC is chartered under an act of the United States Congress, and is currently under conservatorship of the Federal Housing Finance Agency (FHFA), an agency of the U. S. government.  Both entities function as intermediaries in the U. S. secondary mortgage market by making liquidity available to those institutions that lend money directly to home purchasers.  Although they are similar, they pursue separate business strategies.  Generally, each purchases mortgage loans, securitizes them as mortgage-related pass through certificates (“certificates”) and sells the certificates to investors in the securities markets.  In addition, FNMA and FHLMC typically guarantee to those investors that the principal and interest on the underlying mortgages will be paid in a timely manner.

The market value of mortgage-related pass-through certificates depends on, among other things, the level of interest rates, the certificates’ coupon rates and the payment history of the underlying borrowers.

Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity.  Prepayment rates vary widely and may be affected by changes in mortgage interest rates.  In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate.  Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate.  Accordingly, it is not possible to predict accurately the average life of a particular pool.  Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates.  Due to the prepayment feature and the need to reinvest prepayments of

B-5

principal at current rates, mortgage related pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical non-callable bonds with similar maturities at “locking in” yields during periods of declining interest rates, although they may have the comparable risk of declining in value during periods of rising interest rates.

ZERO COUPON SECURITIES.  The Portfolio may invest in zero coupon securities which are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future.  These securities also include certificates representing interests in such stripped coupons and receipts.

Because the Portfolio accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Portfolio may be required to sell portfolio securities in order to pay a dividend.  Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

INVESTMENT RESTRICTIONS

The Trust has adopted the following fundamental investment policies with respect to the Portfolio which may not be changed for the Portfolio without the affirmative vote of a “majority of the outstanding voting securities” of the shareholders of the Portfolio, as applicable.  A “majority of the outstanding voting securities” is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a portfolio and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy.  The Portfolio may not:

1.
Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings.  If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.  The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2.
Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.

3.
Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5.
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

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6.
With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities and shares of investment companies), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

7.
Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

8.	Invest in commodities, except that the Portfolio may purchase and sell financial futures contracts and options thereon.

The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit (other than any investment limitation described herein), in bankers’ acceptances, certificates of deposit, time deposits and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks.  The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.

If concentration in an industry (other than as contemplated by Investment Restriction No. 5) occurs as a result of changes in the market value of securities held by the Portfolio (including as a result of reductions in the net assets of the Portfolio in connection with the redemptions of shares of the Portfolio), future purchases of securities will be made in a manner that does not increase such concentration and, over time, can be expected to eliminate such concentration.

The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks.  This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

PORTFOLIO TURNOVER

Not applicable.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Trust’s Policies on Disclosure of Portfolio Holdings (“Disclosure Policy”) are intended to ensure compliance by the Trust’s service providers and the Trust with (1) applicable regulations of the federal securities laws, including the 1940 Act, and the Investment Advisers Act of 1940 and (2) general principles of fiduciary duty relating to client accounts.  The Board of Trustees of the Trust must approve all material amendments to this policy and may amend this policy from time to time.

The Trust may disclose the securities holdings of the Portfolio on a daily basis to shareholders and to investors eligible to invest in the Portfolio, provided that those investors are a party to a currently effective securities lending agency agreement with State Street (“Eligible Investors”). Information regarding holdings of the Portfolio and other online reports are available electronically on a daily basis to shareholders of the Trust and Eligible Investors with a one-day lag through State Street’s web portal, www.mystatestreet.com. The Trust may also disclose holdings of the Portfolio (i) to the extent required by law, (ii) to the Trust’s service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust’s investment adviser, custodian, fund accountant, administrator, independent public accountants, attorneys, and each of

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their respective affiliates and advisers, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

Notwithstanding anything contained herein to the contrary, the Board of Trustees of the Trust and Fund management may, on a case-by-case basis, impose restrictions on the disclosure of portfolio holdings information including without limitation, suspension or cessation of disclosure of holdings information of the Trust or the Portfolio.

Waivers of Restrictions

These Disclosure Policies may not be waived, or exceptions made, without the written consent of an officer of the Trust.  No waiver or exception may be granted unless the person or entity benefiting thereby agrees in writing to maintain the confidentiality of information disclosed and to use such information solely in connection with its decisions relating to participation in a Securities Lending Program.  All waivers and exceptions involving the Trust will be disclosed to the Board no later than its next regularly scheduled quarterly meeting.

ITEM 17.  MANAGEMENT OF THE TRUST

The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolio.  SSgA Funds Management, Inc. serves as the Trust’s investment adviser and State Street Bank and Trust Company (“State Street”) serves as the Trust’s custodian, transfer agent and administrator.

Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered “interested persons” as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”).

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Name, Address and Date of Birth	Position Held with the Trust	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee for the Past Five Years
Independent Trustees
Michael Jessee State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1946	Trustee and Chairman of the Board	Term: Indefinite Elected: 2/96	Retired; formerly, President and Chief Executive Officer of the Federal Home Loan Bank of Boston (1989 – 2009).	5	Trustee, Randolph-Macon College (2004 – present).
George J. Sullivan, Jr. State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1942	Trustee	Term: Indefinite Elected: 2/96	Retired since January 2012; previously, President, Newfound Consultants Inc., a financial consulting firm (1997 – December 2011).	5
Trustee, director of various registered investment companies with multiple portfolios, advised and /or administered by SEI Corporation; Member of the Board of Governors of the Independent Directors Council; Member of the independent review committee for SEI’s Canadian-registered mutual funds.

Peter Tufano State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1957	Trustee	Term: Indefinite Elected: 2/96	Dean, University of Oxford’s Said Business School (2011– present); Sylvan C. Coleman Senior Associate Dean and Professor of Financial Management at Harvard Business School (1989 – 2011).	5	Trustee, GMO Funds.

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Interested Trustees(1)
Nicholas Bonn State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1961	Trustee	Term: Indefinite Elected: 2/12	Head of the Securities Finance division of State Street (2010 – present); Head of Transition Management for State Street Global Markets (1992 – 2008) and (2011 – present); Global head of sales for State Street Global Markets and Securities Finance (2009 – 2010); Head of Sales for State Street’s combined trading and lending businesses (2009 – 2010); Managing Director of State Street’s equity trading and transition management business (1992 – 2008).	5
President, Chief Executive Officer and Chairman of the Board of State Street Global Markets, LLC (2003 –present); Board Member of State Street Global Markets International, Ltd (2003    – present); Board Member of State Street New Hampshire (2011 – present); Board Member of Northeastern University’s College of Business (2003 – present); Board Member of Elkins McSherry, LLC (2001 – present); Board Member of the Securities Industry and Financial Markets Association (SIFMA) Institutional Brokerage Committee (2011– present).

(1)	Mr. Bonn is an Interested Trustee because of his employment by State Street, an affiliate of the Trust.

OFFICERS:
Ellen M. Needham SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1967	President	Term: Indefinite Elected: 09/12	President and Director (1992-present)*; Chief Operating Officer (May 2010-June 2012), SSgA Funds Management, Inc.; Senior Managing Director, State Street Global Advisors (1992-present). *	------	------

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Mark Hansen State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1968	Vice President	Term: Indefinite Elected: 2/09
Senior Vice President and Director of Global Securities Compliance, State Street Bank and Trust Company (2007 -present); Managing Partner, Chief Legal & Compliance Officer, Alta Capital Group, LLC (2005-2007); and Chief Compliance Officer, State Street Global Markets, LLC (1999-2005).
				------	------
H. Owen Nichols State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1974	Vice President	Term: Indefinite Elected: 9/12	Managing Director of the Securities Finance division of State Street (2006 - present); Associate of the Securities Finance division of State Street (1997-2006).	------	------
Laura F. Dell State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1964	Treasurer Assistant Treasurer	Term: Indefinite Elected: 11/10 8/08 -11/10	Vice President of Fund Administration for State Street Bank and Trust Company (2007-present); prior to July 2, 2007, Investors Financial Corporation (since 2002).	------	------
Chad C. Hallett State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1969	Assistant Treasurer	Term: Indefinite Elected: 9/11	Vice President, State Street Bank and Trust Company (2001-present). *	------	------
Caroline Connolly State Street Bank and Trust Company 4 Copley Place 5th floor Boston, MA 02116 DOB: 1975	Assistant Treasurer	Term: Indefinite Elected: 9/11	Assistant Vice President of Fund Administration of State Street Bank and Trust Company (2007 - present); Assistant Vice President of Eaton Vance Management (2005-2007).	------	------

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Nancy L. Conlin State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1953	Secretary	Term: Indefinite Elected: 3/08	Vice President and Managing Counsel, State Street Bank and Trust Company (2007-present); General Counsel, Plymouth Rock Companies (2004-2007).	------	------
Cuan Coulter State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1972	Chief Compliance Officer	Term: Indefinite Elected: 12/10
Chief Compliance Officer of State Street Corporation (since January 2011); Executive Vice President of State Street Corporation (since April 2012); Senior Vice President of State Street Corporation (January 2011 – March 2012); Chief Compliance Officer, SSgA Funds Management, Inc. (2009 – 2011); Senior Vice President, Chief Compliance Officer, State Street Global Advisors (2009 - 2011); Senior Vice President, Senior Compliance Officer, State Street Global Advisors (2008 - 2009); Partner, Pricewaterhouse Coopers, LLP (1995 – 2008).
				------	------

*	Served in various capacities and/or with various affiliated entities during noted time period.

Mr. Jessee was formerly affiliated with Federal Home Loan Bank of Boston, which from time to time enters into transactions with a division of State Street. The nature and size of such transactions does not appear to require designation of Mr. Jessee as an “interested person” of the Trust for the purposes of the 1940 Act.

Summary of Trustees’ Qualifications

Following is a brief discussion of the experience, qualifications, attributes or skills which qualify each Trustee to serve on the Trust’s Board, in light of the Trust’s business and structure.

Michael Jessee: Mr. Jessee is an experienced business executive with approximately 41 years of experience in the banking industry. He previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston as well as various senior executive positions of major banks. Mr. Jessee has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

George J. Sullivan, Jr.: Mr. Sullivan is an experienced business executive with more than 43 years of experience as a certified public accountant and financial consultant. His experience includes knowledge of public company accounting and auditing and the financial services industry as well as experience he gained as an officer of a large

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financial services firm in its operations department. He has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

Peter Tufano:  Mr. Tufano is the dean of the University of Oxford’s Said Business School. Previously, he was the Sylvan C. Coleman Professor of Financial Management at the Harvard Business School; served as the school's Senior Associate Dean for Planning and University Affairs; and served as the Director of Faculty Development and as Head of the Finance Unit at Harvard Business School. He has served on the Trust’s Board of Trustees and related Committees for 17 years and possesses significant experience regarding the Trust’s operations and history.

Nicholas Bonn: Mr. Bonn is an experienced business executive with more than 33 years of experience in the investment banking industry.  He is head of the Securities Finance division of State Street, President and Chairman of the Board of State Street Global Markets, LLC, State Street’s U.S. broker/dealer subsidiary, and State Street’s Transition Management team. Mr. Bonn previously served as global head of sales for State Street Global Markets and Securities Finance and has remained a member of State Street’s Sales Council, responsible for strategy and governance for enterprise-wide sales, relationship management and client initiatives. He is a former director of the Boston Stock Exchange and a member of the Institutional Brokerage Committee of the Securities Industry and Financial Markets Association.

The discussion of the experience, qualifications, attributes and skills of Trustees above is provided as required by the federal securities laws and the regulations of the SEC promulgated thereunder, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Trustee Ownership of Securities of the Trust or Adviser

As of December 31, 2012, none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

As of December 31, 2012, none of the Trustees meet the eligibility requirements to purchase shares of the Trust’s Portfolios and consequently no Trustee benefically owned securities of any Portfolio of the Trust.

Trustee Compensation

No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. Alternatively, “Effective January 1, 2012”, the Trust pays each Independent Trustee an annual retainer of $50,000 per year. The Chairman of the Board receives an additional annual fee of $20,000 and the Chairs of each of the Audit Committee and Governance Committee receive an additional annual fee of $5,000. Each Independent Trustee also receives $5,000 for each in-person meeting and $2,000 for each telephonic meeting, and reimbursement for travel and out-of-pocket expenses, if any. For purposes of computing Independent Trustee compensation, an “in-person meeting” refers to a meeting to which all attendees are invited to assemble at a specific physical location. An Independent Trustee is considered to have attended an “in-person meeting” if he attends the meeting with the assistance of an audio/visual system that permits (a) the Independent Trustee to see and hear all of the other attendees at the meeting and (b) all such other attendees to see and hear the Independent Trustee.

The Trust held four regular Board meetings and four Special Telephonic Meetings of the Board of Trustees during the fiscal year ended December 31, 2012.  The aggregate remuneration paid to the Trustees by the Trust for the fiscal year ended December 31, 2012 was $264,000.

The table below shows the compensation that the Trustees received during the Trust’s fiscal year ended December 31, 2012.  As of December 31, 2012, none of the compensation paid to the Trustees is attributable to the MET Portfolio which commenced operations on January 14, 2013.

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Name and Position	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Prime Portfolio Paid to Trustees	Total Compensation from TIAA-CREF Portfolio Paid to Trustees	Total Compensation from MET Portfolio Paid to Trustees
Independent Trustees
Michael Jessee, Trustee	$98,000	$0	$0	$69,508	$28,492	$0
George J. Sullivan, Jr., Trustee	$83,000	$0	$0	$58,877	$24,123	$0
Peter Tufano, Trustee	$83,000	$0	$0	$58,877	$24,123	$0

Interested Trustee
Nicholas Bonn, Trustee	$0	$0	$0	$0	$0	$0

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of importance to the Independent Trustees, the Trust, and the Portfolio’s shareholders and to facilitate compliance with legal and regulatory requirements.  Currently, the Board has an Audit Committee and a Governance Committee.

The Audit Committee is composed of all the Independent Trustees.  The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees.  The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process.  The Audit Committee is also responsible for selecting and retaining the independent registered public accounting firm for the Trust.  The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent registered public accounting firm, including non-audit services performed.  The Audit Committee reviews the qualifications of the independent registered public accounting firm’s key personnel involved in the foregoing activities and monitors the independent registered public accounting firm’s independence.  During the fiscal year ended December 31, 2012, the Audit Committee held two meetings.

The Governance Committee consists of all of the Independent Trustees.  The Governance Committee members confer periodically and hold meetings as required.  The Governance Committee is responsible for nominating for election as Trustees all Trustee candidates.  The Governance Committee will consider nominees to the Board of Trustees recommended by shareholders.  Recommendations should be submitted to the Governance Committee in care of the Secretary of the Trust.  Neither the Governance Committee nor the Independent Trustees as a group will consider those candidates on a preferential basis as opposed to other possible candidates.  The Governance Committee is also responsible for making nominations for membership on the Board’s Audit, Governance and other committees that exist from time to time and reviews assignments to all standing committees at least annually.  The Governance Committee reviews as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized.  The Governance Committee also:  reviews Board governance procedures; reviews the composition of the Board to determine whether it is then appropriate to add individuals with backgrounds or skill sets that may be complimentary or supplemental to those already on the Board; reviews the compensation of Independent Trustees for their service on the Board and its committees and recommends to the Board any appropriate changes to the level or form of such compensation; monitors the performance of Independent Counsel; receives reports of covered persons and of the Trust’s Chief Legal Officer under the Trust’s Sarbanes-Oxley Code of Ethics, considers and recommends to the Board what action to take in the event of a violation of such Code, and consider requests for, and when warranted grant, waivers under such Code.  During the fiscal year ended December 31, 2012, the Governance Committee held three meetings.

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Leadership Structure and Risk Management Oversight

The Board generally selects different individuals as Chairman of the Board and Audit Committee of the Trust and as President of the Trust. Currently, Mr. Jessee, an Independent Trustee of the Trust, serves as Chairman of the Board while Mr. Sullivan, an Independent Trustee of the Trust, serves as Chairman of the Audit Committee. Ms. Needham, President and Director, SSgA Funds Management Inc., serves as President of the Trust. The Board believes that this leadership structure is appropriate, since Ms. Needham provides insight regarding the Trust’s day-to-day management, while Messrs. Jessee and Sullivan provide independent perspective on the Trust’s overall operation.

The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from both the chief compliance officer and administrator for the Trust, detailing the results of the Trust’s compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolio, and applicable provisions of the federal securities laws and Internal Revenue Code. As needed, the Adviser discusses management issues respecting the Trust with the Board, soliciting the Board’s input on many aspects of management, including potential risks to the Fund. The Board’s Audit Committee also receives reports on various aspects of risk that might affect the Trust and offers advice to management, as appropriate. The Trustees also meet in executive session with Board counsel, the independent registered public accounting firm which audits the Trust, counsel to the Trust, the chief compliance officer and representatives of management, as needed. Through these regular reports and interactions, the Board oversees the risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.

Proxy Voting Procedures

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser’s general management of the Portfolio, subject to the Board’s continuing oversight.  A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.

Shareholders may receive information regarding how the Portfolio voted proxies relating to portfolio securities, if any, during the most recent 12-month period ended June 30 (i) by calling (800) 997-7327 or (ii) on the SEC’s website at www.sec.gov.

ITEM 18.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

In connection with State Street’s securities lending program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities.  Such collateral may be invested in Trust shares from time to time.  State Street, however, when acting as agent to a Client Lending Fund or a Third-Party Lending Fund, will pass through to such Client Lending Fund or Third-Party Lending Fund, as beneficial owner, all voting rights to its securities lending clients that have a beneficial interest in the Portfolio.  Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS

As of April 2, 2013, one shareholder of record, through one or more accounts, owned 5% or more of the issued and outstanding shares of the MET Portfolio.

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Name and Address	Percentage

State Street Navigator Securities Lending MET Portfolio

Met Life
c/o Mr. Peter Duffy
501 Boylston Street, 7th floor
Boston, MA 02116	100%

As of April 2, 2013, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.

ITEM 19.  INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust.  The principal service providers for the Portfolio are:

Investment Adviser:	SSgA Funds Management, Inc.
Custodian, Transfer Agent and Administrator:	State Street Bank and Trust Company
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP

ADVISER

SSgA Funds Management, Inc. serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of May 1, 2001, as amended (“Advisory Agreement”), by and between the Adviser and the Trust.  Prior to May 1, 2001, State Street served as the investment adviser to the Portfolios of the Trust pursuant to an Advisory Agreement dated as of March 4, 1996, by and between State Street and the Trust.  State Street is a Massachusetts chartered trust company and a member of the Federal Reserve System.  The Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company.  The Adviser’s mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.  State Street’s mailing address is 4 Copley Place, 5th floor, CPH0326, Boston, MA 02116.

Under the Advisory Agreement, the Adviser directs the Portfolio’s investments in accordance with its investment objectives, policies and limitations.  For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Part A.  No advisory fees were paid by the MET Portfolio for the fiscal year ended December 31, 2012.

The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees on March 7, 2013, and will continue in effect for two years and thereafter from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees, on an annual basis.  The Advisory Agreement may be terminated without penalty by the Adviser upon 90 days’ written notice, or by the Trust on behalf of each Portfolio series upon 60 days’ written notice, and will terminate automatically upon its assignment.

ADMINISTRATOR

State Street (the “Administrator”) serves as the Administrator of the Portfolio pursuant to an Administration Agreement dated as of March 4, 1996, as amended (“Administration Agreement”) by and between State Street and the Trust.  Under the Administration Agreement, the Administrator will, among other things (i) provide the Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memoranda and (iii) provide proxy materials and reports to the Portfolio’s shareholders and the SEC.  For these services, the Trust pays to the Administrator an annual fee based on the average daily net asset value (“NAV”) of the Trust. No administration fees were paid by the MET Portfolio for the fiscal year ended December 31, 2012.

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The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

State Street serves as the custodian (“Custodian”) and transfer agent (“Transfer Agent”) for the Portfolio of the Trust.  State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) serves as the Trust’s independent registered public accounting firm for the Portfolio of the Trust.  PwC is responsible for (i) performing annual audits of the financial statements and financial highlights in accordance with standards of the Public Company Accounting Oversight Board, (ii) reviewing the federal tax returns, and (iii) performing the security counts and related SEC filings required by Rule 17f-2 under the 1940 Act.

ITEM 20.  PORTFOLIO MANAGERS

Not Applicable.

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Portfolio by the Adviser.  There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments.  Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down.  The cost of securities purchased from underwriters includes an underwriting commission or concession.

Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser.  The Advisory Agreement provides, in substance and subject to specific directions from the Trust’s Board of Trustees, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust.  Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions.  Also, in evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or the Adviser (or its affiliates).  The Adviser is authorized to cause the Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.  The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

The Trustees periodically review the Adviser’s performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the prices paid by the Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Portfolio.  Certain services received by the Adviser attributable to a Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a portfolio other than that for which the transaction was effected.  The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.

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ITEM 22.  CAPITAL STOCK AND OTHER SECURITIES

Under its Master Trust Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio.  The Trustees may create additional portfolio series at any time without shareholder approval.  The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any Portfolio series may have separate voting rights or no voting rights.

As of the date of this Statement of Additional Information, the Trust is comprised of the following Portfolio series, each of which commenced operations on the date set forth opposite the Portfolio’s name:

NAME	COMMENCEMENT OF OPERATIONS
State Street Navigator Securities Lending Prime Portfolio	May 15, 1996
State Street Navigator Securities Lending Government Portfolio	*
State Street Navigator Securities Lending Short-Term Bond Portfolio	*
State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio	August 25, 2011
State Street Navigator Securities Lending MET Portfolio	January 14, 2013

* As of the date of this SAI, this Portfolio has not commenced operations.

The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular Portfolio series, must be approved by the holders of a majority of the shares of the Trust or the Portfolio series, respectively.  All other amendments may be effected by the Trust’s Board of Trustees.

The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a Portfolio series and that every written agreement, obligation, or other undertaking of a Portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder.  If any present or past shareholder of any Portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the Portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such Portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability.  Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the Portfolio series itself would be unable to meet its obligations.

The Trust will not have an Annual Meeting of Shareholders.  Special Meetings may be convened (i) by the Board of Trustees (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board of Trustees’ failure to honor the shareholders’ request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

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ITEM 23.  PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

Shares of the MET Portfolio may only be offered to, and be held by, series of the MET Investors Series Trust, Metropolitan Series Fund and Metropolitan Life Insurance Company on behalf of its separate accounts and other investment vehicles or accounts sponsored or serviced by Metropolitan Life Insurance Company or its affiliates that participate in State Street’s securities lending program.

Shares of the MET Portfolio are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended.  Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF FUND SHARES

MET PORTFOLIO.  NAV per share for the shares of the Portfolio is calculated as of 5:00 p.m. Eastern time on each day on which the Federal Reserve Bank of Boston and State Street are open for business.  The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.

It is the policy of the Portfolio to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained.  In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Portfolio uses the amortized cost valuation method to value its portfolio instruments.  This method involves valuing an instrument at its acquisition price and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

The Trustees have established procedures reasonably designed to stabilize the Portfolio’s price per share at $1.00.  These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio’s NAV using market quotations (or an appropriate substitute), and (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation.  The procedures also include maintenance of records of determinations by the Trustees.  The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

ITEM 24.  TAXATION

FEDERAL TAXES

The tax discussion in this document is only a summary of certain United States federal income tax issues generally affecting the Portfolio and its shareholders.  The following assumes any Portfolio shares will be capital assets in the hands of a shareholder.  Circumstances among investors may vary, so shareholders are encouraged to discuss investment in the Portfolio with their tax advisor. The Portfolio intends to qualify each year as a “regulated investment company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  As a RIC, the Portfolio is generally not subject to federal income taxes to the extent it distributes its net investment income and net capital gain (long-term capital gains in excess of short-term capital losses) to shareholders.  The Board intends to distribute each year substantially all of the Portfolio’s net investment income and net capital gain.  It is important that the Portfolio meet these requirements so that any earnings on your investment will not be taxed twice.  If the Portfolio fails to qualify as a RIC for any taxable year, it will be subject to tax as a “C” corporation and may be limited in its ability to qualify as a RIC in the future.

The Portfolio will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (1) 98% of its ordinary income for that year; (2) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (3) certain undistributed

B-19

amounts from the preceding calendar year.  For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such months will be deemed to have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.

Any capital loss incurred on the sale or exchange of Portfolio shares held for six months or less will be treated as a long-term capital loss to the extent of long-term capital gain dividends received with respect to such shares.

As of the date of this document, generally, the maximum stated U.S. federal income tax rate applicable to individuals is 39.6% for ordinary income and 20% for net long-term capital gain.  Long-term capital gain rates applicable to individuals have been temporarily reduced – in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets – for taxable years beginning before January 1, 2013.

If the Portfolio purchases a debt obligation with original issue discount (OID) (generally a debt obligation with an issue price less than its stated principal amount, such as a zero-coupon bond), the Portfolio may be required to annually include in its income a portion of the OID as ordinary income, even though the Portfolio will not receive cash payments for such discount until maturity or disposition of the obligation.  Additionally, the Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less then original issue price or adjusted issue price).  If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

Foreign shareholders should consult their tax advisors as to if and how the U.S. federal income tax and its withholding requirements applies to them.

ITEM 25.  UNDERWRITERS

Not Applicable.

ITEM 26.   CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27.  FINANCIAL STATEMENTS

The audited financial statements for the Portfolio will be available after the Portfolio completes its first fiscal year.

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APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) - LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa - Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa - Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A - Bonds that are rated A are considered upper-medium-grade and are subject to low credit risk.

Baa -  Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba -  Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower - Bonds which are rated B are considered speculative and are subject to high credit risk.  Bonds which are rated Caa are of poor standing and are subject to very high credit risk.  Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.  Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 -  Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations.  Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 -  Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 -  Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”).  S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA -  Bonds rated AAA are highest grade debt obligations.  This rating indicates an extremely strong capacity to pay principal and interest.

AA -  Bonds rated AA also qualify as high-quality obligations.  Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree.

A -  Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB - Bonds rated BBB exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower - Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative

Appendix A-1

characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation.  BB indicates the least degree of speculation and C the highest degree of speculation.  While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D - An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless it is believed that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1- Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2- The capacity for timely payment on issues with this designation is strong.  However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS (“FITCH”). Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA - Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA - Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB - Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative - ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

Appendix A-2

F1.  Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2.  Good short-term credit quality.  Good intrinsic capacity for timely payment of financial commitments.

F3.  Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

B.  Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C.  High short-term default risk.  Default is a real possibility.

D.  Default.  Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

RD. Restricted Default.  Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

Appendix A-3

APPENDIX B

State Street Navigator Securities Lending Trust

Proxy Voting Policy and Procedures

The Board of Trustees of State Street Navigator Securities Lending Trust (the “Trust”) has determined that it is in the best interests of the Trust and its respective series (each, a “Portfolio” and collectively, the “Portfolios”) for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.

I.  Policy

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by the Portfolios to SSgA Funds Management, Inc. (the “Adviser”) as a part of the Adviser’s general management of the Portfolios’ portfolios, subject to the Board’s continuing oversight.  The Board of Trustees of the Trust (the “Board”) hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Portfolio consistent with the duties and procedures set forth below.  The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Portfolios.

II.  Fiduciary Duty

The right to vote a proxy with respect to portfolio securities held by a Portfolio is an asset of such Portfolio.  The Adviser, to which authority to vote on behalf of the Portfolios is delegated, acts as a fiduciary of the Portfolios and must vote proxies in a manner consistent with the best interest of the Portfolios and their shareholders.  In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III.  Procedures

The following are the procedures adopted by the Board for the administration of this policy:

A. Review of Adviser Proxy Voting Procedures.  The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

B. Voting Record Reporting.  The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trust at least annually.  Such voting record information shall be in a form acceptable to the Trust and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trust and the Adviser may agree to from time to time.  With respect to those proxies that the Adviser has identified as involving a conflict of interest1, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

1As it is used in this document, the term “conflict of interest” refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Portfolios which could potentially compromise the principal underwriter’s or Adviser’s independence of judgment and action with respect to the voting of the proxy.

Appendix B-1

C. Record Retention.  The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

D. Conflicts of Interest.  Any actual or potential conflicts of interest between a Portfolio’s principal underwriter or Adviser and the applicable Portfolio’s shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser’s application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser.  In the event that the Adviser notifies the officer(s) of the Trust that a conflict of interest cannot be resolved under the Adviser’s Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trust of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV.  Revocation

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Portfolios is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.  Annual Filing

The Trust shall file an annual report of each proxy voted with respect to portfolio securities of the Portfolios during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI.  Disclosures

A.  The Trust shall include in its registration statement:

1.  A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2.  A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.  The Trust shall include in its annual and semi-annual reports to shareholders:

1.  A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Portfolios is available without charge, upon request, by calling the Trust’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2.  A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

VII.  Review of Policy.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

Appendix B-2

State Street Global Advisors Proxy Voting Policy

Introduction

SSgA Funds Management, Inc. (“SSgA FM”) is a registered investment adviser and a  wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors.  As an investment manager, SSgA FM has discretionary proxy voting authority over most of its client accounts, and SSgA FM votes these proxies in the manner that we believe will most likely protect and promote the long term economic value of client investments and as set forth in the SSgA FM Proxy Voting Guidelines (the “Proxy Voting Guidelines”).

Proxy Voting Procedure

Oversight

The SSgA FM Corporate Governance Team is responsible for implementing the Proxy Voting Guidelines, case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues impacting shareholder value.  The implementation of the Proxy Voting Guidelines is overseen by the SSgA FM Global Proxy Review Committee (“SSgA FM PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in more detail below.  The SSgA FM PRC reports to the SSgA Investment Committee, and may refer certain significant proxy items to that committee.  In addition to voting proxies, SSgA:

1) describes its proxy voting procedures to its clients in Part II of its Form ADV;
2) provides the client with this written proxy policy, upon request;
3) discloses to its clients how they may obtain information on how FM voted the client’s proxies;
4) matches proxies received with holdings as of record date;
5) generally applies its proxy voting policy consistently and keeps records of votes for each client;
6) documents the reason(s) for voting for all non-routine items; and
7) keeps records of such proxy voting available for inspection by the client or governmental agencies.

Oversight of the proxy voting process is ultimately the responsibility of the SSgA Investment Committee.  The SSgA Investment Committee reviews and approves amendments to the Proxy Voting Guidelines.

Proxy Voting Process

SSgA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance, to support our proxy voting process.  SSgA FM utilizes ISS’s services in three ways: (1) as SSgA FM’s proxy voting agent (providing SSgA FM with vote execution and administration services); (2) applying SSgA FM’s Proxy Voting Guidelines; and (3) provides research and analysis relating to general corporate governance issues and specific proxy items.

On most routine proxy voting items (e.g., retention of auditors), ISS will effect the proxy votes in accordance with the Proxy Voting Guidelines and our standing instructions, which the SSgA FM Corporate Governance Team reviews

Appendix C-1

with ISS on an annual basis or on a case-by-case basis as required.  The guidance permits ISS to apply the Proxy Voting Guidelines without consulting us on each proxy and in a manner that is consistent with our investment view.  On matters not directly covered by the Proxy Voting Guidelines, and we conclude there is no likelihood of impacting shareholder value, ISS may effect proxy votes in accordance with its own recommendations.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote consistent with SSgA FM’s investment views and to maximize the value of our client accounts.  In general, the Corporate Governance Team will engage in this additional review for:

(iii)
proxies that involve special circumstances and require additional research and discussion (e.g. a material merger or acquisition, or a material governance issue with the potential to become a significant precedent in corporate governance); and

(iv)
proxies that are not directly addressed by our policies and which are reasonably anticipated to have an impact on the current or potential value of a security or which we do not consider to be routine.

In some instances, the SSgA FM Corporate Governance Team may refer significant issues which are not addressed by our Proxy Voting Guidelines or guidance to ISS to the SSgA FM PRC for a determination of the proxy vote.  In addition, in determining whether to refer a proxy vote to the SSgA FM PRC, the SSgA FM Corporate Governance Team will examine whether there is a material conflict of interest between the interests of our client and those of SSgA FM or its affiliates (as explained in greater detail below under “Conflict of Interest”).  If there is no material conflict, we examine the proposals that involve special circumstances or are not addressed by our policy or guidance in detail in seeking to determine what vote would be in the best interest of our clients (i.e., to maximize the economic value of our clients’ securities).

Conflict of Interest

From time to time, SSgA FM will review a proxy which may present a potential conflict of interest.  In general, we do not believe matters that fall within our Proxy Voting Guidelines and are voted consistently with the Proxy Voting Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity; however, where matters do not fall within our Proxy Voting Guidelines or where we believe that voting in accordance with the Proxy Voting Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest.  Although various relationships could be deemed to give rise to a conflict of interest, SSgA has determined that two categories of relationships present a serious concern to warrant an alternative process:  (1) clients of SSgA FM or its affiliates which are among the top 100 clients of State Street Corporation or its affiliates based upon revenue; and (2) the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).

In circumstances where either (i) the matter does not fall clearly within the Proxy Voting Guidelines or (ii) SSgA FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Director of SSgA FM’s Corporate Governance Team will determine whether a Material Relationship exists.  If so the matter is referred to the SSgA FM PRC.  The SSgA FM PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict.  For example, the SSgA FM PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the SSgA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

Appendix C-2

Engagement

SSgA FM conducts issuer engagement activity to support SSgA FM’s voting principles.  SSgA FM believes engagement with portfolio companies is often the most active and productive way shareholders can exercise their ownership rights, with the goal of increasing shareholder value.  SSgA FM regularly engages with companies to discuss corporate governance issues and to provide insight about the principles and practices that drive our voting decisions.  In our discussions, we highlight the attributes and practices that we believe enhance the quality of corporate governance at companies.  Some engagement topics include takeover defenses, merger transactions, proxy contests, board elections, sustainability issues, executive compensation, equity compensation plans and other topical issues of interest to our clients as shareholders.  Through our discussions, we seek to strengthen the quality of corporate governance with boards and management, which helps protect shareholder value.

The SSgA FM Governance Team is dedicated to providing governance research, analysis, issuer engagement and voting services.  The SSgA FM Governance Team has no fixed set of priorities that dictate engagement practices.  Instead, we view engagement practices as being dependent upon facts and circumstances, while giving consideration to the size of our total position of the issuer and/or the potential negative governance practices, performance profile, and circumstance at hand.

Nature and Form of Engagement

SSgA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSgA FM defines engagement methods:

Reactive

Reactive engagement is initiated by the issuers and typically represents a majority of SSgA FM’s engagement activity.  SSgA FM routinely discusses specific voting issues and items with the issuer community.  These are viewed as an opportunity to address not only voting items, but also a wide range of governance items that impact shareholder value.

Recurring

Recurring engagement takes advantage of SSgA FM’s strong relationships with many of its largest holdings. SSgA FM maintains regular face-to-face meetings with these issuers, allowing SSgA FM to reinforce key tenets of good corporate governance and actively advise these issuers around concerns that SSgA FM feels may impact long-term shareholder value.

Dynamic

Using screening tools designed to capture a mix of SSgA FM’s largest exposures to issuers demonstrating severe negative governance profiles, SSgA FM will actively seek direct dialogue with the board and management. In these cases, the dynamic engagement process represents the most meaningful chance for SSgA FM to protect long-term shareholder value from excessive risk due to governance related risks.

SSgA FM believes active engagement is best conducted individually and directly with company management or board members.  Collaborative engagement, where multiple shareholders communicate with company representatives, such as shareholder conference calls, can serve as a potential forum for issues that are not identified by SSgA FM as requiring active engagement.

When Does SSgA FM Engage Issuers?

SSgA FM uses various methods to monitor its investments to determine which issuers require dynamic engagement. A blend of quantitative and qualitative research and data is used to identify potential engagement opportunities. SSgA FM sources internal and external research and screening tools to support the engagement process.

Appendix C-3

Voting and Engagement
SSgA FM believes engagement and voting activity have a direct relationship. Issuer engagement seeks to address significant shareholder concerns and governance issues.  Logically, successful issuer engagement should reduce the need to vote against management. The integration and exercise of both these rights leads to a meaningful shareholder tool that seeks to achieve enhanced shareholder value on behalf of SSgA FM clients.

Developed and Non-Developed Markets

SSgA FM engagement philosophy applies across all global markets.  We have found the opportunity and effectiveness of engagement activity directly correlates to the level of ownership and voting rights provided by local market laws.  From market to market, engagement activity may take different forms in order to best achieve long term engagement goals.

Engagement in developed markets is a mature process for SSgA FM.  In some cases, engagement activity is institutionalized into local best practices, such as the UK Stewardship Code overseen by Financial Reporting Commission (FRC). In the UK, disclosure standards are high, allowing shareholders simple access to the key components of governance, such as board and by-law structure, remuneration policies and practices, sustainability data and reporting, among others.  Further, shareholder rights are relatively high allowing for SSgA FM to engage on a variety of issues.

In many non-OECD markets we often supplement direct company engagement with participation in shareholder advocacy groups that seek change at a market level.  This type of “top-down” approach should have a positive long-term impact by addressing shortcomings in local market laws on disclosure and shareholder rights.

Summary of Proxy Voting Guidelines

Directors and Boards

The election of directors is one of the most important fiduciary duties SSgA FM performs as a shareholder.  SSgA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment.  As such, SSgA FM seeks to vote director elections, in a way, which we as a fiduciary, believe will maximize the monetary value of each portfolio’s holdings.

The role of the board, in SSgA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders.  A strong and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan, and performs risk oversight and performance assessment of the CEO and management.  In contrast, management implements the business strategy and runs the company’s day-to-day operations.  As part of SSgA FM’s engagement process, SSgA FM routinely discusses the importance of the board with issuers.

SSgA FM believes the quality of a board is a measure of director independence and company governance practices.  In voting to elect nominees, SSgA FM considers many factors.  SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.  A sufficiently independent board will most effectively monitor management, maintain appropriate governance practices, and perform oversight functions necessary to protect shareholder interests.

Accounting and Audit Related Issues

SSgA FM believes audit committees are critical and necessary as part of the board’s risk oversight role.  We expect auditors to provide assurance as of a company’s financial condition.  Having trust in the accuracy of financial statements is important for shareholders to make decisions.  Subsequently, SSgA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

Appendix C-4

SSgA FM believes the audit committee is responsible for appointing, compensating, retaining and overseeing the issuer’s outside audit firm.  In addition, SSgA FM believes the audit committee should approve audit and non-audit services performed by outside audit firms.

Capital Structure, Reorganization and Mergers

Though SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for oversight and input into management decisions that may affect a company’s value.  Altering the capital structure of a company is a critical decision for management, and in making such a critical decision, SSgA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

The organizational structure of a company or proposed modifications to a company, may improve the effectiveness of a company’s operations, thereby enhancing shareholder value.  M&A issues may result in a substantial economic impact to a corporation.  SSgA FM evaluates mergers and acquisitions on a case-by-case basis.  SSgA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders.  In all cases, SSgA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer or reducing the likelihood of a successful offer.  SSgA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholder’s right to vote on reasonable offers.

Compensation

SSgA FM considers the board’s responsibility to include setting the appropriate level of executive compensation.  Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term.

General/Routine

Although SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value.  SSgA FM supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Environmental and Social Issues

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices.  Often, proposals may address concerns with which SSgA FM philosophically agrees, but absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

Appendix C-5

International Statement

SSgA FM reviews proxies of non-US issuers consistent with our Principles and Proxy Voting Guidelines; however, SSgA FM also endeavors to show sensitivity to local market practices when voting non-US proxies. This may lead to contrasting votes as corporate governance standards, disclosure requirements and voting mechanics differ from market to market.  SSgA will vote issues in the context of our Proxy Voting Guidelines, as well as local market standards, where appropriate.

SSgA FM votes in all markets where it is feasible; however, SSgA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, or where issuer-specific special documentation is required or various market or issuer certifications are required.  SSgA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction or when they charge a meeting specific fee in excess of the typical custody service agreement.

SSgA FM Proxy Voting Guidelines

State Street Global Advisors Funds Management (“SSgA FM”) seeks to vote proxies for which it has discretionary authority in the best interests SSgA FM clients.  This means that SSgA FM will make voting decisions in the manner SSgA believes will most likely protect and promote the long term economic value of client accounts.  Absent unusual circumstances or specific client instructions, SSgA FM votes proxies on a particular matter in the same way for all clients, regardless of their investment style or strategies.  SSgA FM takes the view that voting in a manner consistent with maximizing the monetary value of our clients’ holdings will benefit our direct clients (e.g. fund shareholders).

I.  DIRECTOR RELATED ITEMS

Director related proposals concern issues submitted to shareholders that deal with the composition of the board or impact the members of a corporation’s board of directors.  In deciding which director nominee to support, SSgA FM considers numerous factors.

Director Elections

SSgA’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices.  Factors SSgA considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights
•	Board independence
•	Board structure

If a company demonstrates appropriate governance practices, SSgA believes a director should be classified as independent based on the relevant listing standards or local market practice standards.  In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence.  Accordingly, SSgA will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSgA believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

Appendix C-6

•	Is the nominee an employee of or related to an employee of the issuer or its auditor,
•	Does the nominee provides professional services to the issuer,
•	Has the nominee attended an appropriate number of board meetings, or
•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits.  Accordingly, SSgA will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSgA may withhold votes based on the following:

•	CEOs of public companies who sit on more than three public company boards.

•	Nominees who sit on more than six public company boards.

•
SSgA may withhold votes from all director nominees at companies that have ignored a shareholder proposal which received a majority of the shares outstanding at the last annual or special meeting, unless management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s).

•	SSgA may withhold votes from compensation committee members where there is a weak relationship between executive pay and performance over a five-year period.

•	SSgA will withhold votes from audit committee members if non-audit fees exceed 50% of total fees paid to the auditors.

•	SSgA will withhold votes from directors who appear to have been remiss in their duties.

Director Related Proposals

SSgA FM generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, governmental investigation, charges of fraud or other indications of significant concern.

•	Proposals to restore shareholders’ ability to remove directors with or without cause.

•	Proposals that permit shareholders to elect directors to fill board vacancies.

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSgA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected.

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy.

•	Shareholder proposals requiring two candidates per board seat.

Majority Voting

SSgA FM will generally support a majority vote standard based on votes cast for the election of directors.

Appendix C-7

SSgA FM will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSgA FM generally supports the establishment of annual elections of the board of directors.  Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSgA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSgA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, a company’s performance and the overall governance structure of the company.

Proxy Access

SSgA will consider proposals relating to Proxy Access on a case-by-case basis:

SSgA will evaluate the company’s specific circumstances, the impact of the proposal on the target company and its potential effect on shareholder value.

Considerations include but are not limited to the following:
•	The ownership thresholds and holding duration proposed in the resolution;
•	The binding nature of the proposal;
•	The number of directors that shareholders may be nominate each year;
•	Company performance;
•	Company governance structure;
•	Shareholder rights; and
•	Board performance.

Age/Term Limits

Generally, SSgA FM will vote against limits to tenure.

Approve Remuneration of Directors

Generally, SSgA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry.  In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Appendix C-8

Indemnification

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSgA FM generally supports annual elections for the board of directors.  In certain cases, SSgA FM will support a classified board structure, if the board is composed of 80 percent of independent directors, the board’s key committees (auditing, nominating and compensation) are composed of independent directors, and SSgA FM will consider other governance factors, including antitakeover devices.

Confidential Voting

SSgA FM will support confidential voting.

Board Size

SSgA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

II.  AUDIT RELATED ITEMS

Ratifying Auditors and Approving Auditor Compensation

SSgA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive.  SSgA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor.  SSgA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/fax compliance and preparation for purposes of determining whether non-audit fees are excessive.

Appendix C-9

SSgA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.*

Accept Financial Statements Consolidated Financial Statements and Statutory Reports

It is the auditor’s responsibility to provide assurance as of the company’s financial condition.  Accordingly, in the absence of pending litigation, governmental investigation, charges of fraud or other indicia of significant concern, SSgA FM will accept the financial statement, allocation of income and/or statutory report.

III.  CAPITAL STRUCTURE

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company.  The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend.  Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported.  In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares.  However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.).  All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSgA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSgA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for U.S. firms and plus 100% of current authorized stock for international firms.

When applying the thresholds, SSgA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

SSgA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSgA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSgA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

However, SSgA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Preemptive Rights and Non-Preemptive Rights

* Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

Appendix C-10

In general, SSgA FM supports issuance authority requests up to 100% of current share capital with preemptive rights.  Requests for the authority to remove preemptive rights will be supported for share issuances that are less than a certain percentage (ranging from 5-20%, based on market practice) of the outstanding shares, unless even such a small amount could have a material dilutive effect on existing shareholders (e.g. illiquid markets).

For Hong Kong, SSgA FM does not support issuances that do not place limits on discounts or do not provide the authority to refresh the share issuance amounts without prior shareholder approval.

Unequal Voting Rights

SSgA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights.  In addition, SSgA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSgA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Dividends and Share Repurchase Programs

SSgA FM generally supports dividend payouts that are greater than or equal to country and industry standards; we generally support a dividend which constitutes 30% or more of net income.  SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position.

Generally, SSgA FM votes for the authorization of share repurchase programs, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase.

IV.  MERGERS AND ACQUISITIONS

Mergers and the reorganization structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.  Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported.  In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium

•	Strategic rationale

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest

•	Offers made at a premium and where there are no other higher bidders

•	Offers in which the secondary market price is substantially lower than the net asset value

SSgA FM may vote against a transaction considering the following:

Appendix C-11

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders

•	At the time of voting, the current market price of the security exceeds the bid price

V.  ANTI-TAKEOVER MEASURES

Typically, proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision are deemed to have an antitakeover effect.  The majority of these proposals deal with management's attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders' rights or have the effect of entrenching incumbent management will not be supported.  Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSgA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSgA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSgA FM will support the adoption or renewal of a non-US issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSgA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers  (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSgA will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their by-laws if:

-	The company also does not allow shareholders to act by written consent, OR
-	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSgA will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their by-laws if:

Appendix C-12

-	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSgA will vote for management proposals related to special meetings.

Written Consent

SSgA will vote for shareholder proposals on written consent at companies if:

-	The company does not have provisions in their by-laws giving shareholders the right to call for a special meeting, OR
-	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares, AND
-	The company has a poor governance profile.

SSgA will vote management proposals on written consent on a case-by-case basis.

Super-Majority

SSgA FM will generally vote against amendments to by-laws requiring super-majority shareholder votes to pass or repeal certain provisions.  SSgA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

VI.  REMUNERATION

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSgA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

SSgA FM supports an annual advisory vote on executive compensation.

Approve Remuneration Report

SSgA FM will generally support remuneration reports that are judged to be in-line with local market practices.  SSgA FM will generally vote against the approval of the remuneration report if the company fails to disclose information regarding any element of CEO remuneration including but not limited to, base salary, annual bonuses, and special bonuses relative to market practice.

If the company’s schemes allows for retesting of performance criteria over extended time period or for retesting if the original performance criteria was not met during the initial time period, SSgA FM may vote against the remuneration report.

Appendix C-13

Employee Equity Award Plans

SSgA FM considers numerous criteria when examining equity award proposals. Generally, SSgA FM does not vote against plans for lack of performance or vesting criteria.  Rather, the main criteria that will result in a vote against an equity award plans plans are:

Excessive voting power dilution: To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count.  SSgA reviews that number in light of certain factors, including the industry of the issuer.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible

•	The period of time covered by the plan

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control;

•	Excessive compensation (i.e. compensation plans which are deemed by SSgA FM to be overly dilutive).

Historical option grants: Excessive historical option grants over the past three years.  Plans that provide for historical grant patterns of greater than eight to twelve percent are generally not supported.

Repricing: SSgA FM will vote against any plan where repricing is expressly permitted.  If a company has a history of repricing underwater options, the plan will not be supported.

Share Repurchases: If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) do not disclose a definitive number of the shares to be bought back and, (iii) the time frame during which the shares will be bought back will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments: If a plan would not normally meet SSgA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSgA FM will support the proposal to amend the plan.

Employee Stock Option Plans

SSgA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value.  However, SSgA FM takes market practice into consideration.

Appendix C-14

Compensation Related Items

SSgA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

SSgA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors

VII.  MISCELLANEOUS/ROUTINE ITEMS

SSgA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate

•	Opting out of business combination provision

•	Proposals that remove restrictions on the right of shareholders to act independently of management

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved

•	Shareholder proposals to put option repricings to a shareholder vote

•
General updating of or corrective amendments to charter and by-laws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment)

•	Change in corporation name

•	Mandates that amendments to bylaws or charters have shareholder approval

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable

•	Repeals, prohibitions or adoption of anti-greenmail provisions

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduce and proposals to implement a reverse stock split to avoid delisting

•	Exclusive forum provisions

SSgA FM generally does not support the following miscellaneous/routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable

•	Proposals to approve other business when it appears as voting item

•	Proposals giving the board exclusive authority to amend the bylaws

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal

Appendix C-15

VIII.  ENVIRONMENTAL AND SOCIAL ISSUES

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices. Where it appears there is a potential effect on shareholder or economic value of a company that is related to a specific environmental or social issue, SSgA FM evaluates the shareholder proposal addressing the issue on a case-by-case basis.  Absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

Record Keeping

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM’s office:

1) FM’s Proxy Voting Policy and any additional procedures created pursuant to such Policy;
2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);
3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);
4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and
5) a copy of each written request from a client, and response to the client, for information on how FM voted the client’s proxies.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSgA FM relationship manager.

Appendix C-16

PART C

ITEM 28. EXHIBITS

(a)	(1)	Master Trust Agreement (Agreement and Declaration of Trust), effective as of June 15, 1995, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

(2)	Amendment No. 1, dated February 26, 1996, to the Master Trust Agreement, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

(3)	Amendment No. 2, dated September 5, 1997, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(4)	Amendment No. 3, dated March 1, 1999, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(5)	Amendment No. 4, dated May 9, 1999, to the Master Trust Agreement by reference to Post-Effective Amendment No. 15 on Form N-1A filed on April 29, 2008.

(6)	Amendment No. 5, dated April 9, 2009, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(7)	Amendment No. 6, dated May 26, 2010, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(8)	Amendment No. 7, dated May 26, 2011, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(9)	Amendment No. 8, dated September 5, 2012, to the Master Trust Agreement is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(10)	Amendment No. 9, dated September 5, 2012, to the Master Trust Agreement is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(b)	(1)	By-Laws are incorporated by reference to the Registration Statement filed on June 20, 1996.

(b)	(2)	Amended and Restated By-Laws are incorporated by reference to the Registration Statement filed on April 28, 2006.

(c)	None.

(d)	(1)
Investment Advisory Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(2)
Investment Advisory Agreement between State Street Navigator Securities Lending Trust and SSgA Funds Management, Inc. is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

(3)
Amendment No. 1 dated April 9, 2009 to the Investment Advisory Agreement between SSgA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(4)
Amendment No. 2 dated May 26, 2010 to the Investment Advisory Agreement between SSgA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(5)
Amendment No. 3 dated May 26, 2011 to the Investment Advisory Agreement between SSgA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

C-1

(6)
Amendment No. 4 dated May 26, 2011 to the Investment Advisory Agreement between SSgA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(7)
Amendment No. 5 dated September 5, 2012 to the Investment Advisory Agreement between SSgA Funds Management, Inc. and State Street Navigator Securities Lending Trust is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(e)	Not Applicable.

(f)	Not Applicable.

(g)	(1)	Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(2)
Amendment to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

(3)
Additional Funds letter dated April 9, 2009 to the Custodian Agreement between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(4)
Notice of termination of PSF Portfolio series with respect to the Custodian Agreement dated May 26, 2010 between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(5)
Additional Funds later dated May 26, 2011 to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(6)
Second Amendment to the Custodian Agreement dated May 26, 2011 between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(7)	Additional Funds later dated September 5, 2012 to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is filed herewith.

(h)	(1)
Transfer Agency Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(h)	(1)	(a)
Services Amendment to the Transfer Agency Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust dated March 23, 2004 by reference to Post-Effective Amendment No. 15 on Form N-1A filed on April 29, 2008.

(h)	(1)	(b)
Amendment to Transfer Agency and Service Agreement dated April 9, 2009 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(h)	(1)	(c)
Amendment No. 2 to Transfer Agency and Service Agreement dated May 26, 2010 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(h)	(1)	(d)
Amendment No. 3 to Transfer Agency and Service Agreement dated May 26, 2011 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

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(h)	(1)	(e)
Amendment No. 4 to Transfer Agency and Service Agreement dated May 26, 2011 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(h)	(1)	(f)	Amendment No. 5 to Transfer Agency and Service Agreement dated September 5, 2012 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust is filed herewith.

(2)
Administration Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(2)	(a)
Amendment to Administration Agreement dated April 9, 2009 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(2)	(b)
Amendment No. 2 to Administration Agreement dated May 26, 2010 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(2)	(c)
Amendment No. 3 to Administration Agreement dated September 1, 2010 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(2)	(d)
Amendment No. 4 to Administration Agreement dated May 26, 2011 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(2)	(e)
Amendment No. 5 to Administration Agreement dated May 26, 2011 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(2)	(e)
Amendment No. 6 to Administration Agreement dated September 5, 2012 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(3)	Powers of attorney are incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm is filed herewith.

(k)	Not Applicable.

(l)	None.

(m)	Not Applicable.

(n)	Not Applicable.

(p)	The Registrant is a money market Fund and is not required to adopt a code of ethics required by Rule 17j-1 under the Investment Company Act of 1940, as amended.

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ITEM 29.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees.  It does not have any subsidiaries.

ITEM 30.  INDEMNIFICATION

Under Article VI of the Registrant’s Master Trust Agreement, the Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (such conduct referred to hereafter as “Disabling Conduct”).  A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in section 2(a) (19) of the Investment Company Act of 1940, as amended (the “1940 Act”), nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to Trustees, officers, underwriters and controlling persons of the Registrant, pursuant to Article VI of the Registrant’s Master Trust Agreement, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

See “Management of the Trust” in Part B.  Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32.  PRINCIPAL UNDERWRITERS

Not Applicable.

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ITEM 33.  LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

SSgA Funds Management, Inc. (Investment Adviser)
State Street Financial Center
One Lincoln Street
Boston, MA 02111

State Street Bank and Trust Company (Administrator, Custodian and Transfer Agent)
4 Copley Place, 5th Floor, CPH 0326
Boston, Massachusetts 02116.

ITEM 34.  MANAGEMENT SERVICES

None.

ITEM 35.  UNDERTAKINGS

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, State Street Navigator Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 26th day of April 2013.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By:	/s/Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer)

By:	/s/ Laura F. Dell
Laura F. Dell
Treasurer (Principal Accounting Officer)

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EXHIBIT LIST
Item No.	Exhibit
Exhibit (g)(7)	Additional Funds later dated September 5, 2012 to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company
Exhibit (h)(1)(f)	Amendment No. 5 to Transfer Agency and Service Agreement dated September 5, 2012 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust
Exhibit (j)	Consent of Independent Registered Public Accounting Firm

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